Exhibit 10.11

                                  STANDARD FORM

                       APPLEBEE'S NEIGHBORHOOD GRILL & BAR

                              DEVELOPMENT AGREEMENT





                            MARCUS RESTAURANTS, INC.


                                  APRIL 8, 1994


                    A PORTION OF THE CHICAGO, ILLINOIS A.D.I.

                                TABLE OF CONTENTS

   RECITALS  . . . . . . . . . . . . . . . . . . . . . . .       1

      1. GRANT OF DEVELOPMENT RIGHTS   . . . . . . . . . .       2
      2. INITIAL DEVELOPMENT SCHEDULE  . . . . . . . . . .       2
      3. SUBSEQUENT DEVELOPMENT SCHEDULE;
         DEVELOPMENT OBLIGATIONS GENERALLY   . . . . . . .       4
      4. FRANCHISE FEE AND ROYALTY RATE  . . . . . . . . .       5
      5. SITE APPROVALS:  PLANS AND SPECIFICATIONS   . . .       7
      6. FEES AND FRANCHISE AGREEMENTS   . . . . . . . . .       8
      7. DEVELOPER ORGANIZATION, AUTHORITY,
         FINANCIAL CONDITION AND SHAREHOLDERS  . . . . . .       8
      8. TRANSFER  . . . . . . . . . . . . . . . . . . . .      10
      9. TERMINATION   . . . . . . . . . . . . . . . . . .      13
     10. PREREQUISITES TO OBTAINING FRANCHISES
         FOR INDIVIDUAL RESTAURANT UNITS   . . . . . . . .      15
     11. RESTRICTIONS  . . . . . . . . . . . . . . . . . .      16
     12. DEVELOPMENT PROCEDURES  . . . . . . . . . . . . .      18
     13. NO WAIVER OF DEFAULT  . . . . . . . . . . . . . .      19
     14. FORCE MAJEURE   . . . . . . . . . . . . . . . . .      19
     15. CONSTRUCTION, SEVERABILITY, GOVERNING
         LAW AND JURISDICTION  . . . . . . . . . . . . . .      20
     16. MISCELLANEOUS   . . . . . . . . . . . . . . . . .      21

   SCHEDULE 1: RESTAURANT LOCATIONS FOR WHICH FRANCHISE
               AGREEMENTS HAVE BEEN PREVIOUSLY ISSUED

   APPENDIX A: TERRITORY

   APPENDIX B: FORM OF FRANCHISE AGREEMENT

   APPENDIX C: STATEMENT OF OWNERSHIP INTERESTS

   APPENDIX D: REVIEW AND CONSENT WITH RESPECT TO TRANSFERS

   APPENDIX E: CONFIDENTIALITY AGREEMENT AND COVENANT NOT
               TO COMPETE

   APPENDIX F: CONFIDENTIALITY AGREEMENT

   APPENDIX G: EXISTING COMPETITIVE RESTAURANTS

                       APPLEBEE'S NEIGHBORHOOD GRILL & BAR
                              DEVELOPMENT AGREEMENT

   This Agreement is made this ________ day of _____________________,
   19_____, by and between APPLEBEE'S INTERNATIONAL, INC., a Delaware corporation ("FRANCHISOR"), MARCUS RESTAURANTS, INC., a Wisconsin
   corporation ("DEVELOPER") and                      N/A
   (collectively, the "PRINCIPAL SHAREHOLDERS" and, individually, a "PRINCIPAL SHAREHOLDER" of Developer).


   WITNESSETH:

                                    RECITALS

       A. Franchisor has acquired rights to develop and operate a unique system of restaurants which specialize in the sale of high quality, moderately priced food and alcoholic beverages in an attractive, casual setting, which include proprietary rights in certain valuable trade names, service marks and trademarks, including the service mark Applebee's Neighborhood Grill & Bar and variations of such mark, designs, decor and color schemes for restaurant premises, signs, equipment, procedures and formulae for preparing food and beverage products, specifications for certain food and beverage products, inventory methods, operating methods, financial control concepts, a training facility and teaching techniques (the "System").

       B. Franchisor has determined to establish, through its own development and operation, and through the granting of franchises, a chain of Applebee's Neighborhood Grill & Bar restaurants which are distinctive; which are similar in appearance, design and decor; and which are uniform in operation and product consistency.

       C. The value of Franchisor's trade names, service marks and trademarks is based upon: (1) the maintenance of uniform high quality standards in connection with the preparation and sale of Franchisor-approved food and beverage products, (2) the uniform high standards of appearance of the individual restaurant units in the System,
   (3) the use of distinctive trademarks, service marks, building designs and advertising signs representing a uniformly high quality of product and services, and (4) the assumption by Franchisor and its franchisees of the obligation to maintain and enhance the goodwill and public acceptance of the System (and of Franchisor's trade names, service marks and trademarks) by strict adherence to the high standards required by Franchisor.

       D. Developer desires to obtain the exclusive right to develop restaurant units franchised by Franchisor within the geographic area specified in Appendix A hereto ("Territory"), for the period specified in Subsection 1.1, pursuant to the terms, conditions and provisions which are set forth in this Agreement.

   NOW, THEREFORE, in consideration of Franchisor granting to Developer the exclusive right to develop restaurant units franchised by Franchisor which employ the System ("Restaurants") in the Territory for such period, and in consideration of the mutual obligations which are provided for herein, it is hereby agreed as follows:


   1.  GRANT OF DEVELOPMENT RIGHTS

       1.1 Franchisor grants Developer the exclusive right to develop Restaurants only in the Territory for a period commencing on the date hereof and expiring on November 27, 2009, unless sooner terminated as hereinafter provided. Developer has no rights under this Agreement to develop Restaurants outside of the Territory.

       1.2 During the term of this Agreement, Franchisor shall not operate a restaurant utilizing the System or license any other person to operate a restaurant utilizing the System in the Territory.

       1.3 After this Agreement expires or is terminated, Franchisor shall have the complete and unrestricted right to operate or license other persons to operate a restaurant utilizing the System in the Territory.


   2.  INITIAL DEVELOPMENT SCHEDULE

       2.1 Developer shall develop a total of ten (10)* Restaurants franchised by Franchisor in the Territory during the period commencing on the date hereof and expiring on December 31, 1997, in accordance with the following development schedule:

        *This figure does not include eight (8) Restaurants located in the Territory for which franchise agreements have been previously issued, the locations of said Restaurants being more specifically described on
   Schedule 1, attached hereto and incorporated herein by reference.

            (a) During the first Initial Development Period under this Agreement, Developer shall develop at least two (2) Restaurants within the Territory, each of which shall be open for operation and doing business on December 31, 1994 (the end of the first Initial Development Period under this Agreement).

            (b) During the second Initial Development Period under this Agreement, Developer shall develop the number of Restaurants within the Territory necessary to result in the existence of three (3) such Restaurants developed by Developer which are open for operation and doing business on June 30, 1995 (the end of the second Initial Development Period under this Agreement).

            (c) During the third Initial Development Period under this Agreement, Developer shall develop the number of Restaurants within the Territory necessary to result in the existence of four (4) such Restaurants developed by Developer which are open for operation and doing business on September 30, 1995 (the end of the third Initial Development Period under this Agreement).

            (d) During the fourth Initial Development Period under this Agreement, Developer shall develop the number of Restaurants within the Territory necessary to result in the existence of five (5) such Restaurants developed by Developer which are open for operation and doing business on December 31, 1995 (the end of the fourth Initial Development Period under this Agreement).

            (e) During the fifth Initial Development Period under this Agreement, Developer shall develop the number of Restaurants within the Territory necessary to result in the existence of six (6) such Restaurants developed by Developer which are open for operation and doing business on June 30, 1996 (the end of the fifth Initial Development Period under this Agreement).

            (f) During the sixth Initial Development Period under this Agreement, Developer shall develop the number of Restaurants within the Territory necessary to result in the existence of seven (7) such Restaurants developed by Developer which are open for operation and doing business on September 30, 1996 (the end of the sixth Initial Development Period under this Agreement).

            (g) During the seventh Initial Development Period under this Agreement, Developer shall develop the number of Restaurants within the Territory necessary to result in the existence of eight (8) such Restaurants developed by Developer which are open for operation and doing business on December 31, 1996 (the end of the seventh Initial Development Period under this Agreement).

            (h) During the eighth Initial Development Period under this Agreement, Developer shall develop the number of Restaurants within the Territory necessary to result in the existence of nine (9) such Restaurants developed by Developer which are open for operation and doing business on June 30, 1997 (the end of the eighth Initial Development Period under this Agreement).

            (i) During the ninth Initial Development Period under this Agreement, Developer shall develop the number of Restaurants within the Territory necessary to result in the existence of ten (10) such Restaurants developed by Developer which are open for operation and doing business on December 31, 1997 (the end of the ninth Initial Development Period under this Agreement).

   Each of the periods specified in Subparagraphs (a) through (i) hereof is sometimes referred to hereinafter as an "Initial Development Period."

       2.2 During any Initial Development Period, subject to the provisions of this Agreement, Developer is free to develop more than the total minimum number of Restaurants which Developer is required to develop during that Initial Development Period. Any such Restaurants developed, open for operation and doing business during an Initial Development Period in excess of the minimum number required to be developed during that Initial Development Period shall be applied to satisfy Developer's development obligation during the next succeeding Initial Development Period or next succeeding Subsequent Development Period (as defined in Section 3 hereof), if any, as the case may be. Notwithstanding the above, Developer shall not develop more than the total number Restaurants approved by Franchisor for development under this Agreement.

       2.3 Strict compliance with the development schedule specified in Subsection 2.1 hereof is of the essence of this Agreement. If Developer fails to fulfill its specified development obligation with respect to any of the Initial Development Periods specified in Subsection 2.1 hereof, this Agreement shall terminate sixty (60) days after the end of the Initial Development Period in question, unless by the end of such sixty (60) day period Developer has fulfilled the development obligation relating to such Initial Development Period.


   3.  SUBSEQUENT DEVELOPMENT SCHEDULE; DEVELOPMENT
       OBLIGATIONS GENERALLY

       3.1 During the period commencing on January 1, 1998 and expiring on November 27, 2009, Developer shall develop and open for business in the Territory, from time to time in accordance with the development schedule established under Subsection 3.2, that number of additional Restaurants as is required to achieve at the end of such period a total number of Restaurants open for business within the Territory which, after including the Restaurants developed during the Initial Development Periods, would be equal to (a) one (1) Restaurant for every twenty-five thousand (25,000) households within the Territory having an income of twenty-five thousand dollars ($25,000) or more, or (b) one (1) Restaurant for every seventy-five thousand (75,000) individuals within the Territory who are between the ages of twenty (20) and forty-nine (49) years old, whichever computation results in a lesser number of Restaurants.

       3.2     (a)    Each consecutive twelve (12) month period, commencing
   with the period beginning on January 1, 1998, is hereafter referred to as a "Subsequent Development Period." Each period consisting of two (2) consecutive Subsequent Development Periods, commencing with the period beginning on January 1, 1998, is hereinafter referred to as a "Calculation Period."

            (b) Franchisor and Developer shall agree in writing on or before the commencement of each Calculation Period on the number of Restaurants which Developer must develop, each of which shall be open for operation and doing business, during each of the two (2) Subsequent Development Periods included in such Calculation Period; provided that such agreement is subject to the following minimum and maximum development requirements: (i) Minimum development requirements: Developer hereby agrees to develop during each Subsequent Development Period at least that number of Restaurants, each of which shall be open for operation and doing business, which will be equal to one-third (1/3) of the total number of Restaurants (rounded to the nearest whole number) which were required to be developed by Developer during all prior Initial Development and Calculation Periods; and (ii) Maximum development requirements:
   Notwithstanding the minimum development requirements, Developer shall not be required to develop during any Subsequent Development Period more than that number of Restaurants which, when added to the number of Restaurants which were required to be developed by Developer during all prior Initial Development and Calculation Periods, would exceed the number of Restaurants prescribed by the formula set forth in Subsection 3.1, if such formula had been applied to determine the total number of Restaurants required to service the Territory immediately prior to the Calculation Period in question. No later than sixty (60) days prior to the commencement of each Calculation Period, Franchisor shall provide Developer with census data necessary for Developer to ascertain, for purposes of the maximum development requirements, the number of Restaurants which would be required in the Territory by application of the formula. Franchisor shall use census figures provided by National Decision Systems, or such other generally recognized demographic service as Developer and Franchisor shall reasonably designate.

       3.3 Strict compliance with the development schedule established in accordance with Subsection 3.2 hereof is of the essence of this Agreement. If Developer shall fail to fulfill its specified development obligation with respect to any Subsequent Development Period, this Agreement shall automatically terminate sixty (60) days after the end of the Subsequent Development Period in question, unless by the end of such sixty (60) day period Developer has fulfilled the development obligation relating to such Subsequent Development Period.

       3.4 If, during the term of this Agreement, (a) Developer transfers or disposes of any Restaurant developed hereunder in accordance with the provisions hereof, or for any other reason ceases to operate any Restaurant developed hereunder, and (b) after such transfer or other cessation of operation the premises no longer are utilized for the operation of a Restaurant, Developer's development obligation in the Initial or Subsequent Development Period in which such transfer or other cessation of operations occurred shall increase, subject to the general limitations on Developer's development obligations set forth in Section 2 and Section 3, by the number of Restaurants which Developer so transferred, disposed of or which otherwise ceased to operate.

       3.5 Franchisor represents that it is the sole owner of the service mark Applebee's Neighborhood Grill & Bar. If Franchisor determines that a third person has rights under the law of any state with respect to such mark which precludes Developer from fulfilling any portion of its development obligations pursuant to this Agreement, Franchisor and Developer shall negotiate in good faith for a revision of those development obligations, a redefinition of the Territory, or such other modifications of this Agreement as may be reasonable in the circumstances.


   4.  FRANCHISE FEE AND ROYALTY RATE

       4.1 Developer shall pay Franchisor a franchise fee of $35,000 with respect to each Restaurant which is developed pursuant to this Agreement during the Initial Development Periods. Thereafter, Developer shall pay Franchisor a franchise fee in an amount which is equal to the amount of the franchise fee then in effect at the time of the issuance of the franchise agreement for each additional restaurant to be opened during any Subsequent Development Period. The amount of the franchise fee shall be set forth in the franchise offering circular received by the Developer from Franchisor immediately preceding the issuance of such franchise agreement. Simultaneously with the execution of this Agreement, Developer shall pay to Franchisor, by certified check, the amount of $35,000 ("Franchise Fee Deposit"). Said Franchise Fee Deposit shall be equal to the greater of (a) the franchise fee for one of the Restaurants to be developed during the Initial Development Periods, or (b) ten percent (10%) of the entire franchise fees covering the ten (10) Restaurants to be developed during the first nine (9) Initial Development Periods pursuant to this Agreement (as reduced by a credit of $6,000 based on Developer's prior payment, if so paid, of a non-refundable $6,000 application fee). The remaining balance of the franchise fees for each of the Restaurants to be developed during the nine (9) Initial Development Periods shall be paid by certified check as follows: one-half (1/2) of the balance shall be paid upon signing a franchise agreement for that Restaurant and the remaining balance shall be paid fourteen (14) days prior to the scheduled opening of the Restaurant. The Franchise Fee Deposit shall be proportionately allocated to the franchise fee due with respect to each Restaurant to which it applies. The franchise fee with respect to each Restaurant to be developed during a Subsequent Development Period or with respect to any additional Restaurants developed during the Initial Development Periods shall be paid by certified check in the same manner.

       4.2 Except as provided in this Subsection 4.2 and in Subsection 19.1 of the form of franchise agreement which is attached hereto as Appendix B, Developer shall have no right to recover from Franchisor, directly or indirectly, any of the franchise fees which are prepaid pursuant to Subsection 4.1 hereof. If Developer's failure to develop the total number of Restaurants specified in Subsection 2.1 of this Agreement is the result of the assertion of rights by a third party as described in Subsection 3.5 hereof, those prepaid franchise fees which relate to the Restaurants which cannot be so developed shall be refunded to Developer in cash.

       4.3 As partial consideration for the rights granted to Developer pursuant to the franchise agreements covering the Restaurants which Developer develops hereunder, Developer (as franchisee under each such franchise agreement) shall pay Franchisor a monthly royalty fee as determined by Franchisor, not to exceed five percent (5%) of each calendar month's gross sales (as that term is defined in the form of franchise agreement which is attached hereto as Appendix B).

       4.4 Pursuant to its obligations hereunder and under the applicable franchise agreements, Franchisor will make various expenditures in connection with the development of prospective Restaurant sites by Developer, including expenditures for travel, lodging, meals, obtaining of information about prospective sites, demographic information, traffic counts, and inquiries into local laws and ordinances. Developer shall promptly notify Franchisor of a decision to cease development of a prospective Restaurant site. In the event that Developer fails to open a restaurant at any such site, in lieu of the payment of the franchise fee therefor, Franchisor in its sole discretion may require Developer to reimburse Franchisor for Franchisor's expenditures with respect to that site. In such event, Franchisor shall provide Developer with an itemized list of Franchisor's expenditures with respect to that site within thirty (30) business days after Franchisor receives notice that Developer no longer intends to develop a Restaurant at that site, and Developer shall reimburse Franchisor for such costs within thirty (30) days after receiving such list.


   5.  SITE APPROVALS:  PLANS AND SPECIFICATIONS

       5.1 Developer assumes all cost, liability, expense and responsibility for locating, obtaining, financing and developing sites for Restaurants, and for constructing and equipping Restaurants at such sites. To assist Developer in the site selection process, Franchisor will provide Developer with certain demographic information regarding the site, will conduct an on-site inspection and will review any lease or contract under negotiation for the prospective site, such services to be provided to Developer at no additional cost. The development of a Restaurant at any site must be approved by Franchisor in accordance with its then-existing site approval procedure. In connection with a request for approval of a proposed site for a Restaurant, Franchisee shall provide a related contract of sale or lease agreement and such other information and material as the Franchisor may reasonably require. Franchisor's approval of a prospective Restaurant site shall not be unreasonably withheld. Franchisor shall notify Developer whether it approves a proposed site and the related contract of sale or lease agreement within thirty (30) business days of receiving Developer's request for approval. Failure of Franchisor to so notify Developer within such thirty (30) business day period shall be deemed to be an approval of such site and the related contract of sale or lease agreement. Developer acknowledges that Franchisor's approval of a prospective site for a Restaurant does not constitute a representation, promise or guarantee by Franchisor that a Restaurant operated at that site will be profitable or otherwise successful. Developer shall not make any binding commitment to a prospective vendor or lessor of real estate with respect to a site for a Restaurant unless Franchisor has approved that site in accordance with Franchisor's then-existing site approval procedure. After Franchisor has approved a site for a Restaurant, Franchisee shall provide Franchisor with a copy of the executed contract of sale or lease, as applicable, relating to the site within a reasonable period of time.

       5.2 For each Restaurant which Developer develops pursuant to this Agreement, Franchisor will make available to Developer Franchisor's specifications for a typical Restaurant. Developer will obtain architectural and engineering services independently and at its own expense. Franchisor shall have the right to review all such architectural and/or engineering plans which Developer obtains and to prohibit the implementation of any plan, or part thereof, which Franchisor, in its sole and absolute discretion, believes is not consistent with the best interests of the System. In the event that Franchisor desires to prohibit the implementation of any such plan, or part thereof, Franchisor shall so notify Developer within thirty (30) business days of receiving such architectural and/or engineering plans for review. Failure of Franchisor to so notify Developer within such thirty (30) business day period shall be deemed to be an approval of such plans. In the event Franchisor does object to any such plan, Franchisor shall provide Developer with a reasonable detailed list of changes necessary to make such plans acceptable to Franchisor. Franchisor shall, upon resubmission of such plans, with such changes as Developer has prepared, notify Developer within fifteen (15) business days of receiving such plans whether they are acceptable. Failure to so notify Developer within such fifteen (15) business day period shall be deemed to be an approval of such amended plans.

       5.3 If Developer acquires a leasehold interest in a site, that leasehold interest shall be for a term which is at least as long as the term of the form of franchise agreement which is attached hereto as Appendix B, and the lease shall provide that if the applicable franchise agreement is terminated prior to the expiration of that term for whatever reason, Developer may assign the lease to Franchisor without the lessor having any right to impose conditions on such assignment or to obtain any payment in connection therewith.


   6.  FEES AND FRANCHISE AGREEMENTS

       Not later than ninety (90) days prior to the scheduled opening of any Restaurant which has been developed pursuant to this Agreement, Developer shall deliver to Franchisor an executed franchise agreement substantially in the form which is attached hereto as Appendix B, provided however, that the franchise agreement which Developer executes shall require the payment of a franchise fee in the amount described in Subsection 4.1, royalty fees as described in Subsection 4.3, and advertising payments at the rates then established by Franchisor with respect to new Restaurants, except that in no event shall such rates exceed five percent (5%) of a Restaurant's gross sales (as defined in Subsection 9.3 of the form of a franchise agreement which is attached hereto as Appendix B).


   7.  DEVELOPER ORGANIZATION, AUTHORITY, FINANCIAL
       CONDITION AND SHAREHOLDERS

       7.1 Developer and each Principal Shareholder represent and warrant that: (a) Developer is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation;
   (b) Developer is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction in which its business activities or the nature of the properties owned by it requires such qualification; (c) the execution and delivery of this Agreement and the transactions contemplated hereby are within Developer's corporate power; (d) the execution and delivery of this Agreement have been duly authorized by the Developer; (e) the articles of incorporation and by-laws of Developer delivered to Franchisor are true, complete and correct, and there have been no changes therein since the date thereof; (f) the certified copies of the minutes electing the officers of Developer and authorizing the execution and delivery of this Agreement are true, correct and complete, and there have been no changes therein since the date(s) thereof; (g) the specimen stock certificate delivered to Franchisor is a true specimen of Developer's stock certificate; (h) the financial statement of Developer and financial statements of its Principal Shareholders, heretofore delivered to Franchisor, are true, complete and correct, and fairly present the financial positions of Developer and each Principal Shareholder, respectively, as of the date thereof; (i) such financial statements have been prepared in accordance with generally accepted accounting principles; and (j) there have been no materially adverse changes in the condition, assets or liabilities of Developer or Principal Shareholders since the date or dates thereof.

       7.2 Developer and each Principal Shareholder covenant that during the term of this Agreement: (a) Developer shall do or cause to be done all things necessary to preserve and keep in full force its corporate existence and shall be in good standing as a foreign corporation in each jurisdiction in which its business activities or the nature of the properties owned by it requires such qualification; (b) Developer shall have the corporate authority to carry out the terms of this Agreement; and
   (c) Developer shall print, in a conspicuous fashion on all certificates representing shares of its stock when issued, a legend referring to this Agreement and the restrictions on and obligations of Developer and Principal Shareholders hereunder, including the restrictions on transfer of Developer's shares.

       7.3 Prior to development of the first Restaurant pursuant to this Agreement, Developer shall maintain an average monthly balance of five hundred thousand dollars ($500,000) in liquid assets. For purposes of this Agreement, "liquid assets" shall consist of cash, cash available to Developer pursuant to an irrevocable line of credit issued by a commercial bank in favor of Developer, marketable securities, or any other similar asset in which Franchisor's Chief Financial Officer designates in writing as a liquid asset. After development of the first Restaurant pursuant to this Agreement, and at any time thereafter in which Developer is operating one (1) Restaurant in the Territory, Developer shall maintain an average monthly balance of three hundred twenty-five thousand dollars ($325,000) in liquid assets. After development of the second Restaurant pursuant to this Agreement, and thereafter, so long as Developer is operating at least two (2) Restaurants in the Territory, Developer shall maintain an average monthly balance of one hundred fifty thousand dollars ($150,000) in liquid assets. At all times Developer shall maintain the necessary financial resources to satisfy its development obligations hereunder.

       7.4    In addition to its obligations pursuant to Subsections 7.1 and
   7.3 hereof, Developer and Principal Shareholders shall provide Franchisor with such financial information as Franchisor may reasonably request from time to time, including, on an annual basis, copies of the then-most current financial statements of Developer and each Principal Shareholder, dated as of the end of the last preceding fiscal year of the Developer or Principal Shareholder, said statements to be delivered to Franchisor no later than April 15 of each year.

       7.5 Developer and each Principal Shareholder represent, warrant and covenant that all Interests (as defined in Subsection 8.4 hereto) in Developer are owned as set forth on Appendix C hereto, that no Interest has been pledged or hypothecated (except in accordance with Section 8 of this Agreement), and that no change will be made in the ownership of any such Interest other than as permitted by this Agreement, or otherwise consented to in writing by Franchisor. Developer and Principal Shareholders agree to furnish Franchisor with such evidence as Franchisor may request, from time to time, for the purpose of assuring Franchisor that the Interests of Developer and Principal Shareholders remain as represented herein.

       7.6 Each Principal Shareholder, jointly and severally, hereby personally and unconditionally guarantees each of Developer's financial obligations to Franchisor (including, but not limited to, all obligations relating to the payment of fees by Developer to Franchisor). Each Principal Shareholder agrees that Franchisor may resort to such Principal Shareholder (or any of them) for payment of any such financial obligation, whether or not Franchisor shall have proceeded against Developer, any other Principal Shareholder or any other obligor primarily or secondarily obligated to Franchisor with respect to such financial obligation. Each Principal Shareholder hereby expressly waives presentment, demand, notice of dishonor, protest, and all other notices whatsoever with respect to Franchisor's enforcement of this guaranty. In addition, each Principal Shareholder agrees that if the performance or observance by Developer of any term or provision hereof is waived or the time of performance thereof extended by Franchisor, or payment of any such financial obligation is accelerated in accordance with any agreement between Franchisor and any party liable in respect thereto or extended or renewed, in whole or in part, all as Franchisor may determine, whether or not notice to or consent by any Principal Shareholder or any other party liable in respect to such financial obligations is given or obtained, such actions shall not affect or alter the guaranty of each Principal Shareholder described in this Subsection.


   8.  TRANSFER

       8.1 There shall be no Transfer of any Interest of Developer, or of a Principal Shareholder in Developer, in whole or in part (whether voluntarily or by operation of law), directly, indirectly or contingently, except in accordance with the provisions of this Section 8. "Transfer" and "Interest" are defined in Subsections 8.2, 8.3 and 8.4.

       8.2 Except as provided in Subsection 8.3, "Transfer" shall mean any assignment, sale, pledge, hypothecation, gift or any other such event which would change ownership of or create a new Interest, including, but not limited to:

            (a) any change in the ownership of or rights in or to any shares of stock or other equity interest in Developer which would result from the act of any shareholder of Developer ("Shareholder"), such as a sale, exchange, pledge or hypothecation of shares, or any interest in or rights to any of Developer's profits, revenues or assets, or any such change which would result by operation of law; and

            (b) any change in the percentage interest owned by any Shareholder in the shares of stock of Developer, or interests in its profits, revenues or assets which would result from any act of Developer such as a sale, pledge or hypothecation of any Restaurant assets (other than a pledge of assets to secure bona fide loans made or credit extended in connection with acquisition of the assets pledged, provided that immediately before and after such transaction Developer satisfies the applicable liquid asset requirement described in Subsection 7.3 of this Agreement); any sale or issuance of any shares of Developer's stock; the retirement or redemption of any shares of Developer's stock; or any sale or grant to any person of any right to participate in or otherwise to share or become entitled to any part of Developer's profits, revenues, assets or equity.

       8.3 "Transfer" shall not include (a) a change in the ownership of or rights to any shares or other equity interest in Developer pursuant to a public offering of Developer's securities registered under the Securities Act of 1933, or (b) a change in the ownership of or rights to any securities or other equity interest in Developer pursuant to a private offering of Developer's securities exempted from registration under such Act, provided that Developer provides Franchisor with a copy of its S-1 prospectus and/or offering memorandum ten (10) days prior to its filing with the Securities and Exchange Commission or circulation to third parties so that Franchisor may comment and, if necessary, correct any information concerning Franchisor and/or the System, and further provided that after giving effect to any such public or private offering, the Principal Shareholders, or any of them, "control" Developer. For purposes of this Section 8, "control" means either (1) holding fifty-one percent (51%) or more of the outstanding voting securities of Developer, or (2) having the contractual power presently to designate a majority of the directors of Developer.

       8.4 "Interest" shall mean: when referring to interests or rights in Developer, any shares of Developer's stock, and any other equitable or legal right in or to any of Developer's stock, revenues, profits or assets; when referring to rights or assets of Developer, Developer's rights under and interest in this Agreement, any Restaurant and its revenues, profits and assets.

       8.5     (a)    The Interest of a Principal Shareholder may be
   transferred to such Principal Shareholder's spouse or children or to a person designated in such Principal Shareholder's will or trust (individually and collectively referred to as "Successor"), upon such Principal Shareholder's death or permanent incapacity, without Franchisor's approval, provided that such Successor shall agree to be bound by the restrictions contained in this Section 8, and the other agreements and covenants of the Principal Shareholders contained in this Agreement.

            (b) The Interest of a Principal Shareholder may not be transferred to another Principal Shareholder without Franchisor's approval, which approval will not be unreasonably withheld.

            (c) The Interest of a Successor may only be transferred in accordance with Subsection 8.5(b) or 8.8, regardless of whether such Transfer is for consideration or by gift or will or other device.

       8.6 If at any time the Principal Shareholders desire to dispose of all or substantially all of the Interests of the Principal Shareholders in Developer, or the Principal Shareholders (or Developer) desire to dispose of all or substantially all of Developer's Interest in this Agreement or in the assets which Developer has acquired pursuant to this Agreement, the Principal Shareholders or Developer, as the case may be, shall notify Franchisor of that desire, in writing, thirty (30) days before announcing that fact publicly or engaging the services of a broker or sales agent.

       8.7     (a)    If at any time any of the Principal Shareholders or
   Developer, as the case may be, obtains from a third party or third parties a bona fide offer (the "Offer") in writing for the purchase of all or substantially all of the Interests of the Principal Shareholders in Developer or of all or substantially all of Developer's Interest in this Agreement or in the assets which Developer has acquired pursuant to this Agreement, the Principal Shareholders or Developer shall give notice (the "Selling Notice") to Franchisor stating that the Principal Shareholders or Developer, as the case may be, have received the Offer, identifying the prospective purchaser by name and address, specifying the proposed purchase price and attaching a true and complete copy of the Offer.

            (b) Franchisor shall have an option (the "Option"), exercisable within a period of forty-five (45) days after receipt of the Selling Notice (the "Option Period"), to purchase such Interests at the price and on the conditions set forth in the Offer, except that Franchisor shall not be obligated to pay any finder's or broker's fee, and if the Offer provides for payment of consideration other than cash, or if the Offer involves certain intangible benefits, Franchisor may elect to purchase such Interests by offering a reasonable cash substitute for the non-cash part of the Offer.

            (c) The Option shall be exercisable by Franchisor delivering to the Principal Shareholders or Developer, as the case may be, within the Option Period, a notice (i) stating that the Option is being exercised, and (ii) specifying the time, date and place at which such purchase and sale will take place, which date shall be within forty-five (45) days after Franchisor delivers such notice. The forty-five (45) day limitation described at the end of the preceding sentence shall not apply if at the end of said forty-five (45) day period the only issue which prevents completion of the purchase and sale is the need to effect transfers of the applicable liquor licenses. In the event of such a delay, the purchase and sale shall take place within seven (7) business days after those liquor licenses have been transferred.

            (d) If the Option is not exercised, the Principal Shareholders or Developer, as the case may be, may sell the Interests in or of Developer to the third party which made the Offer, on conditions no more favorable to the third-party offerer than those set forth in the Offer, provided that Franchisor approves the proposed transferee in accordance with the criteria set forth in Appendix D and provided further that such sale takes place within ninety (90) days after the expiration of the Option Period. The ninety (90) day limitation described in the preceding sentence shall not apply if at the end of said ninety (90) day period the only issue which prevents completion of the purchase and sale is the need to effect transfers of the applicable liquor licenses. In the event of such a delay, the purchase and sale shall take place within seven (7) business days after those liquor licenses have been transferred.

            (e) If the Option is not exercised, the Principal Shareholders or Developer, as the case may be, shall immediately notify Franchisor in writing of any change in the terms of an Offer. Any material change in the terms of an Offer shall cause it to be deemed a new Offer, conferring upon Franchisor a new Option pursuant to this Subsection 8.7; the Option Period with respect to the new Option shall be deemed to commence on the day on which Franchisor receives written notice of a material change in the terms of the original Offer.

       8.8     (a)    Developer understands and acknowledges that the rights
   and duties set forth in this Agreement are personal to Developer and that Franchisor has entered into this Agreement in reliance on the business skill and financial capacity of Developer, and the business skill, financial capability and personal character of each Principal Shareholder. Except as otherwise provided in this Section 8, the Principal Shareholders shall at all times retain control of Developer. Except as otherwise provided in this Section 8, no Transfer of any part of Developer's Interest in this Agreement, and no Transfer of any Interest of any Principal Shareholder shall be completed except in accordance with this Subsection 8.8. In the event of such a proposed Transfer of any part of Developer's Interest in this Agreement, or of any Interest of any Principal Shareholder, the party or parties desiring to effect such Transfer shall give Franchisor notice in writing of the proposed Transfer, which notice shall set forth the name and address of the proposed transferee, its financial condition, including a copy of its financial statement dated not more than ninety (90) days prior to the date of said notice, and all the terms and conditions of the proposed Transfer. Upon receiving such notice, Franchisor may (i) approve the Transfer, or
   (ii) withhold its consent to the Transfer. Franchisor shall, within forty-five (45) days of receiving such notice and all the information required therein, advise the party or parties desiring to effect the Transfer whether it (1) approves the Transfer, or (2) withholds its consent to the Transfer, giving the reasons for such disapproval. Failure of Franchisor to so advise said party or parties within that forty-five (45) day period shall be deemed to be approval of the proposed Transfer. Appendix D sets forth the criteria for obtaining Franchisor's consent to a proposed Transfer.

            (b) In the event that Franchisor approves the Transfer, and the Transfer is not completed within ninety (90) days of the later of
   (i) expiration of the forty-five (45) day notice period, or (ii) delivery of notice of Franchisor's approval of the proposed Transfer, Franchisor's approval of the proposed Transfer shall automatically be revoked. The ninety (90) day limitation described in the preceding sentence shall not apply if at the end of said ninety (90) day period the only issue which prevents completion of the Transfer is the need to effect transfers of the applicable liquor licenses. In the event of such a delay, the Transfer shall take place within seven (7) business days after those liquor licenses have been transferred. Any subsequent proposal to complete the proposed Transfer shall be subject to Franchisor's right of approval as provided herein. The party which desires to effect the proposed Transfer shall immediately notify Franchisor in writing of any change in the terms of a Transfer. Any material change in terms of a Transfer prior to closing shall cause it to be deemed a new Transfer, revoking any approval previously given by Franchisor and conferring upon Franchisor a new right to approve such Transfer, which shall be deemed to commence on the day on which Franchisor receives written notice of such change in terms.

       8.9 In connection with any request for Franchisor's approval of a proposed Transfer to this Section 8, the parties to the proposed Transfer shall pay Franchisor a fee to defray the actual cost of review and the administrative and professional expenses related to the proposed Transfer and the preparation and execution of documents and agreements, up to a maximum of two thousand five hundred dollars ($2,500).


   9.  TERMINATION

       9.1 This Agreement shall expire on November 27, 2009, unless sooner terminated pursuant to the terms hereof.

       9.2 Franchisor shall have the right to terminate this Agreement immediately upon written notice to Developer stating the reason for such termination, and Developer shall no longer have any of the rights created by this Agreement, in the event of:

            (a) development by Developer of a Restaurant without first obtaining approval from Franchisor of the Restaurant site or of Developer's architectural and/or engineering plans in accordance with
       Section 5 hereof;

            (b) any breach or default of any of the provisions of Sections 8 and 11 of this Agreement and Subsection 14.1 of any franchise agreement entered into pursuant to this Agreement;

            (c) the filing by Developer of a petition in bankruptcy, an arrangement for the benefit of creditors, or a petition for reorganization; the filing against Developer of a petition in bankruptcy, an arrangement for the benefit of creditors, or petition for reorganization, not dismissed within ninety (90) days of the filing thereof; the making of an assignment by Developer for the benefit of creditors; or the appointment of a receiver or trustee for Developer, which receiver or trustee shall not have been dismissed within ninety (90) days of such appointment;

            (d) the discovery by Franchisor that Developer made any material misrepresentation or omitted any material fact in the information which was furnished to Franchisor in connection with this Agreement;

            (e) failure by Developer to locate and employ a Director of Operations who is approved by Franchisor in accordance with Subsection 12.2 within ninety (90) days of the date of this Agreement or, with respect to a replacement Director of Operations, failure by Developer to locate such a replacement who is approved by Franchisor in accordance with Subsection 12.2 within one hundred eighty (180) days of the date on which the last Director of Operations who was approved by Franchisor ceased to be employed by Developer in that capacity;

            (f) any part of this Agreement relating to the payment of fees to Franchisor, or the preservation of any of Franchisor's trade names, service marks, trademarks, trade secrets or secret formulae licensed or disclosed hereunder or under any franchise agreement between Franchisor and Developer, for any reason being declared invalid or unenforceable;

            (g) Developer or any Principal Shareholder being convicted of or pleading nolo contendere to a felony or any crime involving moral turpitude; or

            (h) the franchisee under any franchise agreement executed pursuant to this Agreement committing a default subject to immediate termination under the franchise agreement and Franchisor terminates the franchise agreement.

       9.3 Except as provided above in Subsection 9.2, if Developer defaults in the performance or observance of any of its other obligations hereunder or under any franchise agreement between Developer and Franchisor, and any such default continues for a period of thirty (30) days after written notice to Developer specifying such default, Franchisor shall have the right to terminate this Agreement upon written notice to Developer. If Developer defaults in the performance or observance of the same obligation two (2) or more times within a twelve (12) month period, Franchisor shall have the right to terminate this Agreement immediately upon commission of the second act of default, upon written notice to Developer stating the reason for such termination, without allowance for any curative period.

       9.4 This Agreement shall automatically terminate under the conditions and at the times specified in Subsection 2.3 and 3.3.


   10.     PREREQUISITES TO OBTAINING FRANCHISES FOR INDIVIDUAL
       RESTAURANT UNITS

       10.1 Developer understands and agrees that this Agreement does not confer upon Developer a right to obtain a franchise for any Restaurant, but is intended by the parties to set forth the terms and conditions which, if fully satisfied, shall entitle Developer to obtain such a franchise, located within the Territory.

       10.2 In the event that Developer shall have obtained Franchisor's approval of a particular proposed site for a Restaurant, and if Franchisor, in the exercise of its sole discretion, has granted Developer operational, financial and legal approval, then Franchisor will grant Developer a franchise for a Restaurant at the site in question. As used herein, Franchisor will give Developer "operational", "financial" and "legal" approval under the following circumstances:

       "Operational" approval will be granted if Franchisor has determined, in the exercise of its sole discretion, that Developer is conducting the operation of each of its Restaurants, and is capable of conducting the operation of the proposed Restaurant, including physical aspects thereof, (a) in accordance with the terms and conditions of this Agreement, (b) in accordance with the provisions of the respective franchise agreements, and (c) in accordance with the standards, specifications and procedures set forth and described in the Franchise Operations Manual and in any other materials or manuals provided or made available to Developer by Franchisor (collectively, the "Manuals"), as such may be amended from time to time. Developer understands that changes in said standards, specifications and procedures may become necessary from time to time. Developer agrees to accept said changes, and Developer further agrees that it is within the sole discretion of Franchisor to make said changes.

       "Financial" approval will be granted if (a) Developer is not in breach of its obligations under Subsection 7.3 hereof and has been and is faithfully performing all terms and conditions under each of its existing franchise agreements with Franchisor, (b) Developer or its affiliates is not in default of any money obligations owed to Franchisor, and (c) Developer is not in default of any financial obligation to any of its suppliers, unless any such obligation is being disputed in good faith by the Developer. Developer acknowledges and agrees that it is vital to Franchisor's interest that each of its franchisees be financially sound to avoid failure of a franchised business (which would adversely affect the reputation and good name of Franchisor and the System). Developer acknowledges and agrees that it is vital to Franchisor's interest and to the interests of the System that Developer (in its capacity as franchisee) remain current in satisfying its financial obligations to it suppliers.

       "Legal" approval will be granted if Franchisor has determined, in the exercise of its sole discretion, that Developer has submitted to Franchisor, in a timely manner as requested, all information and documents requested by Franchisor prior to and as a basis for the issuance of individual franchises or pursuant to any right granted to Franchisor by this Agreement or by any franchise agreement between Developer and Franchisor, and has taken such additional actions in connection therewith as may be requested from time to time.

       10.3 It is understood and agreed that the foregoing criteria apply to the operational, financial and legal aspects of any Restaurant franchised by Franchisor in which Developer or any Principal Shareholder has any legal or equitable interest. It is further understood and agreed that Developer and Principal Shareholders have an ongoing responsibility to operate each Restaurant in which Developer or any Principal Shareholder has any legal or equitable interest in a manner which satisfies the foregoing requirements for operational, financial and legal approval.


   11.     RESTRICTIONS

       11.1 Developer and its Principal Shareholders acknowledge that over the term of this Agreement they are to receive proprietary information which Franchisor has developed over time at great expense, including, but not limited to, methods of site selection, marketing methods, product analysis and selection, and service methods and skills relating to the development and operation of Restaurants. They further acknowledge that this information, which includes, but is not necessarily limited to, that contained in the Manuals, is not generally known in the industry and is beyond their own present skills and experience, and that to develop it themselves would be expensive, time-consuming and difficult. Developer and Principal Shareholders further acknowledge that the Franchisor's information provides a competitive advantage and will be valuable to them in the development of their business, and that gaining access to it is therefore a primary reason why they are entering into this Agreement. Accordingly, Developer and its Principal Shareholders agree that Franchisor's information, as described above, which may or may not be "trade secrets" under prevailing judicial interpretations, is private and valuable, and constitutes trade secrets belonging to Franchisor; and in consideration of Franchisor's confidential disclosure to them of these trade secrets, Developer and Principal Shareholders agree as follows:

            (a) During the term of this Agreement, neither Developer nor any Principal Shareholder, for so long as such Principal Shareholder owns an Interest in Developer, may, without the prior written consent of Franchisor, directly or indirectly engage in, or acquire any financial or beneficial interest (including any interest in corporations, partnerships, trusts, unincorporated associations or joint ventures) in, advise, help, guarantee loans or make loans to, any restaurant business whose menu or method of operation is similar to that employed by restaurant units within the System which is either
       (i) located in the Territory, (ii) located in the Area of Dominant Influence (as defined and established from time to time by Arbitron Ratings Company) of any Restaurant developed pursuant to this Agreement, (iii) located within a five (5) mile radius of any restaurant unit within the System, or (iv) determined by Franchisor, exercising reasonable good faith judgment, to be a direct competitor of the System.

            (b) Neither Developer, for two (2) years following the termination of this Agreement, nor any Principal Shareholder, for two (2) years following the termination of all of his or her Interest in Developer or the termination of this Agreement, whichever occurs first, may directly or indirectly engage in or acquire any financial or beneficial interest (including any interest in corporations, partnerships, trusts, unincorporated associations or joint ventures) in, advise, help, guarantee loans or make loans to, any restaurant business whose menu or method of operation is similar to that employed by restaurant units within the System which is located either (i) in the Territory, (ii) in the Area of Dominant Influence (as defined and established from time to time by Arbitron Ratings Company) of any Restaurant developed pursuant to this Agreement, (iii) within a five (5) mile radius of any restaurant unit within the System, or
       (iv) within any area for which an active, currently binding development agreement has been granted by Franchisor to another franchisee as of the date of termination.

       11.2  Neither Developer nor any Shareholder shall at any time
   (a) appropriate or use the trade secrets incorporated in the System, or any portion thereof, in any other restaurant business which is not within the System, (b) disclose or reveal any portion of the System to any person other than to Developer's employees as an incident of their training,
   (c) acquire any right to use any name, mark or other intellectual property right which may be granted pursuant to any agreement between Franchisor and Developer, except in connection with the operation of a Restaurant, or
   (d) communicate, divulge or use for the benefit of any other person or entity any confidential information, knowledge or know-how concerning the methods of development or operation of a restaurant utilizing the System, which may be communicated by Franchisor in connection with the Restaurants to be developed hereunder.

       11.3 Developer and Principal Shareholders agree that the provisions of this Section 11 are and have been a primary inducement to Franchisor to enter into this Agreement, and that in the event of breach thereof Franchisor would be irreparably injured and would be without an adequate remedy at law. Therefore, in the event of a breach, or a threatened or attempted breach, of any of such provisions Franchisor shall be entitled, in addition to any other remedies which it may have hereunder or in law or in equity (including the right to terminate this Agreement), to a preliminary and/or permanent injunction and a decree for specific performance of the terms hereof without the necessity of showing actual or threatened damage, and without being required to furnish a bond or other security.

       11.4 The restrictions contained in Subsection 11.1 above shall not apply to ownership of less than two percent (2%) of the shares of a company whose shares are listed and traded on a national securities exchange if such shares are owned for investment only, and are not owned by an officer, director, employee or consultant of such publicly traded company.

       11.5 If any court or other tribunal having jurisdiction to determine the validity or enforceability of this Section 11 determines that it would be invalid or unenforceable as written, then the provisions hereof shall be deemed to be modified or limited to such extent or in such manner as necessary for such provisions to be valid and enforceable to the greatest extent possible.


   12.     DEVELOPMENT PROCEDURES

       12.1 Franchisor will use its reasonable efforts to furnish Developer with advice and assistance in developing Restaurants and in selecting sites therefor.

       12.2 Developer shall designate an individual employee who shall be personally responsible for Developer's activities during the term of this Agreement, and who shall devote his or her full-time, best efforts and constant personal attention, on a day-to-day basis, to Developer's activities in the Territory (the "Director of Operations"). Developer shall require that the Director of Operations maintain his or her principal personal residence in the Territory. Franchisor reserves the right to require that, as a condition of his or her employment, the Director of Operations, as well as each supervisory employee referred to in Subsection 12.3, must successfully complete Franchisor's interview process and a psychological profile test in a manner which satisfies a uniform standard established by Franchisor. The test shall be administered by Franchisor, or by a testing agency designated by Franchisor, at Developer's expense. Developer's designation of the first Director of Operations, and any subsequent Director of Operations, shall be subject to the written approval of Franchisor, which approval shall not be arbitrarily withheld, and shall also be subject to the time limitations described in Subsection 9.2(e) hereof. Franchisor shall notify Developer in writing within fourteen (14) business days of receipt of Developer's request whether Franchisor disapproves such person. Failure by Franchisor to so notify Developer within that period shall be deemed to constitute Franchisor's approval of such person.

       12.3 In the event that Developer desires to designate an employee (in addition to the Director of Operations) who will have supervisory authority over the development of operation of more than one (1) Restaurant within the Territory, Developer's designation of such a supervisory employee shall be subject to the written approval of Franchisor, which approval shall not be arbitrarily withheld. Franchisor shall notify Developer in writing within fourteen (14) business days of receipt of Developer's request whether Franchisor disapproves such person. Failure by Franchisor to so notify Developer within that period shall be deemed to constitute Franchisor's approval of such person. Developer shall require that any such supervisory employee maintain his or her principal personal residence in the Territory.

       12.4 Developer shall require the Director of Operations to execute a confidentiality agreement and covenant not to compete in the form attached hereto as Appendix E. In addition, at Franchisor's request, Developer shall obtain from the Director of Operations an agreement verifying his or her employment status. Developer shall require that each other employee of Developer who will have supervisory authority over the development or operation of more than one (1) Restaurant execute a confidentiality agreement in the form attached hereto as Appendix F. Developer shall be responsible for compliance of its employees with the agreements identified in this Subsection.

       12.5 (a) Developer shall require its Director of Operations and any other supervisory employee designated pursuant to Subsection 12.3 to attend, and to successfully complete to Franchisor's reasonable satisfaction, an operations training course provided by Franchisor. If the Director of Operations or any such supervisory employee fails to successfully complete Franchisor's operations training course, Franchisor may require designation of a new Director of Operations or replacement supervisory employee, as the case may be, and Developer shall designate a new Director of Operations or replacement supervisory employee who shall be required to successfully complete such training course.

            (b) The Director of Operations and supervisory employees designated pursuant to Subsection 12.3 shall, from time to time as reasonably requested by Franchisor, attend and successfully complete to Franchisor's reasonable satisfaction a Franchisor-provided refresher course in restaurant operations.

       12.6 With respect to each Restaurant within the Territory developed by Developer, Developer's employees must satisfy the training requirements described in Section 6 of Appendix B hereto. After Developer opens it first Restaurant pursuant to this Agreement, Franchisor may at its option, and subject to such conditions as Franchisor deems necessary, permit Developer (at Developer's own expense) to conduct a portion of the required training at one of Developer's existing Restaurants. In that event, Developer will be required to provide qualified personnel to administer training tests and to maintain records relating to the training and performance of employees.


   13.     NO WAIVER OF DEFAULT

       13.1 The waiver by any party to this Agreement of any breach or default, or series of breaches or defaults, of any term, covenant or condition herein, or of any same or similar term, covenant or condition contained in any other agreement between Franchisor and any other person, shall not be deemed a waiver of any subsequent or continuing breach or default of the same or any other term, covenant or condition in this Agreement, or in any other agreement between Franchisor and any other person.

       13.2 All rights and remedies of Franchisor shall be cumulative and not alternative, in addition to and not exclusive of any other rights or remedies which are provided for herein or which may be available at law or in equity in case of any breach, failure or default or threatened breach, failure or default of any term, provision or condition of this Agreement. Franchisor's rights and remedies shall be continuing and shall not be exhausted by any one (1) or more uses thereof, and may be exercised at any time or from time to time as often as may be expedient; and any option or election to enforce any such right or remedy may be exercised or taken at any time and from time to time. The expiration or earlier termination of this Agreement shall not discharge or release Developer or any Principal Shareholder from any liability or obligation then accrued, or any liability or obligation continuing beyond, or arising out of, the expiration or earlier termination of this Agreement.


   14.     FORCE MAJEURE

       14.1 As used in this Agreement, the term "Force Majeure" shall mean any act of God, strike, lock-out or other industrial disturbance, war (declared or undeclared), riot, epidemic, fire or other catastrophe, act of any government and any other similar cause not within the control of the party affected thereby.

       14.2 If the performance of any obligation by any party under this Agreement is prevented, hindered or delayed by reason of Force Majeure, which cannot be overcome by use of normal commercial measures, the parties shall be relieved of their respective obligations to the extent the parties are respectively necessarily prevented, hindered or delayed in such performance during the period of such Force Majeure. The party whose performance is affected by an event of Force Majeure shall give prompt notice of such Force Majeure event to the other party by telephone or telegram (in each case to be confirmed in writing), setting forth the nature thereof and an estimate as to its duration, and shall be liable for failure to give such timely notice only to the extent of damage actually caused.


   15.     CONSTRUCTION, SEVERABILITY, GOVERNING LAW AND
       JURISDICTION

       15.1 If any part of this Agreement shall for any reason be declared invalid, unenforceable or impaired in any way, the validity of the remaining portions shall remain in full force and effect as if this Agreement had been executed with such invalid portion eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portion of this Agreement without including therein any such portions which might be declared invalid; provided however, that in the event any part hereof relating to the payment of fees to Franchisor, or the preservation of any of Franchisor's trade names, service marks, trademarks, trade secrets or secret formulae licensed or disclosed hereunder or pursuant to any franchise agreement between Franchisor and Developer is for any reason declared invalid or unenforceable, then Franchisor shall have the option of terminating this Agreement upon written notice to Developer. If any clause or provision herein would be deemed invalid or unenforceable as written, it shall be deemed to be modified or limited to such extent or in such manner as may be necessary to render the clause or provision valid and enforceable to the greatest extent possible in light of the interest of the parties expressed in that clause or provision, subject to the provisions of the preceding sentence.

       15.2 DEVELOPER AND PRINCIPAL SHAREHOLDERS ACKNOWLEDGE THAT FRANCHISOR MAY ENTER INTO OTHER DEVELOPMENT AGREEMENTS THROUGHOUT THE UNITED STATES ON TERMS AND CONDITIONS SIMILAR TO THOSE SET FORTH IN THIS AGREEMENT, AND THAT IT IS OF MUTUAL BENEFIT TO DEVELOPER AND PRINCIPAL SHAREHOLDERS AND TO FRANCHISOR THAT THESE TERMS AND CONDITIONS BE UNIFORMLY INTERPRETED. THEREFORE, THE PARTIES AGREE THAT TO THE EXTENT THAT THE LAW OF THE STATE OF MISSOURI DOES NOT CONFLICT WITH LOCAL FRANCHISE STATUTES, RULES AND REGULATIONS, MISSOURI LAW SHALL APPLY TO THE CONSTRUCTION OF THIS AGREEMENT AND SHALL GOVERN ALL QUESTIONS WHICH ARISE WITH REFERENCE HERETO; PROVIDED HOWEVER, THAT PROVISIONS OF MISSOURI LAW REGARDING CONFLICTS OF LAW SHALL NOT APPLY HERETO.

       15.3 THE PARTIES AGREE THAT ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PERFORMANCE THEREOF WHICH CANNOT BE AMICABLY SETTLED, EXCEPT AS OTHERWISE PROVIDED HEREIN, MAY, AT THE OPTION OF THE CLAIMANT, BE RESOLVED BY A PROCEEDING IN A COURT IN JACKSON COUNTY, MISSOURI, AND DEVELOPER AND THE PRINCIPAL SHAREHOLDERS EACH IRREVOCABLY ACCEPT THE JURISDICTION OF THE COURTS OF THE STATE OF MISSOURI AND THE FEDERAL COURTS LOCATED IN JACKSON COUNTY, MISSOURI FOR SUCH CLAIMS, CONTROVERSIES OR DISPUTES.

       The parties agree that service of process in any proceeding arising out of or relating to this Agreement or the performance thereof may be made as to Developer and any Principal Shareholder by serving a person of suitable age and discretion (such as the person in charge of the office) at the address of Developer specified in this Agreement and as to Franchisor by serving the president or a vice-president of Franchisor at the address of Franchisor or by serving Franchisor's registered agent.


   16.     MISCELLANEOUS

       16.1 All notices and other communications required or permitted to be given hereunder shall be deemed given when delivered in person or mailed by registered or certified mail addressed to the recipient at the address set forth below, unless that party shall have given written notice of change of address to the sending party, in which event the new address so specified shall be used.


       FRANCHISOR:    Applebee's International, Inc.
                      4551 W. 107th Street, Suite 100
                      Overland Park, Kansas 66207
                      Attention:  President


       DEVELOPER:     Marcus Restaurants, Inc.
                      250 E. Wisconsin Avenue, Suite 1600
                      Milwaukee, Wisconsin 53202-4223
                      Attention:  President


       PRINCIPAL SHAREHOLDERS:    N/A


       16.2 All terms used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Agreement may require, the same as if such words had been written in this Agreement themselves. The headings inserted in this Agreement are for reference purposes only and shall not affect the construction of this Agreement or limit the generality of any of its provisions. The term "business day" means any day other than Saturday, Sunday, or the following national holidays: New Year's Day, Martin Luther King Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving and Christmas.

       16.3 This Agreement, the Uniform Franchise Offering Circular currently in effect and the documents referred to herein constitute the entire agreement between parties, superseding and canceling any and all prior and contemporaneous agreements, understandings, representations, inducements and statements, oral or written, of the parties in connection with the subject matter hereof.

       16.4 Except as expressly authorized herein, no amendment or modification of this Agreement shall be binding unless executed in writing both by Franchisor and by Developer and Principal Shareholders.

       16.5 In the event that any party to this Agreement initiates any legal proceeding to construe or enforce any of the terms conditions and/or provisions of this Agreement, including, but not limited to, its termination provisions, or to obtain damages or other relief to which any party may be entitled by virtue of this Agreement, the prevailing party or parties shall be paid its reasonable attorneys' fees and expenses by other party or parties.


   IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first above written.

                                      FRANCHISOR:

   ATTEST:                            APPLEBEE'S INTERNATIONAL, INC.

                                      By:
   Name:  Robert T. Steinkamp         Name:  Abe J. Gustin, Jr.
   Title:   Secretary                 Title:   President


                                      DEVELOPER:

   ATTEST:                            MARCUS RESTAURANTS, INC.


                                      By:
   Name:  Thomas F. Kissinger         Name:  Stephen Marcus
   Title:   Secretary                 Title:   President

                       SCHEDULE 1 TO DEVELOPMENT AGREEMENT

                         RESTAURANT LOCATIONS FOR WHICH
                              FRANCHISE AGREEMENTS
                           HAVE BEEN PREVIOUSLY ISSUED


                        Schuamburg, Illinois (Unit #8680)

                       Bloomingdale, Illinois (Unit #8719)

                        Deerfield, Illinois (Unit #8750)

                       Mt. Prospect, Illinois (Unit #8753)

                              Streamwood, Illinois

                               Hodgkins, Illinois

                              Naperville, Illinois

                             Crystal Lake, Illinois

   APPENDIX A TO DEVELOPMENT AGREEMENT

   TERRITORY

   A PORTION OF THE CHICAGO, ILLINOIS A.D.I., CONSISTING OF:

   In the state of Illinois, the counties of:

             McHenry             Kane                La Salle
             Kankakee            Lake                Cook
             Kendall             Grundy              De Kalb
             DuPage              Will                Livingston
             Iroquois

   In the state of Wisconsin, the county of:

             Kenosha

                       APPENDIX B TO DEVELOPMENT AGREEMENT


                                  STANDARD FORM

                       APPLEBEE'S NEIGHBORHOOD GRILL & BAR

                               FRANCHISE AGREEMENT





                       ___________________________________
                               (Location Address)


                       ___________________________________
                                (Franchisee Name)


                       ___________________________________
                                     (Date)

                                TABLE OF CONTENTS

   RECITALS  . . . . . . . . . . . . . . . . . . . . . . .       1

      1.  FRANCHISE GRANT AND TERM . . . . . . . . . . . .       2
      2.  UNIFORM STANDARDS  . . . . . . . . . . . . . . .       3
      3.  COMPLIANCE WITH THE SYSTEM . . . . . . . . . . .       4
      4.  GENERAL SERVICES OF FRANCHISOR . . . . . . . . .       4
      5.  RESTAURANT SYSTEM AND PROCEDURES . . . . . . . .       5
      6.  TRAINING . . . . . . . . . . . . . . . . . . . .       8
      7.  RESTAURANT MAINTENANCE . . . . . . . . . . . . .       8
      8.  ADVERTISING  . . . . . . . . . . . . . . . . . .       9
      9.  FEES . . . . . . . . . . . . . . . . . . . . . .      12
     10.  RECORD KEEPING . . . . . . . . . . . . . . . . .      13
     11.  FRANCHISEE ORGANIZATION, AUTHORITY,
          FINANCIAL CONDITION AND SHAREHOLDERS . . . . . .      14
     12.  TRANSFER . . . . . . . . . . . . . . . . . . . .      15
     13.  CONFIDENTIALITY; RESTRICTIONS  . . . . . . . . .      18
     14.  INSPECTIONS  . . . . . . . . . . . . . . . . . .      20
     15.  RELATIONSHIP OF PARTIES AND INDEMNIFICATION  . .      21
     16.  INSURANCE  . . . . . . . . . . . . . . . . . . .      23
     17.  DEBTS AND TAXES  . . . . . . . . . . . . . . . .      24
     18.  TRADE NAMES, SERVICE MARKS AND TRADEMARKS  . . .      24
     19.  EXPIRATION AND TERMINATION; OPTION TO
          PURCHASE RESTAURANT; ATTORNEYS' FEES . . . . . .      26
     20.  NO WAIVER OF DEFAULT . . . . . . . . . . . . . .      31
     21.  CONSTRUCTION, SEVERABILITY,
          GOVERNING LAW AND JURISDICTION . . . . . . . . .      32
     22.  INTERFERENCE WITH EMPLOYMENT RELATIONS . . . . .      33
     23.  LIQUOR LICENSE . . . . . . . . . . . . . . . . .      33
     24.  FORCE MAJEURE  . . . . . . . . . . . . . . . . .      34
     25.  MISCELLANEOUS  . . . . . . . . . . . . . . . . .      35
     26.  ACKNOWLEDGMENTS  . . . . . . . . . . . . . . . .      36


   EXHIBIT 1:    ROYALTY FEE

   APPENDIX A:   STATEMENT OF OWNERSHIP INTERESTS

   APPENDIX B:   REVIEW AND CONSENT WITH RESPECT TO TRANSFERS

   APPENDIX C:   CONFIDENTIALITY AGREEMENT

                       APPLEBEE'S NEIGHBORHOOD GRILL & BAR
                               FRANCHISE AGREEMENT

   This Agreement is made this ________ day of _____________________,
   19______, by and between APPLEBEE'S INTERNATIONAL, INC., a Delaware corporation ("FRANCHISOR"), _____________________________________________,
   a (_______________ corporation, sole proprietorship, _______________
   partnership, _______________ limited partnership [strike inappropriate language]) ("FRANCHISEE") and ______________________________________
   ______________________________ (collectively, the "PRINCIPAL SHAREHOLDERS" and, individually, a "PRINCIPAL SHAREHOLDER" of Franchisee if a corporation or general partner if Franchisee is a limited partnership having as its general partner a corporation) and
   __________________________________________________________________________
   _______
   ("GENERAL PARTNER" of Franchisee if Franchisee is a limited partnership).*

       * (If Franchisee is not a corporation or a sole proprietorship, the parties hereto hereby agree that an Addendum shall be attached to this Agreement so as properly to reflect the responsibilities of the partners of any general partnership, the general partner of any limited partnership and the shareholders of any corporate general partner of any partnership.)


   WITNESSETH:

                                    RECITALS

       A. Franchisor has acquired rights to develop and operate a unique system of restaurants which specialize in the sale of high quality, moderately priced food and alcoholic beverages in an attractive, casual setting, which includes proprietary rights in certain valuable trade names, service marks and trademarks, including the service mark Applebee's Neighborhood Grill & Bar and variations of such mark, designs, decor and color schemes for restaurant premises, signs, equipment, procedures and formulae for preparing food and beverage products, specifications for certain food and beverage products, inventory methods, operating methods, financial control concepts, a training facility and teaching techniques ("the System").

       B. Franchisor has determined to establish, through its own development and operation, and through the granting of franchises, a chain of Applebee's Neighborhood Grill & Bar restaurants which are distinctive; which are similar in appearance, design and decor; and which are uniform in operation and product consistency.

       C. The value of Franchisor's trade names, service marks and trademarks is based upon: (1) the maintenance of uniform high quality standards in connection with the preparation and sale of Franchisor-approved food and beverage products, (2) the uniform high standards of appearance of the individual restaurant units in the System,
   (3) the use of distinctive trademarks, service marks, building designs and advertising signs representing a uniformly high quality of product and services, and (4) the assumption by Franchisor and its franchisees of the obligation to maintain and enhance the goodwill and public acceptance of the System (and of Franchisor's trade names, service marks and trademarks) by strict adherence to the high standards required by Franchisor.

       D. Franchisor, Franchisee and the Principal Shareholders have entered into a Development Agreement dated __________________, 19______ ("Development Agreement"), relating to the development by Franchisee of Applebee's Neighborhood Grill & Bar restaurants.

       E. Franchisee desires to use the System in connection with the operation of an Applebee's Neighborhood Grill & Bar restaurant at the location which is specified in Subsection 1.1 of this Agreement, pursuant to the terms, conditions and provisions hereinafter set forth.

   NOW, THEREFORE, in consideration of the mutual obligations contained herein, it is hereby agreed as follows:


   1.  FRANCHISE GRANT AND TERM

       1.1 Franchisor grants Franchisee, for the term stated below, the right, license and privilege:

            (a) to use the System incident to the operation of an Applebee's Neighborhood Grill & Bar restaurant at
       _____________________________________________________ (the
       "Restaurant");

            (b) to use the trade names, service marks and trademarks which Franchisor shall from time to time designate as part of the System, but only in connection with the sale at the Restaurant of those products which Franchisor has designated and approved; and

            (c) to hold itself out to the public as a Franchisee of Franchisor.

       1.2 The term of the franchise shall commence as of the Commencement Date, as hereinafter defined, and shall end twenty (20) years thereafter, unless this Agreement is terminated prior to that date in accordance with its provisions. "Commencement Date," as used herein, shall mean the date upon which the Restaurant opens for business. The parties agree to affix to this Agreement an addendum expressly setting forth the Commencement Date, which, when so affixed, shall become a part of this Agreement.

       1.3 At the expiration of the term hereof, Franchisee shall have an option to operate the Restaurant for four (4) successive terms of five (5) years (unless the franchise agreement with respect to that additional term is sooner terminated in accordance with its provisions), provided that immediately prior to each such five (5) year term (a) Franchisee satisfies the requirements which Franchisor then-imposes on its new franchisees,
   (b) all other restaurant units within the System which Franchisee then-operates substantially comply, in the opinion of Franchisor, with Franchisor's then-current standards, specifications, requirements and instructions, and (c) Franchisee executes the form of franchise agreement which Franchisor is then using with respect to new restaurants within the System, with the amount of royalty and advertising fees payable at the rates then-prevailing under the franchise agreements which Franchisor is then using for new restaurants within the System, and Franchisee pays to Franchisor for each of said five (5) year periods a franchise fee equal to ten percent (10%) of the prevailing franchise fee paid by new franchisees at that time. Any franchise agreement which Franchisee executes for such additional term will also contain options to obtain an assignment of Franchisee's lease with a third party and/or to purchase certain property or to purchase or lease the Restaurant premises exercisable by Franchisor upon termination thereof and an option to purchase or lease the Restaurant premises exercisable by Franchisor upon expiration of the renewal term (subject to any then-existing renewal rights of Franchisee). Such options will contain provisions substantially similar to the provisions of Franchisor's options described in Subsection 19.4 hereof. Franchisee shall give Franchisor written notice of its desire to exercise its option to operate the Restaurant for an additional term no earlier than twelve (12) months, and no later than seven (7) months, prior to expiration of the initial term. If Franchisee gives that notice, Franchisor, in its sole discretion, reasonably exercised, shall determine whether Franchisee has satisfied the foregoing requirements. Within forty-five (45) days of receiving the notice described above, Franchisor shall notify Franchisee in writing whether or not Franchisee is eligible to exercise the option described in this Subsection.

       1.4 During the period from the date of this Agreement to the expiration or earlier termination of this Agreement, Franchisor shall not establish a restaurant unit utilizing the System, or license another franchisee to establish a restaurant unit utilizing the System, at any location within the lesser of a three (3) mile radius of the Restaurant or a radius from the Restaurant which includes either a daytime or residential population of forty thousand (40,000) or more people.

       1.5 Franchisee, in consideration of the benefits and privileges provided to it by this Agreement, agrees to operate the Restaurant and perform as required hereunder for the full term of this Agreement.

       1.6 This Agreement is entered into pursuant to and subject to the terms and conditions which are set forth in the Development Agreement.


   2.  UNIFORM STANDARDS

       2.1 The System is a comprehensive restaurant system for the retailing of certain uniform and quality food and beverage products (including alcoholic beverages), emphasizing a varied menu of high quality, moderately priced food products (including appetizers, creative sandwiches, dinner entrees and desserts), a selection of alcoholic and other beverages, and prompt and courteous service in a clean, wholesome, casual atmosphere. The foundation of the System is the establishment and maintenance of a reputation among the public for the operation of high quality restaurant units. A fundamental requirement of the System, this Franchise Agreement and franchises which Franchisor will grant to others is adherence by all franchisees to Franchisor's standards and policies providing for the uniform operation of all restaurant units within the System, including, but not limited to, (a) selling only those products which Franchisor has designated and approved, (b) using only Franchisor's prescribed building layout and designs, equipment, signs, interior and exterior decor items, fixtures and furnishings, (c) adhering strictly to Franchisor's standards and specifications relating to the selection, purchase, storage, preparation, packaging, service and sale of all food and beverage products being sold at the Restaurant, and (d) satisfying all of Franchisor's prescribed standards of quality, service and cleanliness. Compliance by all franchisees with the foregoing standards and policies in conjunction with the use of Franchisor's trade names, service marks and trademarks provides the basis for the wide public acceptance of the System and its valuable goodwill. Accordingly, strict adherence by all franchisees to all aspects of the System is required at all times.

       2.2 The provisions of the Agreement shall be interpreted to give effect to the intent of the parties stated in this Section 2 to assure that Franchisee shall operate the Restaurant in conformity with the System, through strict adherence to Franchisor's standards and policies as they now exist and as they may be modified from time to time.


   3.  COMPLIANCE WITH THE SYSTEM

       Franchisee acknowledges that every component of the System is important to Franchisor, to all franchisees and to the operation of the Restaurant, including the requirements (a) that only those products designated and approved by the Franchisor are sold at the Restaurant, and
   (b) that there is uniformity of food and beverage specifications, preparation methods, quality, appearance, building and interior design, color and decor, landscaping, facilities and service among all restaurant units in the System. Accordingly, Franchisee agrees to and shall comply with all aspects of the System (as it now exists and as it may be modified from time to time). Franchisee recognizes and agrees that Franchisor may prohibit the use of the System and its trade names, notwithstanding the granting of this Agreement, if Franchisee fails to design, construct, equip or furnish its Restaurant in compliance with the specifications designated by Franchisor, unless prior written approval has been received from Franchisor.


   4.  GENERAL SERVICES OF FRANCHISOR

       4.1 Franchisor shall advise and consult with Franchisee periodically in connection with the operation of the Restaurant, and at other reasonable times upon Franchisee's request. Franchisor will provide to Franchisee such of its know-how, new developments, techniques and improvements in areas of restaurant design, management, food and beverage preparation, sales promotion and service concepts as may be pertinent to the construction and operation of the Restaurant under the System. Franchisor may provide the foregoing information (a) by sending representatives to visit the Restaurant, (b) by providing written or other material, (c) at meetings or seminars, and (d) at training sessions at Franchisor's training facility and/or such other locations as may be selected by Franchisor from time to time. Franchisor also shall make available to Franchisee all additional services, facilities, rights and privileges which Franchisor makes available from time to time to its franchisees of the System generally.

       4.2 For approximately eight (8) days prior to the opening of the Restaurant and the first six (6) days that the Restaurant is open for business, Franchisor shall provide Franchisee, at Franchisor's expense, with the services of up to a maximum of six (6) of Franchisor's training personnel to facilitate proper operation of the kitchen, bar and dining room areas during that period and to assist in correcting any operational problems which may arise.

       4.3 From time to time during the term of this Agreement, Franchisor will develop and test new menu items. The menu consists of approved national food and beverage selections. Franchisee shall comply with all menu changes which generally occur every six (6) months. The menu may be modified to reflect food and beverage items peculiar to Franchisee's local area, subject to Franchisor's testing and approval.


   5.  RESTAURANT SYSTEM AND PROCEDURES

       5.1 Franchisor shall furnish Franchisee with advice and assistance in managing and operating the Restaurant, and Franchisor's representatives will visit the Restaurant periodically. Franchisor will assist Franchisee in coordinating the Restaurant's pre-opening activities, and as noted more particularly in Subsection 4.2 hereof, shall provide Franchisee with the services of certain of Franchisor's personnel to facilitate proper operation of the Restaurant when it opens for business.

       5.2 Franchisee shall designate an employee who will supervise the Restaurant, and devote his or her full time, best efforts and constant personal attention to the day-to-day operation of the Restaurant (the "General Manager"). Franchisee also shall designate an employee who will supervise the Restaurant kitchen, and devote his or her full time, best efforts and constant personal attention to the day-to-day operation of the Restaurant kitchen (the "Kitchen Manager").

       5.3 Franchisee shall require that the General Manager, the Kitchen Manager and each of Franchisee's employees who serve as Restaurant managers to maintain his or her principal personal residence within a usual driving time of not more than approximately one (1) hour from the Restaurant. Franchisor reserves the right to require that, as a condition of his or her employment, the General Manager must successfully complete Franchisor's interview process and a psychological profile test in a manner which satisfies a uniform standard established by Franchisor. The test shall be administered by Franchisor, or by a testing agency designated by Franchisor, at Franchisee's expense.

       5.4 Unless Franchisor shall have given its prior written approval, Franchisee shall keep the Restaurant open for business only during the hours which are specified by Franchisor in the Franchise Operations Manual or in such other materials or manuals provided or made available by Franchisor to Franchisee (collectively the "Manuals"), provided that such hours do not conflict with state laws or local ordinances relating to the sale of alcoholic beverages or governing the hours during which restaurant establishments may be open for business. In addition, Franchisee expressly agrees to:

            (a) operate the Restaurant in a clean, safe and orderly manner, providing courteous, first-class service to the public;

            (b) diligently promote and make every reasonable effort to increase the business of the Restaurant;

            (c) advertise the business of the Restaurant by the use of the Franchisor's trade names, service marks and trademarks and such other insignia, slogans, emblems, symbols, designs and other identifying characteristics as may be developed or established from time to time by Franchisor and included in the Manuals, subject to the limitations of Subsections 8.4 and 8.5 hereof;

            (d) prohibit and, to the best of Franchisee's ability, prevent the use of the Restaurant for any immoral or illegal purpose, or for any other purpose, business activity, use of function which is not expressly authorized hereunder or in the Manuals; and

            (e) comply fully with all applicable laws and regulations, including, but not limited to, those relating to building construction, maintenance and safety, fire prevention, food safety, and the sale of alcoholic beverages.

       5.5 Franchisee hereby acknowledges receipt and loan of a copy of the Manuals heretofore or hereinafter furnished to Franchisee, and agrees to faithfully, completely and continuously perform, fulfill, observe and follow all instructions, requirements, standards, specifications, systems and procedures contained therein, including (a) those relating to the construction, design, decor, building and equipping of the Restaurant,
   (b) those relating to the selection, purchase, storage, preparation, packaging, service and sale of all products being sold at the Restaurant,
   (c) those relating to the maintenance and repair of Restaurant building, grounds, equipment, signs, interior and exterior decor items, fixtures and furnishings, and (d) those relating to employee uniforms and dress, accounting, bookkeeping, record retention, and other business systems, procedures and operations. The Manuals are incorporated herein by reference and hereby made part of this Agreement. Franchisee acknowledges and agrees that the materials contained in the Manuals are integral, necessary and material elements of the System.

       5.6 Franchisee understands, acknowledges and agrees that strict conformity with the System, including the standards, specifications, systems, procedures, requirements and instructions contained in this Agreement and in the Manuals, is vitally important, not only to the success of Franchisor, but to the collective success of all of Franchisor's other franchisees, by reason of the benefits which Franchisor and all of its franchisees will derive from uniformity in products sold, identity, quality, appearance, facilities and service among all restaurant units which are part of the System. Without limiting the generality of the foregoing provisions, Franchisee agrees to adhere strictly to the requirements in the Manuals relating (a) to the construction, design, decor, building and equipping of the Restaurant, (b) to the maximum permissible ratio of sales of alcoholic beverages to sales of food at the Restaurant, and (c) to the limitations on the number of video games or similar devices which may be placed on the Restaurant premises. Any failure to adhere to the standards, specifications, systems, requirements or instructions contained in this Agreement or in the Manuals shall constitute a material breach of this Agreement.

       5.7 Franchisor shall have the right, at any time and from time to time, in the good faith exercise of its reasonable business judgment, consistent with the overall best interests of the System generally, having due regard for the financial burden which may be placed upon its franchisees, to revise, amend, delete from and add to the System and the material contained in the Manuals. Franchisee expressly agrees to comply with all such revisions, amendments, deletions and additions.

       5.8 Franchisee shall offer for sale from the Restaurant, at all times when the Restaurant is open for business, only the products which are expressly designated in the Manuals, except, as noted more particularly in Subsection 4.3, to the extent that Franchisee has obtained Franchisor's prior written consent to a modification of that requirement. No product shall be offered or sold at or from the Restaurant under, or in connection with, any trademark or service mark other than Franchisor's designated trademarks and service marks without Franchisor's prior written consent.

       5.9 Franchisee shall obtain all food and beverage products, equipments, signs, interior and exterior decor items, fixtures, furnishings, supplies, and other products and materials required for the operation of or sold at the Restaurant solely from suppliers (including manufacturers, distributors and other sources) who demonstrate, to Franchisor's continuing reasonable satisfaction, the ability to meet Franchisor's then-current standards and specifications for such items; who possess adequate quality controls and capacity to supply Franchisee's needs promptly and reliably; and who have been approved in writing by Franchisor and not thereafter disapproved. The Manuals contain a list of approved suppliers. If Franchisee desires to purchase any items from an unapproved supplier, Franchisee shall submit to Franchisor a written request for such approval, which approval shall not be unreasonably withheld, or shall request the supplier itself to do so. Franchisor shall have the right to inspect the supplier's facilities, and to require that samples from the supplier be delivered, at Franchisor's option, either to Franchisor or to an independent, certified laboratory designated by Franchisor for testing. Franchisee or the supplier shall pay the costs of any such test. Franchisor shall notify Franchisee in writing within forty-five (45) days of receiving any such request whether it disapproves the supplier. Failure by Franchisor to so notify Franchisee within that period shall be deemed to constitute Franchisor's approval of such supplier. Franchisor reserves the right, at its option, to reinspect the facilities and retest products of any such approved supplier at any time and to revoke its approval upon the supplier's failure to continue to meet any of Franchisor's criteria. Notwithstanding the foregoing, any supplier of goods having any trademark, trade name, service mark, logo or symbol owned by Franchisor shall not be approved to supply Franchisee such goods until such supplier has entered a written agreement with Franchisor regarding the production, use and sale of such goods.

       5.10 No food or beverage product, interior or exterior decor item, sign, item of equipment, fixtures, furnishings or supplies, or other product or material required for the operation of the Restaurant, which bears any of Franchisor's trade names, service marks or trademarks, shall be used or sold in or upon the Restaurant premises unless the same shall have been first submitted to and approved in writing by Franchisor.

       5.11 The Manuals and all related material furnished to Franchisee hereunder are and shall remain the property of Franchisor, and must be returned to Franchisor, along with any copies made thereof, immediately upon request or upon the expiration or earlier termination of this Agreement.


   6.  TRAINING

       6.1 Franchisor shall make its operations training course available to the General Manager, the Kitchen Manager, and Franchisee's Assistant Managers and other Restaurant managers.

       6.2 Before the Restaurant opens for business, and thereafter as replacement personnel are employed by Franchisee, the General Manager, the Kitchen Manager and each Assistant Manager shall attend Franchisor's operations training facility for such period of time as Franchisor shall deem reasonably necessary, and shall successfully complete that course to Franchisor's reasonable satisfaction. If the General Manager, Kitchen Manager or an Assistant Manager fails to successfully complete Franchisor's operations training course, Franchisor may require designation of a new General Manager, Kitchen Manager or Assistant Manager, as the case may be, and Franchisee shall designate a new General Manager, Kitchen Manager or Assistant Manager, who shall be required to successfully complete such training course.

       6.3 The General Manager, the Kitchen Manager and each Assistant Manager shall, from time to time as reasonably required by Franchisor, attend and successfully complete to Franchisor's reasonable satisfaction a Franchisor-provided refresher course in restaurant operations.

       6.4 Franchisee shall be responsible for the Restaurant's compliance with the operating standards, methods, techniques and material taught at Franchisor's operations training course, and shall cause the employees of the Restaurant to be trained in such standards, methods and techniques as are relevant to the performance of their respective duties.

       6.5 Attendance of the General Manager, the Kitchen Manager and each Assistant Manager at any of Franchisor's training courses shall be tuition-free. Franchisee shall pay all other costs and expenses relating to the attendance of Franchisee's personnel at any of Franchisor's training courses, including, without limitation, the cost of travel, lodging, meals, and other related and incidental expenses.


   7.  RESTAURANT MAINTENANCE

       7.1 Franchisee shall, at Franchisee's sole cost and expense, maintain the Restaurant in conformity with the standards, specifications and requirements of the System, as the same may be designated by Franchisor from time to time. Franchisee specifically agrees to repair or replace, at Franchisee's cost and expense, equipment, signs, interior and exterior decor items, fixtures, furnishings, supplies, and other products and materials required for the operation of the Restaurant as necessary or desirable, and to obtain, at Franchisee's cost and expense, any new or additional equipment, signs, interior and exterior decor items, fixtures, furnishings, supplies, and other products and materials which may be reasonably required by Franchisor for new products or procedures. Except as may be expressly provided in the Manuals, no alterations or improvements, or changes of any kind in design, equipment, signs, interior or exterior decor items, fixtures or furnishings shall be made in or about the Restaurant or Restaurant premises without the prior written approval of Franchisor in each instance.

       7.2 In order to assure the continued success of the Restaurant, Franchisee shall, at any time from time to time after ________________, _________, (i.e., six [6] years after the date of this Agreement) as reasonably required by Franchisor (taking into consideration the cost and then-remaining term of this Agreement), modernize the Restaurant premises, equipment, signs, interior and exterior decor items, fixtures, furnishings, supplies, and other products and materials required for the operation of the Restaurant, to Franchisor's then-current standards and specifications, provided that at the time Franchisor requires Franchisee to so modernize the Restaurant premises at least twenty-five percent (25%) of Franchisor-owned and operated Restaurants meet such standards and specifications. Franchisee's obligations under this Subsection are in addition to, and shall not relieve Franchisee from, any of its other obligations under this Agreement, including those contained in the Manuals.

       7.3 If Franchisee is or becomes a lessee of the Restaurant premises, Franchisee shall have included in the lease provisions expressly permitting both Franchisee and Franchisor to take all actions and make all alterations referred to under Subsections 7.1 and 7.2 hereof, requiring the lessor thereunder to give Franchisor reasonable notice of any contemplated termination, and providing that Franchisee has the unrestricted right to assign the lease to Franchisor without the lessor having any right to impose conditions on such assignment or to obtain any payment in connection therewith. Franchisee shall not, without the prior written consent of Franchisor, execute any lease or other agreement which imposes, or purports to impose, any limitations on the ability of Franchisee and/or of Franchisor to operate additional restaurants at any particular location beyond the geographic limitation set forth in Section
   1.4 hereof, or any lease the term of which is shorter than the term of this Agreement.


   8.  ADVERTISING

       8.1 Franchisor shall develop and administer advertising, public relations and sales promotion programs designed to promote and enhance the collective success of all restaurant units in the System. It is expressly understood, acknowledged and agreed that in all phases of such advertising and promotion, including, without limitation, type, quantity, timing, placement and choice of media and medium, market areas, advertising agencies and public relations firms, Franchisor's decisions shall be final and binding. Franchisee shall have the right to participate actively in all such advertising, public relations and sales promotion programs, but only in full and complete accordance with such terms and conditions as may be established by Franchisor for each such program.

       8.2    Franchisee shall pay Franchisor, in the manner described in
   Section 9 hereof, a minimum dollar amount equal to one and one-half percent (1.5%) of Franchisee's gross sales, as defined in Subsection 9.3 hereof. Such funds shall become the sole and absolute property of Franchisor, to be allocated to a separate "advertising account" established by Franchisor. Franchisor shall use such funds for market studies, advertising and marketing studies or services, production of commercials, advertising copy and layouts, traffic costs, agency fees, marketing personnel, or any other costs associated with the development, marketing and testing of advertising, and for the purchase of advertising time, space or materials in national, regional or other advertising media, in a manner determined by Franchisor in its sole discretion. Within six (6) months following the end of Franchisor's fiscal year, Franchisor shall provide all franchisees with an accounting of all amounts received from them and expended by Franchisor for the matters set forth above. In addition, Franchisee shall expend a minimum dollar amount equal to one and one-half percent (1.5%) of Franchisee's gross sales, for local promotional activities, subject to the provisions of Subsections 8.4 and 8.5 hereof. Franchisor shall have the right at all times to review Franchisee's books and records, and to require Franchisee to produce evidence of its gross sales and local promotional activities, to ensure Franchisee's compliance with this Section. Any amount determined by said audit to be due Franchisor as part of the advertising fee will be paid to Franchisor by Franchisee within ten (10) days thereafter. At any time after execution of this Agreement, Franchisor may in its sole discretion increase, to a maximum of four percent (4%) of gross sales, the percentage of gross sales which Franchisee shall be required to pay to Franchisor for allocation to a separate advertising account pursuant to this Subsection 8.2.
   Franchisor shall use the funds paid pursuant to that increased percentage requirement solely for the purchase of advertising time, space or materials in national, regional or other advertising media, in a manner determined by Franchisor in its sole discretion, provided that in each calendar year (or other twelve [12] month period established by Franchisor) in which Franchisor makes expenditures for advertising from such an advertising account, so long as Franchisee is in compliance with its obligations hereunder, Franchisor's expenditures for advertising in the Territory encompassed by the Development Agreement (including expenditures for national or regional advertising in media which reach that Territory) shall be on a basis which is roughly proportional to Franchisee's contribution to that advertising account during that calendar year or other twelve (12) month period. Franchisor also may increase the percentage of gross sales which Franchisee shall be required to spend for local promotional activities, provided however, that in no event shall Franchisee be required to make payments pursuant to this Subsection 8.2 in a dollar amount in excess of five percent (5%) of gross sales.

       8.3 Franchisee shall submit to Franchisor, for Franchisor's approval, an advertising campaign plan relating to the promotion of the opening of the Restaurant which is sufficient to meet the needs of the market. The Manuals contain a Press Release kit to assist Franchisee in this regard. Franchisee shall conduct the approved advertising campaign and make all expenditures for advertising to promote the opening of the Restaurant no later than sixty (60) days after the Restaurant opens for business. Franchisor will reimburse fifty percent (50%) of Franchisee's out-of-pocket opening advertising expenditures up to a maximum of two thousand five hundred dollars ($2,500), if Franchisee meets the following criteria:

            (a) Franchisee's opening advertising expenditures are made within sixty (60) days after the opening of the Restaurant;

            (b) Franchisee submits to Franchisor within one hundred twenty (120) days after the opening of the Restaurant documentation for the opening advertising expenditures, such as paid invoices from suppliers of goods or services evidencing expenditure on the opening advertising promotion; and

            (c) Franchisee's opening advertising expenditures are made pursuant to the approved advertising campaign plan and in accordance with the Grand Opening Reimbursement Program Policy Guidelines set forth in the Manuals.

       8.4 Nothing in the foregoing Subsections shall be deemed to prohibit Franchisee from making additional expenditures for local promotional activities. All of the Franchisee's local promotional activities shall utilize approved advertising media. "Approved advertising media" are limited to the following:

            (a)   Newspapers, magazines and other such periodicals;

            (b)   Radio and television;

            (c) Outdoor advertising by signs displayed on billboards or buildings; and

            (d)   Handbills, flyers, door-hangers and direct mail.

   In the event Franchisee wants to use a form of advertising medium not set forth above, Franchisee shall submit a description of such medium and advertising to Franchisor. Franchisor shall notify Franchisee whether it approves the use of such medium within thirty (30) days of Franchisee's request. Failure by Franchisor to so notify Franchisee within that period shall be deemed to constitute Franchisor's approval of such request. Guidelines for local promotional activities are contained in the Manuals.

       8.5 All advertising copy and other materials employed by Franchisee in local promotional activities shall be in strict accordance and conformity with the standards, formats and specimens contained in the Manuals and shall receive the prior approval of Franchisor. In the event Franchisee wishes to deviate from the materials contained in the Manuals, Franchisee shall submit, in each instance, the proposed advertising copy and materials to Franchisor for approval in advance of publication. Franchisor shall notify Franchisee in writing, within fifteen (15) days of such submission, whether Franchisor disapproves such advertising copy and materials. Failure by Franchisor to so notify Franchisee within that period shall be deemed to constitute Franchisor's approval of such advertising copy and materials. In no event shall Franchisee's advertising contain any statement or material which may be considered
   (a) in bad taste or offensive to the public or to any group of persons,
   (b) defamatory of any person or an attack on any competitor, (c) to infringe upon the use, without permission, of any other persons' trade name, trademark, service mark or identification, or (d) inconsistent with the public image of Franchisor or of the System.

   9.  FEES

       9.1 As partial consideration for the rights granted hereunder, Franchisee shall pay Franchisor:

            (a) an initial franchise fee of _____________________ dollars ($__________), to be paid in the manner prescribed in Subsection 4.l of the Development Agreement as payment for the grant of the franchise;

            (b) a monthly royalty fee as determined by Franchisor, not to exceed five percent (5%) of each calendar month's gross sales, as provided in Subsection 4.3 of the Development Agreement, as payment for Franchisee's continuing right to operate the Restaurant as part of the System (see Exhibit 1); and

            (c) a monthly advertising fee equal to such percentage of each calendar month's gross sales as Franchisor may require pursuant to Subsection 8.2 hereof.

       Notwithstanding anything contained herein to the contrary, if the royalty fee set forth in Subsection 9.1(b) is equal to five percent (5%) of monthly gross sales, then in such an event, the advertising fee described in Subsection 9.1(c) shall not exceed four percent (4%) of monthly gross sales.

       9.2 The fees referred to in Subsections 9.l(b) and (c) (the "Fees") shall be paid by check mailed and postmarked on or before the twelfth day of the next full month immediately following the month to which the Fees relate. Any Fees, including the initial franchise fee, which are not paid when due shall bear interest from and after the due dates thereof at the rate of eighteen percent (18%) per annum or the highest rate permitted by applicable law, whichever is less.

       9.3     (a)    Except as provided in Subsection 9.3(b) hereof, the
   term "gross sales," as used in this Agreement, shall mean all receipts (cash, cash equivalents or credit) or revenues from sales from all business conducted upon or from the Restaurant premises, whether evidenced by check, cash, credit, charge account, exchange or otherwise, including, but not limited to, amounts received from the sale of goods, wares and merchandise (including sales of food, beverages and tangible property of every kind and nature, promotional or otherwise), from all services performed from or at the Restaurant premises, and from all orders taken or received at the Restaurant premises, regardless of where such orders are filled. Gross sales shall not be reduced by any deductions for cash shortages incurred in connection with the transaction of business with customers, credit card company charges or theft which is reimbursed by insurance or is not reported to the appropriate police authorities. Each charge or sale upon installment or credit shall be treated as a sale for the full price in the month during which such charge or sale shall be first made, irrespective of the time when Franchisee shall receive payment (whether full or partial) therefor.

            (b) Gross sales shall not include: (i) the sale of merchandise for which cash has been refunded or, except as provided in the second sentence of Subsection 9.3(a), not received, or allowances made for merchandise, if the sales of any such returned or exchanged merchandise shall have been previously included in gross sales, (ii) the amount of any sales tax imposed by any federal, state, municipal or other governmental authority directly on sales and intended to be collected from customers, provided that the amount thereof is added to the selling price and actually paid by the Franchisee to such governmental authority, (iii) the sale of merchandise for which a gift certificate is redeemed, provided that the initial sale of said gift certificate shall have been previously included in gross sales, (iv) the sale of waste products of the Restaurant, (v) the sale of meals to employees, (vi) telephone, game and vending machine revenues, (vii) the sale of non-food items or beverages at a discount in connection with a promotional campaign, (viii) one-time sale of furniture, fixtures or equipment, and (ix) theft which is not covered by insurance and is reported to the appropriate police authorities. In addition, Franchisor may, from time to time, in writing, permit or allow certain other items to be excluded from gross sales. Any such permission or allowance may be revoked or withdrawn at Franchisor's discretion.


   10.     RECORD KEEPING

       10.1 Franchisor shall provide Franchisee with a choice of two (2) or more approved point of sales systems, and Franchisee shall employ one (1) of such approved systems, without modification, in connection with the business of the Restaurant. Franchisee shall use such bookkeeping and record keeping forms as shall be prescribed in the Manuals.

       10.2 Franchisee shall complete and submit to Franchisor, on a regular, continuous basis, each of the following reports, in the form specified in the Manuals:

            (a) monthly Restaurant reports, on or before the twelfth day of each calendar month following the month to which the report relates;

            (b) annual Restaurant reports, on or before the fifteenth day of April of each year; and

            (c) weekly gross sales reports, on or before the Tuesday following the calendar week to which the report relates.

       10.3 The annual Restaurant reports referred to above shall include a balance sheet dated as of the end of Franchisee's fiscal year or calendar year and a profit and loss statement for such year, together with such additional financial information as Franchisor may reasonably request. Such balance sheet and profit and loss statement shall be prepared in accordance with generally accepted accounting principles, certified as correct and complete by Franchisee's chief executive officer, president, chief financial officer or controller and reported on and reviewed by an independent state-licensed certified public accountant. If Franchisee fails to provide Franchisor with such balance sheet and profit and loss statement, Franchisor shall have the right to have an independent audit made of Franchisee's books and records, and Franchisee shall promptly reimburse Franchisor for the cost thereof.

       10.4 Each of the reports referred to in this Section 10 shall be completed by Franchisee or its accountant in the respective specimen forms, and in accordance with the instructions, contained in the Manuals. Subsection 10.3 notwithstanding, time is of the essence with respect to the completion and submission of each such report.


   11.     FRANCHISEE ORGANIZATION, AUTHORITY,
       FINANCIAL CONDITION AND SHAREHOLDERS

       11.1 Franchisee and each Principal Shareholder represent and warrant that: (a) Franchisee is a corporation duly incorporated, validly existing and in good standing under the laws of the State of its incorporation;
   (b) Franchisee is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction in which its business activities or the nature of the properties owned by it requires such qualification; (c) the execution and delivery of this Agreement and the transaction contemplated hereby are within Franchisee's corporate power; (d) the execution and delivery of this Agreement has been duly authorized by the Franchisee; (e) the articles of incorporation and by-laws of Franchisee delivered to Franchisor are true, complete and correct, and there have been no changes therein since the date thereof;
   (f) the certified copies of the minutes electing the officers of Franchisee and authorizing the execution and delivery of this Agreement are true, correct and complete, and there have been no changes therein since the date(s) thereof; (g) the specimen stock certificate delivered to Franchisor is a true specimen of Franchisee's stock certificate; (h) the balance sheet of Franchisee as of ____________________, ________ ("Balance Sheet") and the balance sheets of its Principal Shareholders as of ____________________, ________, heretofore delivered to Franchisor, are true, complete and correct, and fairly present the financial positions of Franchisee and each Principal Shareholder, respectively, as of the dates thereof; (i) the Balance Sheet and each such balance sheet have been prepared in accordance with generally accepted accounting principles; and
   (j) there have been no materially adverse changes in the condition, assets or liabilities of Franchisee or Principal Shareholders since the date or dates thereof.

       11.2 Franchisee and each Principal Shareholder covenant that during the term of this Agreement: (a) Franchisee shall do or cause to be done all things necessary to preserve and keep in full force its corporate existence and shall be in good standing as a foreign corporation in each jurisdiction in which its business activities or the nature of the properties owned by it requires such qualification; (b) Franchisee shall have the corporate authority to carry out the terms of this Agreement; and
   (c) Franchisee shall print, in a conspicuous fashion on all certificates representing shares of its stock when issued, a legend referring to this Agreement and the restrictions on and obligations of Franchisee and Principal Shareholders hereunder, including the restrictions on transfer of Franchisee's shares.

       11.3 In addition to the financial information which Franchisee is required to provide to Franchisor under Subsections 10.2 and 11.1 hereof, Franchisee and Principal Shareholders shall provide Franchisor with such other financial information as Franchisor may reasonably request from time to time, including, on an annual basis, copies of the then-most current financial statements of Franchisee and each Principal Shareholder, dated as of the end of the last preceding fiscal year of the Franchisee or Principal Shareholder, said statements to be delivered to Franchisor no later than April 15 of each year.

       11.4 Franchisee and each Principal Shareholder represent, warrant and covenant that all Interests (as defined in Subsection 12.4 hereto) in Franchisee are owned as set forth on Appendix A hereto, that no Interest has been pledged or hypothecated (except in accordance with Section 12 of this Agreement), and that no change will be made in the ownership of any such Interest other than as permitted by this Agreement, or otherwise consented to in writing by Franchisor. Franchisee and Principal Shareholders agree to furnish Franchisor with such evidence as Franchisor may request, from time to time, for the purpose of assuring Franchisor that the Interests of Franchisee and Principal Shareholders remain as represented herein.

       11.5 Each Principal Shareholder, jointly and severally, hereby personally and unconditionally guarantees each of Franchisee's financial obligations to Franchisor (including, but not limited to, all obligations relating to the payment of fees by Franchisee to Franchisor). Each Principal Shareholder agrees that Franchisor may resort to such Principal Shareholder (or any of them) for payment of any such financial obligation, whether or not Franchisor shall have proceeded against Franchisee, any other Principal Shareholder or any other obligor primarily or secondarily obligated to Franchisor with respect to such financial obligation. Each Principal Shareholder hereby expressly waives presentment, demand, notice of dishonor, protest, and all other notices whatsoever with respect to Franchisor's enforcement of this guaranty. In addition, each Principal Shareholder agrees that if the performance or observance by Franchisee of any term or provision hereof is waived or the time of performance thereof extended by Franchisor, or payment of any such financial obligation is accelerated in accordance with any agreement between Franchisor and any party liable in respect thereto or extended or renewed, in whole or in part, all as Franchisor may determine, whether or not notice to or consent by any Principal Shareholder or any other party liable in respect to such financial obligations is given or obtained, such actions shall not affect or alter the guaranty of each Principal Shareholder described in this Subsection.


   12.     TRANSFER

       12.1 There shall be no Transfer of any Interest of Franchisee, or of a Principal Shareholder in Franchisee, in whole or in part (whether voluntarily or by operation of law), directly, indirectly or contingently, except in accordance with the provisions of this Section 12. "Transfer" and "Interest" are defined in Subsections 12.2, 12.3 and 12.4. Any proposed Transfer also shall be subject to the provisions of the Development Agreement.

       12.2 Except as provided in Subsection 12.3, "Transfer" shall mean any assignment, sale, pledge, hypothecation, gift or any other event which would change ownership of or change or create a new Interest, including, but not limited to:

            (a) any change in the ownership of or rights in or to any shares of stock or other equity interest in Franchisee which would result from the act of any shareholder of Franchisee ("Shareholder"), such as a sale, exchange, pledge or hypothecation of shares, or any interest in or rights to any of Franchisee's profits, revenues or assets, or any such change which would result by operation of law; and

            (b) any change in the percentage interest owned by any Shareholder in the shares of stock of Franchisee, or interests in its profits, revenues or assets which would result from any act of Franchisee such as a sale, pledge or hypothecation of any Restaurant assets (other than a pledge of assets to secure bona fide loans made or credit extended in connection with acquisition of the assets pledged, provided that immediately before and after such transaction the net worth of Franchisee shall not be less than the amount which is reflected on the Balance Sheet referred to in Subsection 11.1 of this Agreement); any sale or issuance of any shares of Franchisee's stock; the retirement or redemption of any shares of Franchisee's stock; or any sale or grant to any person of any right to participate in or otherwise to share or become entitled to any part of Franchisee's profits, revenues, assets or equity.

       12.3 "Transfer" shall not include (a) a change in the ownership of or rights to any shares or other equity interest in Franchisee pursuant to a public offering of Franchisee's securities registered under the Securities Act of 1933, or (b) a change in the ownership of or rights to any securities or other equity interest in Franchisee pursuant to a private offering of Franchisee's securities exempted from registration under such Act, provided that Franchisee provides Franchisor with a copy of its S-1 prospectus and/or offering memorandum ten (10) days prior to its filing with the Securities and Exchange Commission or circulation to third parties so that Franchisor may comment and, if necessary, correct any information concerning Franchisor and/or the System, and further provided that after giving effect to such public or private offering, the Principal Shareholders, or any of them, "control" Franchisee. For purposes of this
   Section 12, "control" means either (1) holding fifty-one percent (51%) or more of the outstanding voting securities of Franchisee, or (2) having the contractual power presently to designate a majority of the directors of Franchisee.

       12.4 "Interest" shall mean: when referring to interests or rights in Franchisee, any shares of Franchisee's stock and any other equitable or legal right in or to any of Franchisee's stock, revenues, profits or assets; when referring to rights or assets of Franchisee, Franchisee's rights under and interest in this Agreement, the Restaurant and its revenues, profits and assets.

       12.5 (a) The Interest of a Principal Shareholder may be transferred to such Principal Shareholder's spouse or children or to a person designated in such Principal Shareholder's will or trust (individually and collectively referred to as a "Successor"), upon such Principal Shareholder's death or permanent incapacity, without Franchisor's approval, provided that such Successor shall agree to be bound by the restrictions contained in this Section 12, and the other agreements and covenants of the Principal Shareholders contained in this Agreement.

            (b) The Interest of a Principal Shareholder may not be transferred to another Principal Shareholder without Franchisor's approval, which approval shall not be unreasonably withheld.

            (c) The Interest of a Successor may only be transferred in accordance with Subsection 12.5(b) or 12.6, regardless of whether such Transfer is for consideration or by gift or will or other device.

       12.6 (a) Franchisee understands and acknowledges that the rights and duties set forth in this Agreement are personal to Franchisee and that Franchisor has entered into this Agreement in reliance on the business skill and financial capability of Franchisee, and the business skill, financial capability and personal character of each Principal Shareholder. Except as otherwise provided in this Section 12, the Principal Shareholders shall at all times retain control of Franchisee. Except as otherwise provided in this Section 12, no Transfer of any part of Franchisee's Interest in this Agreement or in the Restaurant, and no Transfer of any Interest of any Principal Shareholder, shall be completed except in accordance with this Subsection 12.6. In the event of such a proposed Transfer of any part of Franchisee's Interest in this Agreement or in the Restaurant, or of any Interest of any Principal Shareholder, the party or parties desiring to effect such Transfer shall give Franchisor notice in writing of the proposed Transfer, which notice shall set forth the name and address of the proposed transferee, its financial condition, including a copy of its financial statement dated not more than ninety (90) days prior to the date of said notice, and all the terms and conditions of the proposed Transfer. Upon receiving such notice, Franchisor may (i) approve the Transfer, or (ii) withhold its consent to the Transfer. Franchisor shall, within forty-five (45) days of receiving such notice and all of the information required therein, advise the party or parties desiring to effect the Transfer whether it (1) approves the Transfer, or (2) withholds its consent to the Transfer, giving the reasons for such disapproval. Failure of Franchisor to so advise said party or parties within that forty-five (45) day period shall be deemed to be an approval of the proposed Transfer. Appendix B sets forth the criteria for obtaining Franchisor's consent to a proposed Transfer.

            (b) In the event that Franchisor approves the Transfer, and the Transfer is not completed within ninety (90) days of the later of
   (i) expiration of the forty-five (45) day notice period, or (ii) delivery of notice of Franchisor's approval of the proposed Transfer, Franchisor's approval of the proposed Transfer shall automatically be revoked. The ninety (90) day limitation described in the preceding sentence shall not apply if at the end of said ninety (90) day period the only issue which prevents completion of the Transfer is the need to effect transfers of the applicable liquor licenses. In the event of such a delay, the Transfer shall take place within seven (7) business days after those liquor licenses have been transferred. Any subsequent proposal to complete the proposed Transfer shall be subject to Franchisor's right of approval as provided herein. The party which desires to effect the proposed Transfer shall immediately notify Franchisor in writing of any change in the terms of a Transfer. Any material change in the terms of a Transfer prior to closing shall cause it to be deemed a new Transfer, revoking any approval previously given by Franchisor and conferring upon Franchisor a new right to approve such Transfer, which shall be deemed to commence on the day on which Franchisor receives written notice of such changes in terms.

       12.7 In connection with any request for Franchisor's approval of a proposed Transfer pursuant to this Section 12, the parties to the proposed Transfer shall pay Franchisor a fee to defray the actual cost of review and the administrative and professional expenses related to the proposed Transfer and the preparation and execution of documents and agreements, up to a maximum of two thousand five hundred dollars ($2,500).


   13.     CONFIDENTIALITY; RESTRICTIONS

       13.1 Franchisee and its Principal Shareholders acknowledge that over the term of this Agreement they are to receive proprietary information which Franchisor has developed over time at great expense, including, but not limited to, information regarding the System, methods of site selection, marketing and public relations methods, product analysis and selection, and service methods and skills relating to the development and operation of Restaurants. They further acknowledge that this information, which includes, but is not necessarily limited to, that contained in the Manuals, is not generally known in the industry and is beyond their own present skills and experience, and that to develop it themselves would be expensive, time consuming and difficult. Franchisee and its Principal Shareholders further acknowledge that the Franchisor's information provides a competitive advantage and will be valuable to them in the development of their business, and that gaining access to it is therefore a primary reason why they are entering into this Agreement. Accordingly, Franchisee and its Principal Shareholders agree that Franchisor's information, as described above, which may or may not be "trade secrets" under prevailing judicial interpretations, is private and valuable, and constitutes trade secrets belonging to Franchisor. Accordingly, in consideration of Franchisor's confidential disclosure to them of these trade secrets, Franchisee and Principal Shareholders agree as follows (subject to the provisions of the Development Agreement and any other franchise agreement between Franchisor and Franchisee):

            (a) During the term of this Agreement, neither Franchisee nor any Principal Shareholder, for so long as such Principal Shareholder owns an Interest in Franchisee, may, without the prior written consent of Franchisor, directly or indirectly engage in, or acquire any financial or beneficial interest (including any interest in corporations, partnerships, trusts, unincorporated associations or joint ventures) in, advise, help, guarantee loans or make loans to, any restaurant business whose menu or method of operation is similar to that employed by restaurant units within the System which is either
       (i) located in the Territory, as defined in the Development Agreement,
       (ii) located in the Area of Dominant Influence (as defined and established from time to time by Arbitron Ratings Company) of any Restaurant developed pursuant to the Development Agreement,
       (iii) located within a five (5) mile radius of any restaurant unit within the System, or (iv) determined by Franchisor, exercising reasonable good faith judgment, to be a direct competitor of the System.

            (b) Neither Franchisee, for two (2) years following the termination of this Agreement, nor any Principal Shareholder, for two (2) years following the termination of all of his or her Interest in Franchisee or the termination of this Agreement, whichever occurs first, may directly or indirectly engage in, or acquire any financial or beneficial interest (including any interest in corporations, partnerships, trusts, unincorporated associations or joint ventures) in, advise, help, guarantee loans or make loans to, any restaurant business whose menu or method of operation is similar to that employed by restaurant units within the System which is located either (i) in the Territory, as defined in the Development Agreement, (ii) in the Area of Dominant Influence (as defined and established from time to time by Arbitron Ratings Company) of any restaurant developed pursuant to the Development Agreement, (iii) within a five (5) mile radius of any restaurant unit within the System, or (iv) within any area for which an active, currently binding development agreement has been granted by Franchisor to another franchisee as of the date of the termination.

            (c)   Neither Franchisee nor any Shareholder shall at any time
       (i) appropriate or use the trade secrets incorporated in the System, or any portion thereof, in any restaurant business which is not within the System, (ii) disclose or reveal any portion of the System to any person, other than to Franchisee's Restaurant employees as an incident of their training, (iii) acquire any right to use any name, mark or other intellectual property right which is or may be granted by this Agreement, except in connection with the operation of the Restaurant, or (iv) communicate, divulge or use for the benefit of any other person or entity any confidential information, knowledge or know-how concerning the methods of development or operation of a restaurant utilizing the System, which may be communicated by Franchisor in connection with the franchise granted hereunder.

       13.2 Franchisee and Principal Shareholders agree that the provisions of this Section 13 are and have been a primary inducement to Franchisor to enter into this Agreement, and that in the event of breach thereof Franchisor would be irreparably injured and would be without adequate remedy at law. Therefore, in the event of a breach, or a threatened or attempted breach, of any of such provisions Franchisor shall be entitled, in addition to any other remedies which it may have hereunder or at law or in equity (including the right to terminate this Agreement), to a preliminary and/or permanent injunction and a decree for specific performance of the terms hereof without the necessity of showing actual or threatened damage, and without being required to furnish a bond or other security.

       13.3 The restrictions contained in Subsection 13.1(a) and (b) above shall not apply to ownership of less than two percent (2%) of the shares of a company whose shares are listed and traded on a national securities exchange if such shares are owned for investment only, and are not owned by an officer, director, employee, or consultant of such publicly traded company.

       13.4 If any court or other tribunal having jurisdiction to determine the validity or enforceability of this Section 13 determines that it would be invalid or unenforceable as written, then the provisions hereof shall be deemed to be modified or limited to such extent or in such manner as necessary for such provisions to be valid and enforceable to the greatest extent possible.

       13.5 Franchisee shall require the General Manager, the Kitchen Manager and each of its Restaurant managers to execute a confidentiality agreement in the form attached hereto as Appendix C. Franchisee shall be responsible for compliance of its employees with the agreements identified in this Subsection.


   14.     INSPECTIONS

       14.1 Franchisor shall have the right at any time, and from time to time, to have its representatives enter the Restaurant premises without notice for the purpose of inspecting the condition thereof and the operation of the Restaurant in order to determine whether Franchisee is in compliance with the standards, specifications, requirements and instructions contained in this Agreement and in the Manuals, and for any other reasonable purpose connected with the operation of the Restaurant.

       14.2 Without limiting the generality of Subsection 14.1, a representative of Franchisor shall be present in the Restaurant to consult with Franchisee or its General Manager once each calendar quarter and, at least semi-annually, a representative shall conduct an inspection/ consultation at the Restaurant (which may be conducted with or without notice). During such inspection, Franchisor's representative will inspect the condition of the Restaurant and observe procedures and operations at the Restaurant. Also during the inspection/consultation, Franchisor's representative will meet with the General Manager and such other Restaurant employees as Franchisor's representative may designate, for the purpose of evaluating the condition and operation of the Restaurant and seeking to maintain or achieve compliance with the standards, specifications, requirements and instructions contained in this Agreement and in the Manuals.

       14.3 Without limiting the generality of Subsection 14.1, Franchisor's representatives shall have the right at all times during normal business hours to confer with Restaurant employees and customers, and to inspect Franchisee's books, records and tax returns, or such portions thereof as pertain to the operation of the Restaurant. All such books, records and tax returns shall be kept and maintained at the principal executive offices of Franchisee or such other place as may be agreed upon by the parties in writing. If any inspection reveals that the gross sales reported in any report or statement are less than the actual gross sales ascertained by such inspection, then the Franchisee shall immediately pay Franchisor the additional amount of fees owing by reason of the understatement of gross sales previously reported, together with interest as provided in Subsection 9.2. In the event that any report or statement understates gross sales by more than three percent (3%) of the actual gross sales ascertained by Franchisor's inspection, Franchisee shall, in addition to making the payment provided for in the immediately preceding sentence, pay and reimburse Franchisor for any and all expenses incurred in connection with its inspection, including, but not limited to, reasonable accounting and legal fees. Such payments shall be without prejudice to any other rights or remedies which Franchisor may have under this Agreement or otherwise. If any inspection reveals that the gross sales reported in any report or statement are greater than the actual gross sales ascertained by such inspection, and that Franchisee thereby has made an overpayment of fees, the amount of the overpayment (without interest) shall be offset against future fees owing by Franchisee to Franchisor.

       14.4 Franchisee shall maintain an accurate stock register. In the event that the beneficial ownership of Franchisee's stock differs in any respect from record ownership, Franchisee also shall maintain a list of the names, addresses and interests of all beneficial owners of its stock. Franchisee shall produce its stock register, and any list of beneficial owners certified by the corporation's secretary to be correct, at its principal executive offices upon ten (10) days prior written request by Franchisor. Franchisor's representatives shall have the right to examine the stock register and any list of beneficial owners, and to reproduce all or any part thereof. Further, upon ten (10) days written notice, Franchisor may request a copy of the list of stockholders and owners of beneficial interests to be forwarded to it at Franchisor's principal office.


   15.     RELATIONSHIP OF PARTIES AND INDEMNIFICATION

       15.1 Franchisee is not, and shall not represent or hold itself out as, an agent, legal representative, joint venturer, partner, employee or servant of Franchisor for any purpose whatsoever and, where permitted by law to do so, shall file a business certificate to such effect with the proper recording authorities. Franchisee is an independent contractor and is not authorized to make any contract, agreement, warranty or representation on behalf of Franchisor, or to create any obligation, express or implied, on behalf of Franchisor. Franchisee agrees that Franchisor does not have any fiduciary obligation to Franchisee. Franchisee shall not use the name Applebee's Neighborhood Grill & Bar (other than in connection with the operation of the Restaurant), or Applebee's International, Inc., or any similar words as part of or in association with any trade name of any business entity which is, directly or indirectly, associated with Franchisee.

       15.2 Franchisee shall indemnify and hold harmless Franchisor and its officers, directors, employees, agents, affiliates, successors and assigns from and against (a) any and all claims based upon, arising out of, or in any way related to the operation or condition of any part of the Restaurant or Restaurant premises, the conduct of business thereat, the ownership or possession of real or personal property, and any negligent act, misfeasance or nonfeasance by Franchisee or any of its agents, contractors, servants, employees or licensees (including, without limitation, the performance by Franchisee of any act required by, or performed pursuant to, any provision of this Agreement), and (b) any and all fees (including reasonable attorneys' fees), costs and other expenses incurred by or on behalf of Franchisor in the investigation of or defense against any and all such claims.

       15.3 In addition to, and not in limitation of, any subsection hereof, Franchisee specifically covenants, represents and warrants that Franchisee is in compliance in all material respects with all federal, state, municipal and local laws governing the generation, use or disposal of hazardous waste or hazardous materials, and any and all other laws designed to protect the environment and that:

            (a) There have been no past, and there are no current or anticipated, releases or substantial threats of a release of a hazardous substance, pollutant or contaminant from or onto the Restaurant or real property upon which the Restaurant is located and referred to in this Agreement ("Premises") which is or may be subject to regulation under the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601, et seq.) or other laws designed to protect the environment;

            (b) The Premises have not previously been used, are not now being used and are not contemplated to be used for the treatment, collection, storage or disposal of any refuse or objectionable waste so as to require a permit or approval from the Environmental Protection Agency pursuant to the Hazardous and Solid Waste Amendments of 1984 (96 Stat. 3221) or any other federal, state, county or municipal agency charged with the responsibility of protecting the environment;

            (c) The Premises have not previously been used, are not now being used, and are not contemplated to be used, for the generation, transportation, treatment, storage or disposal of any hazardous waste;

            (d) No portion of the Premises are located on or over a "sanitary landfill" or an "open dump" within the meaning of the Resource Conservation and Recovery Act (42 U.S.C. 6941 et seq.), as amended by the Hazardous and Solid Waste Amendments of 1984 (96 Stat.
       3221);

            (e) No asbestos fibers or materials or polychlorinated biphenyls (PCB's) are on or in the Premises;

            (f) There have not been, nor are there presently pending, any federal or state enforcement actions against the Premises, nor is the Franchisee or its Landlord, if any, subject to any outstanding administrative orders which require ongoing compliance efforts in connection with compliance with laws designed to protect the environment;

            (g) The Franchisee has not entered into any consent decrees or administrative consent orders with any agency charged with the responsibility of protecting the environment;

            (h) There have not been any notices of violation sent to the Franchisee under the Citizens Suit Provisions of any statute;

            (i) The Franchisee has not received any request for information, notice or demand letters for administrative inquiries from any governmental entity with regard to its environmental practices;

            (j) The Franchisee has maintained all required records under each and every applicable environmental statute and is in full compliance with all environmental permits issued to it by any governmental or regulatory agency;

            (k) The Franchisee maintains all insurance policies as may be required by any applicable law governing the environment;

            (l) The Franchisee has no reason to believe that any operation of equipment on or at the Premises may be the cause of a future spill or release of a pollutant;

            (m) The Franchisee has not in the past, nor is it presently, generating, transporting or disposing of a hazardous substance as defined by Section 9601(12) of CERCLA; and

            (n) The Franchisor shall have the right, at Franchisee's expense, to require an environmental audit of the Premises from a company or companies satisfactory to Franchisor.

   16.     INSURANCE

       16.1 Franchisee shall procure before the commencement of Restaurant operations, and shall maintain in full force and effect during the entire term of this Agreement, at its sole cost and expense, an insurance policy or policies protecting Franchisee and Franchisor and their respective officers, directors and employees against any and all claims, loss, liability or expense whatsoever, arising out of or in connection with the condition, operation, use or occupancy of the Restaurant or Restaurant Premises. Franchisee shall procure workers' compensation coverage for each of its employees no later than the first date of such employee's employment. Franchisee shall also insure the Restaurant building and other improvements, equipment, signs, interior and exterior decor items, furnishings and fixtures, and any additions thereto, in accordance with standard fire and extended coverage insurance policies then in effect for similar businesses. Franchisor shall be named as an additional insured in all such policies, workers' compensation excepted, and the certificate or certificates of insurance shall state that the policy or policies shall not be subject to cancellation or alteration without at least thirty (30) days prior written notice to Franchisor. Such policy or policies shall be written by a responsible insurance company or companies satisfactory to Franchisor, and shall be in such form and contain such limits of liability as shall be satisfactory to Franchisor from time to time. In any event, such policy or policies shall include at least the following:

      KIND OF INSURANCE            MINIMUM LIMITS OF LIABILITY

      Workers' Compensation        Statutory

      General Public Liability,    $1,000,000 each person,
      including Product Liability, $1,000,000 each occurrence
      Injury and Liquor Liability

      Fire and Extended Coverage   Full replacement value

      Umbrella Liability Insurance $2,000,000


   Franchisee shall, upon request, exhibit certificates of such insurance to Franchisor. The insurance afforded by the policy or policies respecting public liability shall not be limited in any way by reason of any insurance which may be maintained by Franchisor.

       16.2 Within sixty (60) days after the execution of this Agreement, but in no event later than the day before the Restaurant opens for business, Franchisee shall submit to Franchisor for approval certificates of insurance showing compliance with the requirements of Subsection 16.1. Notwithstanding the foregoing, Franchisee shall submit to Franchisor for approval certificates of insurance showing compliance with the worker's compensation requirements set forth in Subsection 16.1 prior to the training of any Franchisee employee at a Restaurant operated by Franchisor. Maintenance of such insurance and the performance by Franchisee of its obligations under this Section 16 shall not relieve Franchisee of liability under the indemnity provisions of this Agreement, and shall not limit such liability.

       16.3 Should Franchisee, for any reason, fail to procure or maintain the insurance coverage required by this Section, then Franchisor shall have the right and authority to immediately procure such insurance coverage and to charge the cost thereof to Franchisee, which amounts shall be paid immediately upon notice and shall be subject to charges for late payments in the manner set forth in Subsection 9.2.

       16.4 No later than thirty (30) days following Franchisee's receipt of same, Franchisee shall submit to Franchisor a copy of any written report relating to the condition of the Restaurant premises, or any aspect thereof, prepared by an insurer or prospective insurer or by a representative of a federal, state or local government agency, provided that if any such report contains comments or information which could materially and detrimentally affect the Restaurant, such report shall be submitted to Franchisor within three (3) days following Franchisee's receipt thereof.


   17.     DEBTS AND TAXES

       Franchisee shall pay or cause to be paid promptly when due all obligations incurred, directly or indirectly, in connection with the Restaurant and its operation, including, without limitation, (a) all taxes and assessments that may be assessed against the Restaurant land, building and other improvements, equipment, fixtures, signs, furnishings, and other property; (b) all liens and encumbrances of every kind and character created or placed upon or against any of said property, and; (c) all accounts and other indebtedness of every kind and character incurred by or on behalf of Franchisee in the conduct of the Restaurant business. Notwithstanding the foregoing, Franchisee will not be in default of this Agreement as a result of a non-payment or non-performance of the foregoing so long as it disputes said debt or lien and is, in the sole opinion of Franchisor, validly and in good faith pursuing a resolution of said claim or lien and has reserved sufficient sums to pay the debt/claim as is agreed to by Franchisor.


   18.     TRADE NAMES, SERVICE MARKS AND TRADEMARKS

       18.1 Franchisee acknowledges the sole and exclusive right of Franchisor (except for rights granted under existing and future franchise agreements) to use Franchisor's trade names, service marks and trademarks in connection with the products and services to which they are or may be applied by Franchisor, and represents, warrants and agrees that Franchisee shall not, either during the term of this Agreement, or after the expiration or other termination hereof, directly or indirectly, contest or aid in contesting the validity, ownership or use thereof by Franchisor, or take any action whatsoever in derogation of the rights claimed herein by Franchisor.

       18.2 The right granted to Franchisee under this Agreement to use Franchisor's trade names, service marks and trademarks is nonexclusive, and Franchisor, in its sole discretion, subject only to the limitations contained in Subsection 1.4 of this Agreement, has the right to grant other rights in, to and under those names and marks in addition to those rights already granted, and to develop and grant rights in other names and marks on any such terms and conditions as Franchisor deems appropriate. The rights granted under this Agreement do not include any right or authority of any kind whatsoever to pre-package or sell pre-packaged food products under any of Franchisor's names or marks.

       18.3 Franchisee understands and acknowledges and agrees that Franchisor has the unrestricted right, subject only to the limitations contained in Subsection 1.4 of this Agreement, to engage, directly and indirectly, through its employees, representatives, licenses, assigns, agents, and others, at wholesale, retail, and otherwise, in (a) the production, distribution and sale of products under the names and marks licensed hereunder or other names or marks, and (b) the use, in connection with such production, distribution and sale, of any and all trademarks, trade names, service marks, logos, insignia, slogans, emblems, symbols, designs and other identifying characteristics as may be developed or used, from time to time, by Franchisor.

       18.4 Nothing contained in this Agreement shall be construed to vest in Franchisee any right, title or interest in or to any of Franchisor's names or marks, the goodwill now or hereafter associated therewith, or any right in the design of any restaurant building or premises, or the decor or trade-dress of the Restaurant, other than the rights and license expressly granted herein for the term hereof. Any and all goodwill associated with or identified by any of Franchisor's names or marks shall inure directly and exclusively to the benefit of Franchisor, including, without limitation, any goodwill resulting from operation and promotion of the Restaurant, provided that this Subsection shall not be construed to entitle Franchisor to receive any portion of the consideration paid to Franchisee and/or any Principal Shareholder as a result of a Transfer of an Interest pursuant to Section 12 hereof.

       18.5 Franchisee shall adopt and use Franchisor's names and marks only in a manner expressly approved by Franchisor, and shall not use any of Franchisor's names or marks in connection with any statement or material which may, in the judgment of Franchisor, be in bad taste or inconsistent with Franchisor's public image, or tend to bring disparagement, ridicule or scorn upon Franchisor, any of Franchisor's names or marks, or the goodwill associated therewith. Franchisee shall not adopt, use or register as its corporate name (by filling a certificate or articles of incorporation or otherwise) any trade or business name, style or design which includes, or is similar to, any of Franchisor's trademarks, service marks, trade names, logos, insignia, slogans, emblems, symbols, designs or other identifying characteristics.

       18.6 Franchisor shall have the right, at any time and from time to time, upon notice to Franchisee, to make additions to, deletions from and changes in any of Franchisor's names or marks, or all of them, all of which additions, deletions and changes shall be made in good faith, on a reasonable basis and with a view toward the overall best interests of the System. Franchisor will use its best efforts to protect and preserve the integrity and validity of Franchisor's names and marks, including the taking of actions deemed by Franchisor to be appropriate in the event of any apparent infringement of any of Franchisor's names or marks.

       18.7 (a) Franchisor shall hold Franchisee harmless from any liability or expense (but excluding consequential damages) resulting from infringement of a third party's service mark, trade name or trademark by Franchisor's service mark, Applebee's Neighborhood Grill & Bar, or by any other service mark, trademark or trade name of Franchisor which Franchisor shall designate as part of the System. This hold-harmless indemnity shall not apply to any unauthorized use by Franchisee of any such service mark, trade name or trademark.

            (b) Franchisee agrees to notify Franchisor promptly in writing of any suit or claim for infringement which is within the scope of the hold-harmless indemnity set forth in this Subsection 18.7. Subject to the terms and conditions of this Subsection 18.7, Franchisor shall have the sole right to defend or settle any such suit or claim of infringement at Franchisor's expense. Franchisee, at Franchisee's expense, shall have the right to be represented by counsel. Franchisor shall, however, retain control of any negotiations with respect to such claim or of any litigation involving such suit. Franchisee agrees to cooperate with Franchisor and to assist Franchisor whenever reasonably requested by Franchisor, at Franchisor's expense, in the defense of any such infringement suit or claim. Franchisee shall not enter into any settlement of any such claim or suit or conduct any settlement negotiations relative thereto without the prior approval of Franchisor in writing and, if Franchisee does so, the hold-harmless indemnity set forth in this Subsection 18.7 shall be deemed to have been waived and released in all respects.

       18.8 Franchisor represents that it is the sole owner of the service mark Applebee's Neighborhood Grill & Bar. In the event that Franchisee is precluded from operating the Restaurant because Franchisor determines that a third person has acquired rights under the law of any state in such mark, which so precludes Franchisee, Franchisor agrees (a) to repay to Franchisee the initial franchise fee paid by Franchisee with respect to the Restaurant, and (b) to assist Franchisee, at Franchisee's request, in locating an alternative site for the Restaurant.


   19.     EXPIRATION AND TERMINATION;
       OPTION TO PURCHASE RESTAURANT; ATTORNEYS' FEES

       19.1 Franchisor shall have the right to terminate this Agreement immediately upon written notice to Franchisee stating the reason for such termination:

            (a) in the event of any breach or default of any of the provisions of Subsection 9.1, Sections 12 or 13, Subsection 14.1 or
       Section 23;

            (b) if a petition in bankruptcy, an arrangement for the benefit of creditors, or a petition for reorganization is filed by Franchisee, or is filed against Franchisee and not dismissed within ninety (90) days from the filing thereof, or if Franchisee shall make any assignment for the benefit of creditors, or if a receiver or trustee is appointed for Franchisee and is not dismissed within ninety (90) days of such appointment;

            (c) if Franchisee ceases to operate the Restaurant without the prior written consent of Franchisor or loses its right to possession of the Restaurant premises; provided however, this provision will not apply if Franchisee ceases to operate the Restaurant or loses its right to possession of the Restaurant premises by reason of Force Majeure and Franchisee complies with the requirements of Section 24 of this Agreement;

            (d) if Franchisor discovers that Franchisee has made any material misrepresentation or omitted any material fact in the information which was furnished to Franchisor in connection with this Agreement;

            (e) if any part of this Agreement relating to the payment of fees to Franchisor, or the preservation of any of Franchisor's trade names, service marks, trademarks, trade secrets or secret formulae licensed or disclosed hereunder is, for any reason, declared invalid or unenforceable; or

            (f) if Franchisee or any Principal Shareholder is convicted of or pleads nolo contendere to a felony or any crime involving moral turpitude.

       If Franchisee defaults in the performance or observance of any of its other obligations hereunder, and such default continues for a period of sixty (60) days after written notice to Franchisee specifying such default, Franchisor shall have the right to terminate this Agreement upon thirty (30) days written notice to Franchisee. If Franchisee defaults in the performance or observance of the same obligation two (2) or more times within a twelve (12) month period, Franchisor shall have the right to terminate this Agreement immediately upon commission of the second act of default, upon thirty (30) days written notice to Franchisee stating the reason for such termination, without allowance for any curative period.

       The foregoing provisions of this Subsection 19.1 are subject to the provisions of any local statutes or regulations which limit the grounds upon which Franchisor may terminate this Agreement, or which require that Franchisor give Franchisee additional prior written notice of termination and opportunity to cure any default.

       In the event of termination by reason of Franchisee's failure after a good faith effort to obtain the necessary state or local liquor licenses (as required in Section 23), Franchisor shall refund to Franchisee, without interest, the franchise fee payment referred to in Subsection 9.1(a), less any expenses incurred and damages sustained by Franchisor in connection with its performance hereunder prior to the date of such termination. Franchisor shall also repay the initial franchise fee in the circumstances described in Subsection 18.8 hereof. In the event of termination for any other reason, Franchisor shall have no obligation to refund any amount previously paid by Franchisee, and Franchisee shall be obligated to promptly pay all sums which are then due Franchisor.

       19.2 Upon the termination of this Agreement by Franchisor, Franchisee may not remove any property from the Restaurant premises for thirty (30) days after the termination. Upon the expiration or earlier termination of this Agreement for any reason:

            (a) Franchisee shall immediately discontinue its use of the System and its use of Franchisor's trade names, service marks, trademarks, logos, insignia, slogans, emblems, symbols, designs and other identifying characteristics;

            (b) if the Restaurant premises are owned by Franchisee or leased from a third party, Franchisee shall, upon demand by Franchisor, remove (at Franchisee's expense) Franchisor's trade names, service marks, trademarks, logos, insignia, slogans, sign facia, emblems, symbols, designs and other identifying characteristics from all premises, and paint all premises and other improvements maintained pursuant to this Agreement a design and color which is basically different from Franchisor's authorized design and color. If Franchisee shall fail to make or cause to be made any such removal or repainting within thirty (30) days after written notice, then Franchisor shall have the right to enter upon the Restaurant premises, without being deemed guilty of trespass or any tort (or Franchisee shall cause Franchisor to be permitted on the premises as necessary), and make or cause to be made such removal, alterations and repainting at the reasonable expense of Franchisee, which expense Franchisee shall pay to Franchisor immediately upon demand; and

            (c) Franchisee shall not thereafter use any trademark, trade name, service mark, logo, insignia, slogan, emblem, symbol, design or other identifying characteristic that is in any way associated with Franchisor or similar to those associated with Franchisor, or use any food or proprietary menu item, recipe or method of food preparation or operate or do business under any name or in any manner that might tend to give the public the impression that Franchisee is or was a licensee or franchisee of, or otherwise associated with, Franchisor.

       19.3 In the event that any part to this Agreement initiates any legal proceeding to construe or enforce any of the terms, conditions and/or provisions of this Agreement, including, but not limited to, its termination provisions and its provisions requiring Franchisee to make certain payments to Franchisor incident to the operation of the Restaurant, or to obtain damages or other relief to which any such party may be entitled by virtue of this Agreement, the prevailing party or parties shall be paid its reasonable attorneys' fees and expenses by the other party or parties. If Franchisee fails to comply with a written notice of termination sent by Franchisor and a court later upholds such termination of this Agreement, Franchisee's operation of the Restaurant, from and after the date of termination stated in such notice, shall constitute willful trademark infringement and unfair competition by Franchisee, and Franchisee shall be liable to Franchisor for damages resulting from such infringement in addition to any fees paid or payable hereunder, including, without limitation, any profits which Franchisee derived from such post-termination operation of the Restaurant.

       19.4 (a) With respect to Restaurant premises owned by Franchisee, in the event of termination of this Agreement, Franchisor shall have, for thirty (30) days after the termination is effective, an option, exercisable upon written notice to Franchisee within such thirty (30) day period, to elect to purchase the Restaurant premises from Franchisee for the fair market value of the land and buildings, furnishings and equipment located therein.

            (b) In addition to the option described above, Franchisor shall have an option, exercisable upon written notice to Franchisee, to elect to purchase the Restaurant premises from Franchisee upon expiration of this Agreement for the fair market value of the land and buildings, furnishings, and equipment located therein subject to Franchisee's option to operate the Restaurant for an additional term under Subsection 1.3 hereof. If Franchisee does not notify Franchisor, pursuant to Subsection 1.3 hereof, of a desire to operate the Restaurant for an additional term, then Franchisor shall provide the written notice described in the preceding sentence within thirty (30) days after the latest date by which Franchisee is required by Subsection 1.3 to advise Franchisor of such a desire; if Franchisee does notify Franchisor of a desire to operate the Restaurant for an additional term and Franchisor determines that Franchisee is not eligible to do so, Franchisor shall provide the written notice described in the preceding sentence within thirty (30) days of its written notice to Franchisee that Franchisee is not eligible to operate the Restaurant for such additional term. With respect to the option to purchase upon expiration of this Agreement, this option shall not apply if prior to thirty (30) days before said expiration, Franchisee enters into an agreement to sell such Restaurant premises to a third party upon the expiration of the Franchise Agreement, provided that Franchisee's agreement with the purchaser includes a covenant by the purchaser, which is expressly enforceable by Franchisor as a third-party beneficiary thereof, pursuant to which the purchaser agrees that, for a period of twelve (12) months after the expiration of this Agreement, the purchaser shall not use such premises for the operation of a restaurant business whose menu or method of operation is similar to that employed by restaurant units within the System.

            (c) If Franchisee receives approval to operate the Restaurant premises for an additional term in accordance with Subsection 1.3 hereof, Franchisee will be required to execute the then-existing form of franchise agreement, which shall contain an option to obtain assignment of Franchisee's lease with a third party and/or to purchase certain property, exercisable by Franchisor upon termination thereof, and an option to purchase the Restaurant premises, exercisable by Franchisor upon expiration of the additional term (subject to any then-existing rights to renew of Franchisee). Such options shall be substantially similar to the provisions described in this Subsection 19.4.

            (d) If the parties cannot agree on the purchase price or other terms of purchase within thirty (30) days following Franchisor's exercise of its option pursuant to Subsection 19.4(a) and (b), the price or disputed terms of purchase shall be determined by three (3) appraisers, with each party selecting one (1) appraiser and the two (2) appraisers, so chosen, selecting the third appraiser. In the event of such an appraisal, each party shall bear its own legal and other costs and shall split the appraisal fees. The appraisers' determination of the price and other disputed terms of purchase shall be final and binding.

            (e) If Franchisor elects to exercise its option to purchase upon termination of this Agreement, the purchase price shall be paid within thirty (30) days of the determination of the purchase price and other terms of purchase. If Franchisor elects to exercise its option to purchase upon expiration of this Agreement, the purchase price shall be paid within thirty (30) days of the later of (a) the determination of the purchase price and other terms of purchase, or (b) expiration of this Agreement. If the Franchisor does not elect to exercise its option to purchase the Restaurant premises, the Franchisee may sell such premises to a third party, provided that Franchisee's agreement with the purchaser includes a covenant by the purchaser, which is expressly enforceable by Franchisor as a third-party beneficiary thereof, pursuant to which the purchaser agrees that it shall not use such premises for the operation of a restaurant business whose menu or method of operation is similar to that employed by restaurant units within the System for a period of twelve (12) months after the termination or expiration of this Agreement.

            (f) If the Restaurant premises are leased by Franchisee from a third party, such lease must allow Franchisee to assign the lease to Franchisor. Upon termination of this Agreement for any reason, Franchisor has the right, exercisable upon written notice to Franchisee within thirty (30) days after termination is effective, to require Franchisee to assign all Franchisee's rights and obligations under the lease to Franchisor and to immediately surrender possession of the premises, including all fixtures and leasehold improvements, to Franchisor. The lessor may not impose any assignment fee or other similar charge on Franchisor in connection with such assignment. If Franchisor exercises that right, it has an additional right, to be exercised within thirty (30) days after taking possession of the premises, to purchase all of Franchisee's equipment, signs, decor items, furnishings, supplies and other products and materials at their then-fair market value. If the parties cannot agree on the price, the price will be determined in the manner set forth in connection with Franchisee-owned Restaurant premises. If Franchisor elects not to purchase the items mentioned above, Franchisee shall, at Franchisee's own expense and under Franchisor's supervision remove those items from the premises within ten (10) days after such final election, or ten (10) days after expiration of the option period, whichever is earlier. If Franchisee fails to remove all such property from the premises within such period, Franchisor shall be entitled to do so, or to authorize a third party to do so, all at Franchisee's expense.

       19.5 In addition to the provisions contained in Subsection 19.4 hereof:

            (a) With respect to Restaurant premises owned by Franchisee, in the event of termination of this Agreement and Franchisor's exercise of its option to purchase the Restaurant premises pursuant to Subsection 19.4(a) hereof, Franchisee shall have, for ten (10) days after its receipt of written notice of Franchisor's election to purchase, an option, exercisable upon written notice to Franchisor, to lease said premises to Franchisor, pursuant to a lease which provides for rental at a rate not in excess of six percent (6%) of gross sales and triple net terms. Said lease shall provide for a lease term of at least ten (10) years with two (2) five (5)-year options to renew, and for primary annual rent of not in excess of the number derived from multiplying six percent (6%) times the gross sales reported by Franchisee to Franchisor for which Franchisee has paid a royalty fee for the next preceding calendar year times eighty percent (80%).

            (b) In addition to the option described above, Franchisee shall have an option, exercisable upon written notice to Franchisor, to elect to lease the Restaurant premises to Franchisor upon expiration of this Agreement and Franchisor's exercise of its option to purchase the Restaurant premises pursuant to Subsection 19.4(b) hereof, pursuant to the same terms set forth in Subsection 19.5(a) above, subject to Franchisee's option to operate the Restaurant for an additional term under Subsection 1.3 hereof. If (i) Franchisee does not notify Franchisor, pursuant to Subsection 1.3 hereof, of a desire to operate the Restaurant for an additional term, or (ii) Franchisee does notify Franchisor of a desire to operate the Restaurant for an additional term and Franchisor determines that Franchisee is not eligible to do so, and Franchisor exercises its option to purchase the Restaurant premises, then Franchisee shall provide the written notice described in the preceding sentence within ten (10) days after its receipt of written notice of Franchisor's election to purchase. With respect to the option to lease upon expiration of this Agreement, this option shall not apply if prior to thirty (30) days before said expiration, Franchisee enters into an agreement to sell such Restaurant premises to a third party upon the expiration of the Franchise Agreement, provided that Franchisee's agreement with the purchaser includes a covenant by the purchaser, which is expressly enforceable by Franchisor as a third-party beneficiary thereof, pursuant to which the purchaser agrees, at Franchisor's option, either to lease said premises to Franchisor upon the terms set forth in Subsection 19.5(a), or that for a period of twelve (12) months after the expiration of this Agreement, the purchaser shall not use such premises for the operation of a restaurant business whose menu or method of operation is similar to that employed by restaurant units within the System.

            (c) If Franchisee receives approval to operate the Restaurant premises for an additional term in accordance with Subsection 1.3 hereof, Franchisee will be required to execute the then-existing form of franchise agreement which shall contain an option to obtain assignment of Franchisee's lease with a third party and/or to lease certain property, exercisable by Franchisor upon termination thereof, and an option to lease the Restaurant premises, exercisable by Franchisor upon expiration of the additional term (subject to any then-existing rights to renew of Franchisee). Such options shall be substantially similar to the provisions described in this Subsection 19.5.


   20.     NO WAIVER OF DEFAULT

       20.1 The waiver by any party to this Agreement of any breach or default, or series of breaches or defaults, of any term, covenant or condition herein, or of any same or similar term, covenant or condition contained in any other agreement between Franchisor and any franchisee, shall not be deemed a waiver of any subsequent or continuing breach or default of the same or any other term, covenant or condition contained in this Agreement, or in any other agreement between Franchisor and any franchisee.

       20.2 All rights and remedies of the parties hereto shall be cumulative and not alternative, in addition to and not exclusive of any other rights or remedies which are provided for herein or which may be available at law or in equity in case of any breach, failure or default or threatened breach, failure or default of any term, provision or condition of this Agreement. The rights and remedies of the parties hereto shall be continuing and shall not be exhausted by any one (1) or more uses thereof, and may be exercised at any time or from time to time as often as may be expedient; and any option or election to enforce any such right or remedy may be exercised or taken at any time and from time to time. The expiration or earlier termination of this Agreement shall not discharge or release Franchisee or any Principal Shareholder from any liability or obligation then accrued, or any liability or obligation continuing beyond, or arising out of, the expiration or earlier termination of the Agreement.


   21.     CONSTRUCTION, SEVERABILITY,
       GOVERNING LAW AND JURISDICTION

       21.1 If any part of this Agreement shall for any reason be declared invalid, unenforceable or impaired in any way, the validity of the remaining portions shall remain in full force and effect as if the Agreement had been executed with such invalid portion eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portion of this Agreement without including therein any such portions which might be declared invalid; provided however, that in the event any part hereof relating to the payment of fees to Franchisor, or the preservation of any of Franchisor's trade names, service marks, trademarks, trade secrets or secret formulae licensed or disclosed hereunder is for any reason declared invalid or unenforceable, then Franchisor shall have the right to terminate this Agreement upon written notice to Franchisee. If any clause or provision herein would be deemed invalid or unenforceable as written, it shall be deemed modified or limited to such extent or in such manner as may be necessary to render the clause or provision valid and enforceable to the greatest extent possible in light of the interest of the parties expressed in that clause or provision, subject to the provisions of the preceding sentence.

       21.2 FRANCHISEE AND PRINCIPAL SHAREHOLDERS ACKNOWLEDGE THAT FRANCHISOR MAY GRANT NUMEROUS FRANCHISES THROUGHOUT THE UNITED STATES ON TERMS AND CONDITIONS SIMILAR TO THOSE SET FORTH IN THIS AGREEMENT, AND THAT IT IS OF MUTUAL BENEFIT TO FRANCHISEE AND PRINCIPAL SHAREHOLDERS AND TO FRANCHISOR THAT THESE TERMS AND CONDITIONS BE UNIFORMLY INTERPRETED. THEREFORE, THE PARTIES AGREE THAT TO THE EXTENT THAT THE LAW OF THE STATE OF MISSOURI DOES NOT CONFLICT WITH LOCAL FRANCHISE STATUTES, RULES AND REGULATIONS, MISSOURI LAW SHALL APPLY TO THE CONSTRUCTION OF THIS AGREEMENT AND SHALL GOVERN ALL QUESTIONS WHICH ARISE WITH REFERENCE HERETO; PROVIDED HOWEVER, THAT PROVISIONS OF MISSOURI LAW REGARDING CONFLICTS OF LAW SHALL NOT APPLY HERETO.

       21.3 THE PARTIES AGREE THAT ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PERFORMANCE THEREOF WHICH CANNOT BE AMICABLY SETTLED, EXCEPT AS OTHERWISE PROVIDED HEREIN, MAY, AT THE OPTION OF THE CLAIMANT, BE RESOLVED BY A PROCEEDING IN A COURT IN JACKSON COUNTY, MISSOURI, AND FRANCHISEE AND PRINCIPAL SHAREHOLDERS EACH IRREVOCABLY ACCEPT THE JURISDICTION OF THE COURTS OF THE STATE OF MISSOURI AND THE FEDERAL COURTS LOCATED IN JACKSON COUNTY, MISSOURI FOR SUCH CLAIMS, CONTROVERSIES OR DISPUTES.

       The parties agree that service of process in any proceeding arising out of or relating to this Agreement or the performance thereof may be made as to Franchisee and any Principal Shareholder by serving a person of suitable age and discretion (such as the person in charge of the office) at the address of Franchisee specified in this Agreement and as to Franchisor by serving the president or a vice-president of Franchisor at the address of Franchisor or by serving Franchisor's registered agent.


   22.     INTERFERENCE WITH EMPLOYMENT RELATIONS

       During the term of this Agreement, neither Franchisor nor Franchisee shall employ or seek to employ in a managerial position (i.e., in a position at a pay grade at or above that of Assistant Restaurant Manager or Kitchen Manager), directly or indirectly, any person who is at the time or was at any time during the prior six (6) months employed by the other party or any of its subsidiaries or affiliates, or by any franchisee in the System. This section shall not be violated if, at the time Franchisor or Franchisee employs or seeks to employ such person, such former employer has given its written consent. Notwithstanding any other provision of this Agreement, the parties hereto acknowledge that if this Section is violated, such former employer shall be entitled to liquidated damages equal to three (3) times the annual salary of the employee involved, plus reimbursement of all costs and attorneys' fees incurred. In addition to the rights granted to the parties hereto, the parties acknowledge and agree that any franchisee from which an employee was hired by either party to this Agreement in violation of the terms of this Section shall be deemed to be a third-party beneficiary of this provision and may sue and recover against the offending party the liquidated damages herein set forth; provided however, the failure by Franchisee to enforce this Section shall not be deemed to be a violation of this Section.


   23.     LIQUOR LICENSE

       The grant of the rights which are the subject of this Agreement is expressly conditioned upon the ability of the Franchisee to obtain and maintain any and all required state and/or local licenses permitting the sale of liquor by the drink on the Restaurant premises, and Franchisee agrees to use its best efforts to obtain such licenses. In the event Franchisee fails, after a good faith effort, to obtain any and all such required liquor licenses prior to the date on which the Restaurant is otherwise ready to open for business, then, at the option of the Franchisor, this Agreement may be terminated forthwith by Franchisor upon written notice to Franchisee, in which event, Franchisor shall refund to Franchisee, without interest, the initial franchise fee payment referred to in Subsection 9.1, less any expenses incurred and damages sustained by Franchisor in connection with its performance hereunder prior to the date of such termination. After obtaining the necessary state or local liquor licenses, Franchisee shall thereafter comply with all applicable laws and regulations relating to the sale of liquor on the Restaurant premises.
   If, during any twelve (12) month period during the term of this Agreement, Franchisee is prohibited for any reason from selling liquor on the Restaurant premises for more than thirty (30) days because of a violation or violations of state or local liquor laws, then at the option of Franchisor this Agreement may be terminated forthwith by Franchisor upon written notice to Franchisee.


   24.     FORCE MAJEURE

       24.1 As used in this Agreement, the term "Force Majeure" shall mean any act of God, strike, lock-out or other industrial disturbance, war (declared or undeclared), riot, epidemic, fire or other catastrophe, act of any government and any other similar cause not within the control of the party affected thereby.

       24.2 If the performance of any obligation by any party under this Agreement is prevented, hindered or delayed by reason of Force Majeure, which cannot be overcome by use of normal commercial measures, the parties shall be relieved of their respective obligations to the extent the parties are respectively necessarily prevented, hindered or delayed in such performance during the period of such Force Majeure. The party whose performance is affected by an event of Force Majeure shall give prompt notice of such Force Majeure event to the other party by telephone or telegram (in each case to be confirmed in writing), setting forth the nature thereof and an estimate as to its duration, and shall be liable for failure to give such timely notice only to the extent of damage actually caused.

       24.3 Notwithstanding the provisions of this Section 24, if, as a result of an event of Force Majeure (including condemnation proceedings), the Franchisee ceases to operate the Restaurant or loses the right to possession of the Restaurant premises, Franchisee shall apply within thirty (30) days after the event of Force Majeure for Franchisor's approval to relocate and/or reconstruct the Restaurant. If relocation is necessary, Franchisor agrees to use its reasonable efforts to assist Franchisee in locating an alternative site in the same general area where Franchisee can operate a Restaurant within the System for the balance of the term of the Franchise Agreement. If Franchisor so assists Franchisee, Franchisee shall reimburse Franchisor for its reasonable out-of-pocket expenses incurred as a result thereof. (This provision shall not be construed to prevent Franchisee from receiving the full amount of any condemnation award of damages relating to the closing of the Restaurant; provided however, that if Franchisor or an affiliate is the lessor of the Restaurant premises, Franchisee specifically waives and releases any claim it may have for the value of any building, fixtures and other improvements on the premises, whether or not installed or paid for by the Franchisee, and Franchisee agrees to subordinate any claim it may have to Franchisor's claim for such improvements.) Selection of an alternative location will be subject to the site approval procedures set forth in Section 5 of the Development Agreement. Once Franchisee has obtained Franchisor's approval to relocate and/or reconstruct the Restaurant, Franchisee must diligently pursue relocation and/or reconstruction until the Restaurant is reopened for business.


   25.     MISCELLANEOUS

       25.1 All notices and other communications required or permitted to be given hereunder shall be deemed given when delivered in person or mailed by registered or certified mail addressed to the recipient at the address set forth below, unless that party shall have given written notice of change of address to the sending party, in which event the new address so specified shall be used.

       FRANCHISOR:    Applebee's International, Inc.
                      4551 W. 107th Street, Suite 100
                      Overland Park, Kansas 66207
                      Attention:  President


       FRANCHISEE:






       PRINCIPAL SHAREHOLDERS:






       25.2 All terms used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Agreement may require, the same as if such words had been written in this Agreement themselves. The headings inserted in this Agreement are for reference purposes only and shall not affect the construction of this Agreement or limit the generality of any of its provisions. The term "business day" means any day other than Saturday, Sunday, or the following national holidays: New Year's Day, Martin Luther King Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving and Christmas.

       25.3 Franchisee shall, at its own cost and expense, promptly comply with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and offices thereof. Without limiting the generality of the foregoing, Franchisee shall abide by all applicable rules and regulations of any public health department.

       25.4 In the event that Franchisor has leased the Restaurant premises to Franchisee pursuant to a written lease agreement (the "Lease"), the Lease is hereby incorporated in this Agreement by reference, and any failure on the part of Franchisee (Lessee therein) to perform, fulfill or observe any of the covenants, conditions or agreements contained in the Lease shall constitute a material breach of this Agreement. It is expressly understood, acknowledged and agreed by Franchisee that any termination of the Lease shall result in automatic and immediate termination of this Agreement without additional notice to Franchisee.

       25.5 This Agreement and the documents referred to herein constitute the entire agreement between the parties, superseding and canceling any and all prior and contemporaneous agreements, understandings, representations, inducements and statements, oral or written, of the parties in connection with the subject matter hereof. FRANCHISEE EXPRESSLY ACKNOWLEDGES THAT IT HAS ENTERED INTO THIS FRANCHISE AGREEMENT AS A RESULT OF ITS OWN INDEPENDENT INVESTIGATION AND AFTER CONSULTATION WITH ITS OWN ATTORNEY, AND NOT AS A RESULT OF ANY REPRESENTATIONS OF FRANCHISOR, ITS AGENTS, OFFICERS OR EMPLOYEES, EXCEPT AS CONTAINED HEREIN AND IN FRANCHISOR'S FRANCHISE OFFERING CIRCULAR, HERETOFORE MADE AVAILABLE TO FRANCHISEE.

       25.6 Except as expressly authorized herein, no amendment or modification of this Agreement shall be binding unless executed in writing both by Franchisor and by Franchisee and Principal Shareholders.


   26.     ACKNOWLEDGMENTS

       Franchisee and Principal Shareholders acknowledge that:

            (a) Franchisee has received a copy of this Agreement and has had an opportunity to consult with its attorney with respect thereto at least five (5) business days prior to execution of this Agreement;

            (b) No representation has been made by Franchisor as to the future profitability of the Restaurant;

            (c) Prior to the execution of this Agreement, Franchisee has had ample opportunity to contact Franchisor's existing franchisees, if any, and to investigate all statements made by Franchisor relating to the System;

            (d) This Agreement establishes the right to construct and operate a Restaurant only at the location specified in Subsection 1.1 hereof; and

            (e) Franchisor is the sole owner of the service marks identified in this Agreement, and of the goodwill associated therewith, and Franchisee acquires no right, title or interest in those names and marks other than the right to use them only in the manner and to the extent prescribed and approved by Franchisor.

   IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first above written.

                                      FRANCHISOR:

   ATTEST:                            APPLEBEE'S INTERNATIONAL, INC.


                                      By:
   Name:                              Name:
   Title:                             Title:


                                      FRANCHISEE:

   ATTEST:


                                      By:
   Name:                              Name:
   Title:                             Title:


                                      PRINCIPAL SHAREHOLDER(S):



   Witness                            Name:



   Witness                            Name:



   Witness                            Name:




   Witness                            Name:

                        EXHIBIT 1 TO FRANCHISE AGREEMENT

                                   ROYALTY FEE


       The monthly royalty fee to be paid by Franchisee shall be four percent (4%) of each calendar month's gross sales; provided however, on and after January 1, 2000, Franchisor may, in its sole discretion, increase the monthly royalty fee to five percent (5%) of each calendar month's gross sales.

                        APPENDIX A TO FRANCHISE AGREEMENT

                        STATEMENT OF OWNERSHIP INTERESTS


                                                Percent of Issued
                                                and Outstanding
                      Shareholder               Shares of Franchisee

                        APPENDIX B TO FRANCHISE AGREEMENT

                  REVIEW AND CONSENT WITH RESPECT TO TRANSFERS


        In determining whether to grant or to withhold consent to a proposed Transfer, Franchisor shall consider all of the facts and circumstances which it views as relevant in the particular instance, including, but not limited to, any of the following: (i) work experience and aptitude of Proposed New Owner and/or proposed new management (a proposed transferee of a Principal Shareholder's Interest and/or a proposed transferee of this Agreement is referred to as "Proposed New Owner"); (ii) financial background and condition of Proposed New Owner, and actual and pro forma financial condition of Franchisee; (iii) character and reputation of Proposed New Owner; (iv) conflicting interests of Proposed New Owner;
   (v) the terms and conditions of Proposed New Owner's rights, if the proposed Transfer is a pledge or hypothecation; (vi) the adequacy of Franchisee's operation of any Restaurant and compliance with the System and this Agreement; and (vii) such other criteria and conditions as Franchisor shall then consider relevant in the case of an application for a new franchise to operate a restaurant unit within the System by an applicant that is not then currently doing so. Franchisor's consent also may be conditioned upon execution by Proposed New Owner of an agreement whereby Proposed New Owner assumes full, unconditional, joint and several liability for, and agrees to perform from the date of such Transfer, all obligations, covenants and agreements contained herein to the same extent as if it had been an original party to this Agreement and may also require Franchisee and Principal Shareholders, including the proposed Transferor(s), to execute a general release which releases Franchisor from any claims they may have had or then have against Franchisor. In the event Proposed New Owner is a partnership (including, but not limited to, a limited partnership), Proposed New Owner will also be required to execute an addendum to the Agreement which amends the references to Franchisee and its Principal Shareholders to include the partnership approved by Franchisor and Proposed New Owner's general partner(s) and the principal shareholders of the general partner(s), if the general partner(s) is a corporation. This addendum will contain a provision including in the definition of "Transfer" the withdrawal, removal or voluntary/involuntary dissolution (if applicable) of the general partner(s) or the substitution or addition of a new general partner. Franchisee or Principal Shareholders, as the case may be, shall provide Franchisor with such information as it may require in connection with a request for approval of a proposed Transfer.

                        APPENDIX C TO FRANCHISE AGREEMENT

                            CONFIDENTIALITY AGREEMENT

        THIS AGREEMENT is made this ________ day of ________________, 19_______, by and between _______________________________________, a
   _____________ corporation ("Developer"), and __________________________, an individual employed by Developer ("Employee").

   WITNESSETH:

        WHEREAS, APPLEBEE'S INTERNATIONAL, INC. ("Applebee's") is the owner of all rights in and to a unique system for the development and operation of restaurants (the "System"), which includes proprietary rights in valuable trade names, service marks and trademarks, including the service mark Applebee's Neighborhood Grill & Bar and variations of such mark, designs and color schemes for restaurant premises, signs, equipment, procedures and formulae for preparing food and beverage products, specifications for certain food and beverage products, inventory methods, operating methods, financial control concepts, a training facility and teaching techniques;

        WHEREAS, Developer is the owner of the exclusive right to develop restaurants franchised by Applebee's which utilize the System
   ("Restaurants") for the period and in the territory described in the Development Agreement between Applebee's and Developer (the "Development Agreement"); and

        WHEREAS, Developer acknowledges that Applebee's information as described above was developed over time at great expense, is not generally known in the industry and is beyond Developer's own present skills and experience, and that to develop it itself would be expensive, time-consuming and difficult, that it provides a competitive advantage and will be valuable to Developer in the development of its business, and that gaining access to it was therefore a primary reason why Developer entered into the Development Agreement; and

        WHEREAS, in consideration of Applebee's confidential disclosure to Developer of these trade secrets, Developer has agreed to be obligated by the terms of Development Agreement to execute, with each employee of Developer who will have supervisory authority over the development or operation of more than one Restaurant in the Territory described in the Development Agreement, a written agreement protecting Applebee's trade secrets and confidential information entrusted to Employee;

        NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, the parties agree as follows:

        (1) The parties acknowledge and agree that Employee is or will be employed in a supervisory or managerial capacity and in such capacity will have access to information and materials which constitute trade secrets and confidential and proprietary information. The parties further acknowledge and agree that any actual or potential direct or indirect competitor of Applebee's, or of any of its franchisees, shall not have access to such trade secrets and confidential information.

        (2) The parties acknowledge and agree that the System includes trade secrets and confidential information which Applebee's has revealed to Developer in confidence, and that protection of said trade secrets and confidential information and protection of Applebee's against unfair competition from others who enjoy or who have had access to said trade secrets and confidential information are essential for the maintenance of goodwill and special value of the System.

        (3)  Employee agrees that he or she shall not at any time
   (i) appropriate or use the trade secrets incorporated in the System, or any portion thereof, for use in any business which is not within the System; (ii) disclose or reveal any portion of the System to any person, other than to Developer's employees as an incident of their training;
   (iii) acquire any right to use, or to license or franchise the use of any name, mark or other intellectual property right which is or may be granted by any franchise agreement between Applebee's and Developer; or
   (iv) communicate, divulge or use for the benefit of any other person or entity any confidential information, knowledge or know-how concerning the methods of development or operation of a Restaurant which may be communicated to Employee or of which Employee may be apprised by virtue of Employee's employment by Developer. Employee shall divulge such confidential information only to such of Developer's other employees as must have access to that information in order to operate a Restaurant or to develop a prospective site for a Restaurant. Any and information, knowledge and know-how, including, without limitation, drawings, materials, equipment, specifications, techniques and other data, which Applebee's designates as confidential, shall be deemed confidential for purposes of this Agreement.

        (4) Employee further acknowledges and agrees that the Franchise Operations Manual and any other materials or manuals provided or made available to Developer by Applebee's (collectively, the "Manuals"), described in Section 5 of the applicable franchise agreement between Applebee's and Developer, are loaned by Applebee's to Developer for limited purposes only, remain the property of Applebee's, and may not be reproduced, in whole or in part, without the written consent of Applebee's.

        (5) Employee agrees to surrender to Developer or to Applebee's each and every copy of the Manuals and any other information or material in his or her possession or control upon request, upon termination of employment or upon completion of the use for which said Manuals or other information or material may have been furnished to Employee.

        (6) The parties agree that in the event of a breach of this Agreement, Applebee's would be irreparably injured and would be without an adequate remedy at law. Therefore, in the event of a breach or a threatened or attempted breach of any of the provisions hereof, Applebee's shall be entitled to enforce the provisions of this Agreement as a third-party beneficiary hereof and shall be entitled, in addition to any other remedies which it may have hereunder at law or in equity (including the right to terminate the Development Agreement), to a temporary and/or permanent injunction and a decree for specific performance of the terms hereof without the necessity of showing actual or threatened damage, and without being required to furnish a bond or other security.

        (7) If any court or other tribunal having jurisdiction to determine the validity or enforceability of this Agreement determines that it would be invalid or unenforceable as written, the provisions hereof shall be deemed to be modified or limited to such extent or in such manner necessary for such provisions to be valid and enforceable to the greatest extent possible.

        IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first above written.

   DEVELOPER                          EMPLOYEE


   By:                                By:
   Name:                              Name:
   Title:

                       APPENDIX C TO DEVELOPMENT AGREEMENT

                        STATEMENT OF OWNERSHIP INTERESTS


                                                Percent of Issued
                                                and Outstanding
                      Shareholder               Shares of Developer


                 The Marcus Corporation                      100%

                       APPENDIX D TO DEVELOPMENT AGREEMENT

                  REVIEW AND CONSENT WITH RESPECT TO TRANSFERS


        In determining whether to grant or to withhold consent to a proposed Transfer, Franchisor shall consider all of the facts and circumstances which it views as relevant in the particular instance, including, but not limited to, any of the following: (i) work experience and aptitude of Proposed New Owner and/or proposed new management (a proposed transferee of a Principal Shareholder's Interest and/or a proposed transferee of this Agreement is referred to as "Proposed New Owner"); (ii) financial background and condition of Proposed New Owner, and actual and pro forma financial condition of Developer; (iii) character and reputation of Proposed New Owner; (iv) conflicting interests of Proposed New Owner;
   (v) the terms and conditions of Proposed New Owner's rights, if the proposed Transfer is a pledge or hypothecation; (vi) the adequacy of Developer's operation (as Franchisee) of any Restaurant and compliance with the System and this Agreement; and (vii) such other criteria and conditions as Franchisor shall then consider relevant in the case of an application for a new franchise to operate a restaurant unit within the System by an applicant that is not then currently doing so. Franchisor's consent also may be conditioned upon execution by Proposed New Owner of an agreement whereby Proposed New Owner assumes full, unconditional, joint and several liability for, and agrees to perform from the date of such Transfer, all obligations, covenants and agreements contained herein to the same extent as if it had been an original party to this Agreement and may also require Developer and Principal Shareholders, including the proposed Transferor(s), to execute a general release which releases Franchisor from any claims they may have had or then have against Franchisor. In the event Proposed New Owner is a partnership (including, but not limited to, a limited partnership), Proposed New Owner will also be required to execute an addendum to the Agreement which amends the references to Developer and its Principal Shareholders to include the partnership approved by Franchisor and Proposed New Owner's general partner(s) and the principal shareholders of the general partner(s), if the general partner(s) is a corporation. This addendum will contain a provision including in the definition of "Transfer" the withdrawal, removal or voluntary/involuntary dissolution (if applicable) of the general partner(s) or the substitution or addition of a new general partner. Developer or Principal Shareholders, as the case may be, shall provide Franchisor with such information as it may require in connection with a request for approval of a proposed Transfer.

                       APPENDIX E TO DEVELOPMENT AGREEMENT

                          CONFIDENTIALITY AGREEMENT AND
                             COVENANT NOT TO COMPETE

        THIS AGREEMENT is made this ________ day of ________________, 19______, by and between _______________________________________, a
   _____________ corporation ("Developer"), and __________________________, an individual employed by Developer ("Employee").

   WITNESSETH:

        WHEREAS, APPLEBEE'S INTERNATIONAL, INC. ("Applebee's") is the owner of all rights in and to a unique system for the development and operation of restaurants (the "System"), which includes proprietary rights in valuable trade names, service marks and trademarks, including the service mark Applebee's Neighborhood Grill & Bar and variations of such mark, designs and color schemes for restaurant premises, signs, equipment, procedures and formulae for preparing food and beverage products, specifications for certain food and beverage products, inventory methods, operating methods, financial control concepts, a training facility and teaching techniques;

        WHEREAS, Developer is the owner of the exclusive right to develop restaurants franchised by Applebee's which utilize the System
   ("Restaurants") for the period and in the territory described in the Development Agreement between Applebee's and Developer (the "Development Agreement");

        WHEREAS, Developer acknowledges that Applebee's information as described above was developed over time at great expense, is not generally known in the industry and is beyond Developer's own present skills and experience, and that to develop it itself would be expensive, time-consuming and difficult, that it provides a competitive advantage and will be valuable to Developer in the development of its business, and that gaining access to it was therefore a primary reason why Developer entered into the Development Agreement; and

        WHEREAS, in consideration of Applebee's confidential disclosure to Developer of these trade secrets, Developer has agreed to be obligated by the terms of Development Agreement to execute, with its Director of Operations, a written agreement protecting Applebee's trade secrets and confidential information entrusted to Employee, and protecting against unfair competition;

        NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, the parties agree as follows:

        (1) The parties acknowledge and agree that Employee is or will be employed in a supervisory or managerial capacity and in such capacity will have access to information and materials which constitute trade secrets and confidential and proprietary information. The parties further acknowledge and agree that any actual or potential direct or indirect competitor of Applebee's or of any of its franchisees shall not have access to such trade secrets and confidential information.

        (2) The parties acknowledge and agree that the System includes trade secrets and confidential information which Applebee's has revealed or will reveal to Developer in confidence, and that protection of said trade secrets and confidential information and protection of Applebee's against unfair competition from others who enjoy or who have had access to said trade secrets and confidential information are essential for the maintenance of goodwill and special value of the System.

        (3)  Employee agrees that he or she shall not at any time
   (i) appropriate or use the trade secrets incorporated in the System, or any portion thereof, for use in any business which is not within the System; (ii) disclose or reveal any portion of the System to any person other than to Developer's employees as an incident of their training;
   (iii) acquire any right to use, or to license or franchise the use of any name, mark or other intellectual property right which is or may be granted by any franchise agreement between Applebee's and Developer; or
   (iv) communicate, divulge or use for the benefit of any other person or entity any confidential information, knowledge or know-how concerning the methods of development or operation of a Restaurant which may be communicated to Employee or of which Employee may be apprised by virtue of Employee's employment by Developer. Employee shall divulge such confidential information only to such of Developer's other employees as must have access to that information in order to operate a Restaurant or to develop a prospective site for a Restaurant. Any and all information, knowledge and know-how, including, without limitation, drawings, materials, equipment, specifications, techniques and other data, which Applebee's designates as confidential, shall be deemed confidential for purposes of this Agreement.

        (4) Employee agrees that for the duration of his or her employment by Developer, and for two (2) years following termination thereof, Employee may not, without the prior written consent of Applebee's, directly or indirectly, for himself or through, on behalf of or in conjunction with any person, partnership or corporation, engage in or acquire any financial or beneficial interest (including any interest in corporations, partnerships, trusts, unincorporated associations or joint ventures) in, advise, help, guarantee loans or make loans to, any restaurant business whose menu or method of operation is the same as or similar to that employed by restaurant units within the System which is located either (a) in the Territory, as defined in the Development Agreement, or (b) in the Area of Dominant Influence (as defined and established from time to time by Arbitron Ratings Company) of any Restaurant developed pursuant to the Development Agreement.

        (5) Employee further acknowledges and agrees that the Franchise Operations Manual and any other materials and manuals provided or made available to Developer by Applebee's (collectively, the "Manuals"), described in Section 5 of the form of franchise agreement which is attached as Appendix B to the Development Agreement are loaned by Applebee's to Developer for limited purposes only, remain the property of Applebee's, and may not be reproduced, in whole or in part, without the written consent of Applebee's.

        (6) Employee agrees to surrender to Developer or to Applebee's each and every copy of the Manuals and any other information or material in his or her possession or control upon request, upon termination of employment, or upon completion of the use for which said Manuals or other information or material may have been furnished to Employee.

        (7) The parties agree that in the event of a breach of this Agreement, Applebee's would be irreparably injured and would be without an adequate remedy at law. Therefore, in the event of a breach or a threatened or attempted breach of any of the provisions hereof, Applebee's shall be entitled to enforce the provisions of this agreement as a third-party beneficiary hereof and shall be entitled, in addition to any other remedies which it may have hereunder at law or in equity (including the right to terminate the Development Agreement), to a temporary and/or permanent injunction and a decree for specific performance of the terms hereof without the necessity of showing actual or threatened damage, and without being required to furnish a bond or other security.

        (8) The restrictions in Subsection (4) hereof shall not apply to ownership of less than two percent (2%) of the shares of a company whose shares are traded on a national securities exchange if such shares are owned for investment only, and are not owned by an officer, director, employee or consultant of such publicly traded company.

        (9) If any court or other tribunal having jurisdiction to determine the validity or enforceability of this Agreement determines that it would be invalid or unenforceable as written, the provisions hereof shall be deemed to be modified or limited to such extent or in such manner necessary for such provisions to be valid and enforceable to the greatest extent possible.

        IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first above written.

   DEVELOPER:                         EMPLOYEE:


   By:                                By:
   Name:                              Name:
   Title:

                       APPENDIX F TO DEVELOPMENT AGREEMENT

                            CONFIDENTIALITY AGREEMENT

        THIS AGREEMENT is made this ________ day of ________________, 19_______, by and between ________________________________________, a
   _____________ corporation ("Developer"), and __________________________, an individual employed by Developer ("Employee").

   WITNESSETH:

        WHEREAS, APPLEBEE'S INTERNATIONAL, INC. ("Applebee's") is the owner of all rights in and to a unique system for the development and operation of restaurants (the "System"), which includes proprietary rights in valuable trade names, service marks and trademarks, including the service mark Applebee's Neighborhood Grill & Bar and variations of such mark, designs and color schemes for restaurant premises, signs, equipment, procedures and formulae for preparing food and beverage products, specifications for certain food and beverage products, inventory methods, operating methods, financial control concepts, a training facility and teaching techniques;

        WHEREAS, Developer is the owner of the exclusive right to develop restaurants franchised by Applebee's which utilize the System
   ("Restaurants") for the period and in the territory described in the Development Agreement between Applebee's and Developer (the "Development Agreement"); and

        WHEREAS, Developer acknowledges that Applebee's information as described above was developed over time at great expense, is not generally known in the industry and is beyond Developer's own present skills and experience, and that to develop it itself would be expensive, time-consuming and difficult, that it provides a competitive advantage and will be valuable to Developer in the development of its business, and that gaining access to it was therefore a primary reason why Developer entered into the Development Agreement; and

        WHEREAS, in consideration of Applebee's confidential disclosure to Developer of these trade secrets, Developer has agreed to be obligated by the terms of Development Agreement to execute, with each employee of Developer who will have supervisory authority over the development or operation of more than one Restaurant in the Territory described in the Development Agreement, a written agreement protecting Applebee's trade secrets and confidential information entrusted to Employee;

        NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, the parties agree as follows:

        (1) The parties acknowledge and agree that Employee is or will be employed in a supervisory or managerial capacity and in such capacity will have access to information and materials which constitute trade secrets and confidential and proprietary information. The parties further acknowledge and agree that any actual or potential direct or indirect competitor of Applebee's, or of any of its franchisees, shall not have access to such trade secrets and confidential information.

        (2) The parties acknowledge and agree that the System includes trade secrets and confidential information which Applebee's has revealed to Developer in confidence, and that protection of said trade secrets and confidential information and protection of Applebee's against unfair competition from others who enjoy or who have had access to said trade secrets and confidential information are essential for the maintenance of goodwill and special value of the System.

        (3)  Employee agrees that he or she shall not at any time
   (i) appropriate or use the trade secrets incorporated in the System, or any portion thereof, for use in any business which is not within the System; (ii) disclose or reveal any portion of the System to any person other than to Developer's employees as an incident of their training;
   (iii) acquire any right to use, or to license or franchise the use of any name, mark or other intellectual property right which is or may be granted by any franchise agreement between Applebee's and Developer; or
   (iv) communicate, divulge or use for the benefit of any other person or entity any confidential information, knowledge or know-how concerning the methods of development or operation of a Restaurant which may be communicated to Employee or of which Employee may be apprised by virtue of Employee's employment by Developer. Employee shall divulge such confidential information only to such of Developer's other employees as must have access to that information in order to operate a Restaurant or to develop a prospective site for a Restaurant. Any and information, knowledge and know-how, including, without limitation, drawings, materials, equipment, specifications, techniques and other data, which Applebee's designates as confidential, shall be deemed confidential for purposes of this Agreement.

        (4) Employee further acknowledges and agrees that the Franchise Operations Manual and any other materials or manuals provided or made available to Developer by Applebee's (collectively, the "Manuals"), described in Section 5 of the applicable franchise agreement between Applebee's and Developer, are loaned by Applebee's to Developer for limited purposes only, remain the property of Applebee's, and may not be reproduced, in whole or in part, without the written consent of Applebee's.

        (5) Employee agrees to surrender to Developer or to Applebee's each and every copy of the Manuals and any other information or material in his or her possession or control upon request, upon termination of employment or upon completion of the use for which said Manuals or other information or material may have been furnished to Employee.

        (6) The parties agree that in the event of a breach of this Agreement, Applebee's would be irreparably injured and would be without an adequate remedy at law. Therefore, in the event of a breach or a threatened or attempted breach of any of the provisions hereof, Applebee's shall be entitled to enforce the provisions of this Agreement as a third-party beneficiary hereof and shall be entitled, in addition to any other remedies which it may have hereunder at law or in equity (including the right to terminate the Development Agreement), to a temporary and/or permanent injunction and a decree for specific performance of the terms hereof without the necessity of showing actual or threatened damage, and without being required to furnish a bond or other security.

        (7) If any court or other tribunal having jurisdiction to determine the validity or enforceability of this Agreement determines that it would be invalid or unenforceable as written, the provisions hereof shall be deemed to be modified or limited to such extent or in such manner necessary for such provisions to be valid and enforceable to the greatest extent possible.

        IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first above written.

   DEVELOPER                          EMPLOYEE

   By:                                By:
   Name:                              Name:
   Title:

                       APPENDIX G TO DEVELOPMENT AGREEMENT

                        EXISTING COMPETITIVE RESTAURANTS


                               Big Boy restaurants
                              Captain's restaurants
                          Pancho O'Mally's restaurants
                       Kentucky Fried Chicken restaurants
                      Marc's Cafe & Coffee Mill restaurants
                       Gino's East of Chicago restaurants

                     FIRST ADDENDUM TO DEVELOPMENT AGREEMENT



        THIS FIRST ADDENDUM is made and entered into this ________ day of ________________, 19_____, by and between APPLEBEE'S INTERNATIONAL, INC., a Delaware corporation, hereinafter referred to as "Franchisor", MARCUS RESTAURANTS, INC., a Wisconsin corporation, hereinafter sometimes referred to as "Developer" or "Franchisee".


        WITNESSETH:

        WHEREAS, Franchisor franchises nationally the Applebee's Neighborhood Grill & Bar restaurant system (the "System"), and

        WHEREAS, contemporaneous with the execution of this First Addendum to Development Agreement, Franchisor and Franchisee have entered into an Applebee's Neighborhood Grill & Bar Development Agreement (the "Development Agreement") whereby Franchisor will grant to Franchisee the right to develop Applebee's Neighborhood Grill & Bar Restaurants, as such term is defined in the Development Agreement, in a market generally described as a portion of the Chicago, Illinois A.D.I. and more specifically defined in the Development Agreement (the "Territory"), and

        WHEREAS, the parties desire to amend and supplement said Development Agreement as hereinafter set forth,

        NOW THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. The parties acknowledge that no rights regarding the Franchisor's trade names, trademarks and service marks are granted to Developer pursuant to the Development Agreement; however, if Franchisor authorizes Developer to use Franchisor's trade names, trademarks or service marks for an identified purpose, the terms of Section 18.7 of the form of franchise agreement attached to the Development Agreement as Appendix B (the "Franchise Agreement") shall apply to Developer's use of the trade names, trademarks and service marks, provided that the Developer's use of such names and marks is consistent with the requirements and restrictions of
   Section 18 of the Franchise Agreement.

        2. Developer agrees to require Axel Wolff and Bruce Olson to execute the form of Confidentiality Agreement and Covenant Not To Compete attached as Appendix E to the Development Agreement.

        3. The parties agree that if and when Franchisor adopts the new form of the franchise agreement agreed upon by the Franchisor and the Applebee's franchise business council for use in the System, notwithstanding Section 6 of the Development Agreement, Developer will have the option for thirty (30) days after receipt of the new form of franchise agreement to adopt all of the provisions of the new form of franchise agreement for all of its franchises and to substitute the new form for the Franchise Agreement to be used for all future Restaurants developed. If Developer wishes to exercise its option, Developer must notify Franchisor in writing within the thirty (30) day option period. Developer acknowledges that its option relates only to the adoption of the new form of franchise agreement in its entirety and that Developer may not choose to adopt only select provisions of the new form.

        4. Subsection 8.8(a) of the Development Agreement shall be supplemented by the following sentence:

           "Franchisor's approval of a Transfer will not be unreasonably withheld."

        5. Section 9 of the Development Agreement shall be supplemented with the following Subsection 9.5:

           "9.5 If Franchisor is liquidated pursuant to the Chapter 7 of Title 11 of the U.S. Code and the Development Agreement is not assumed by Franchisor or its trustee or assigned, transferred or conveyed to a third party, the Development
        Agreement will automatically terminate."

        6. Subsections 11.1(a) and (b) of the Development Agreement shall be deleted in their entirety and the following provisions inserted in lieu thereof:

                  "(a) During the term of this Agreement, neither Developer nor any Principal Shareholder, for so long as such Principal Shareholder owns an Interest in Developer, may, without the prior written consent of Franchisor, directly or indirectly engage in, or acquire any financial or beneficial interest (including interests in corporations, partnerships, trusts, unincorporated associations or joint ventures) in, advise, help, guarantee loans or make loans to, any restaurant business, except those restaurant businesses listed in Appendix G to the Development Agreement, whose menu or method of operation is similar to that employed by restaurant units within the System which is either (i) located in the Territory,
        (ii) located in the Area of Dominant Influence (as defined and established from time to time by Arbitron Ratings Company) of any Restaurant developed pursuant to this Agreement,
        (iii) located within a five (5) mile radius of any restaurant unit within the System, or (iv) determined by Franchisor, exercising reasonable good faith judgment, to be a direct competitor of the System.

                  "(b) Neither Developer, for two (2) years following the termination of this Agreement, nor any Principal Shareholder, for two (2) years following the termination of all of his or her Interest in Developer or the termination of this Agreement, whichever occurs first, may directly or indirectly engage in, or acquire any financial or beneficial interest (including any interest in corporations, partnerships, trusts, unincorporated associations or joint ventures) in, advise, help, guarantee loans or make loans to, any restaurant business, except those restaurant businesses listed in Appendix G to the Development Agreement, whose menu or method of operation is similar to that employed by restaurant units within the System which is located either (i) in the Territory, (ii) in the Area of Dominant Influence (as defined and established from time to time by Arbitron Ratings Company) of any Restaurant developed pursuant to this Agreement, (iii) within a five (5) mile radius of any restaurant unit within the System, or (iv) within any area for which an active, currently binding development agreement has been granted by Franchisor to another franchisee as of the date of termination."

        7. The Franchise Agreement which is attached to the Development Agreement as Appendix B and all future Franchise Agreements to be entered between the parties hereto pursuant to this Development Agreement shall be amended as set forth in the following paragraphs 8 through 10 and shall be interpreted and governed in accordance with this First Addendum. Any future amendment or modification to such a Franchise Agreement shall not affect this First Addendum unless such amendment or modification expressly refers to this First Addendum.

        8. Subsection 12.6(a) of the Franchise Agreement shall be supplemented by the following sentence:

           "Franchisor's approval of a Transfer will not be unreasonably withheld."

        9. Subsections 13.1(a) and (b) of the Franchise Agreement shall be deleted in their entirety and the following provisions inserted in lieu thereof:

                  "(a) During the term of this Agreement, neither Franchisee nor any Principal Shareholder, for so long as such Principal Shareholder owns an Interest in Franchisee, may, without the prior written consent of Franchisor, directly or indirectly engage in, or acquire any financial or beneficial interest (including interests in corporations, partnerships, trusts, unincorporated associations or joint ventures) in, advise, help, guarantee loans or make loans to, any restaurant business, except those restaurant businesses listed in Appendix G to the Development Agreement, whose menu or method of operation is similar to that employed by restaurant units within the System which is either (i) located in the Territory, as defined in the Development Agreement (ii) located in the Area of Dominant Influence (as defined and established from time to time by Arbitron Ratings Company) of any restaurant developed pursuant to the Development Agreement, (iii) located within a five (5) mile radius of any restaurant unit within the System, or (iv) determined by Franchisor, exercising reasonable good faith judgment, to be a direct competitor of the System.

                  "(b) Neither Franchisee, for two (2) years following the termination of this Agreement, nor any Principal Shareholder, for two (2) years following the termination of all of his or her Interest in Franchisee or the termination of this Agreement, whichever occurs first, may directly or indirectly engage in, or acquire any financial or beneficial interest (including any interest in corporations, partnerships, trusts, unincorporated associations or joint ventures) in, advise, help, guarantee loans or make loans to, any restaurant business, except those restaurant businesses listed in Appendix G to the Development Agreement, whose menu or method of operation is similar to that employed by restaurant units within the System which is located either (i) in the Territory, as defined by the Development Agreement (ii) in the Area of Dominant Influence (as defined and established from time to time by Arbitron Ratings Company) of any restaurant developed pursuant to the Development Agreement, (iii) within a five (5) mile radius of any restaurant unit within the System, or (iv) within any area for which an active, currently binding development agreement has been granted by Franchisor to another franchisee as of the date of termination."

        10. Section 19 of the Franchise Agreement shall be supplemented with the following Subsection 19.6:

           "19.6 If Franchisor is liquidated pursuant to the Chapter 7 of Title 11 of the U.S. Code and the Franchise Agreement is not assumed by Franchisor or its trustee or assigned, transferred or conveyed to a third party, the Franchise Agreement will automatically terminate."

        11. This First Addendum shall be considered an integral part of the Development Agreement and the terms of this First Addendum shall govern with respect to the subject matter hereof. Except as modified or supplemented by this First Addendum, the terms of the Development Agreement are hereby ratified and confirmed.

        IN WITNESS WHEREOF, the parties hereto have executed this First Addendum to Development Agreement the day and year first above written.

                                      FRANCHISOR:



   ATTEST:                            APPLEBEE'S INTERNATIONAL, INC.

                                      By:

   Name:   Robert T. Steinkamp        Name:   Abe J. Gustin, Jr.
   Title:  Secretary                  Title:  President


                                      FRANCHISEE:

   ATTEST:                            MARCUS RESTAURANTS, INC.



                                      By:
   Name:   Thomas F. Kissinger        Name:   Stephen Marcus

   Title:  Secretary                  Title:  President

   The Marcus Corporation, the principal shareholder of Developer, hereby executes this First Addendum to Development Agreement for the sole purpose of signifying its agreement with the terms contained in Paragraphs 6 and 9 of this First Addendum.


   ATTEST:                            THE MARCUS CORPORATION



                                      By:
   Name:                              Name:
   Title:                             Title:

                    SECOND ADDENDUM TO DEVELOPMENT AGREEMENT


        THIS SECOND ADDENDUM is made and entered into this ________ day of ________________, 19_____, by and between APPLEBEE'S INTERNATIONAL, INC., a Delaware corporation, hereinafter referred to as "Franchisor", MARCUS RESTAURANTS, INC., a Wisconsin corporation, hereinafter referred to as "Developer".

        WITNESSETH:

        WHEREAS, Franchisor franchises nationally the Applebee's Neighborhood Grill & Bar restaurant system (the "System"), and

        WHEREAS, contemporaneous with the execution of this Second Addendum to Development Agreement, Franchisor and Franchisee have entered into an Applebee's Neighborhood Grill & Bar Development Agreement and a First Addendum to Development Agreement (collectively, the "Development Agreement") whereby Franchisor will grant to Franchisee the right to develop Applebee's Neighborhood Grill & Bar Restaurants, as such term is defined in the Development Agreement, in a market generally described as a portion of the Chicago, Illinois A.D.I. and more specifically defined in the Development Agreement (the "Territory"), and

        WHEREAS, an attachment to said Development Agreement is the form Franchise Agreement which will be entered between the parties with respect to each of said Restaurants, and

        WHEREAS, Article 19 of the Franchise Agreement grants to Franchisor certain rights and options with respect to the Restaurant to which each of the franchise agreements will refer, and

        WHEREAS, the parties hereto desire to amend and supplement said form Franchise Agreement now and in the future as hereinafter set forth,

        NOW THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. This Agreement shall be a part of the Development Agreement and Appendices entered this date to which it is attached, the same as if the provisions hereof were an integral part thereof.

        2. Irrespective of the provisions of Article 19 of the Franchise Agreement attached to the Development Agreement as an Appendix or any other provision of either the Development Agreement or Franchise Agreement, if:

             (i) All or substantially all of the assets of the Marcus Corporation, the principal shareholder of Developer, including the assets or stock of Developer, are sold to a third-party purchaser as a part of one (1) transaction and so long as the third-party purchaser is not a Direct Competitor (as hereinafter defined) of Franchisor, as determined by Franchisor in its discretion, and is approved by Franchisor as a new franchisee in the manner provided in the Development and Franchise Agreements; or

             (ii) All or substantially all of the assets of Developer, including all of its Applebee's Restaurants (both the property and the operation thereof), are sold to a third-party purchaser as a part of one (1) transaction and so long as the third-party purchaser is not a Direct Competitor of Franchisor, as determined by Franchisor in its discretion, and is approved by Franchisor as a new franchisee in the manner provided in the Development and Franchise Agreements; or

             (iii) All of Developer's Applebee's Restaurants, including the property and the operation thereof, are sold to a third-party purchaser as a part of one (1) transaction and so long as the third-party purchaser is not a Direct Competitor of Franchisor, as determined by Franchisor in its discretion, and is approved by Franchisor as a new franchisee in the manner provided in the Development and Franchise Agreements;

   then, in any one of such events, the rights and options granted Franchisor in Article 19 of the Franchise Agreement to purchase a Restaurant site or accept an assignment of the Restaurant lease, is hereby waived by Franchisor.

        For purposed of this Addendum, a "Direct Competitor" of Franchisor shall mean a person, firm, corporation or other entity which operates a chain of three (3) or more restaurants that are upscale, with moderately priced menu items, that serves alcoholic beverages, and that has a menu and/or method of operation substantially similar to Franchisor's menu and method of operation and which competitor operates its restaurants within the continental United States.

        Developer shall notify Franchisor of any proposed sale and within fifteen (15) days after receipt of such notice Franchisor will notify Developer whether Franchisor has determined the third-party purchaser to be a Direct Competitor. If Franchisor determines that said third-party purchaser is not a Direct Competitor and said third-party purchaser is approved by Franchisor as a new franchisee in the manner and in the time period provided in the Development and Franchise Agreements, Franchisor shall have no right to purchase said Restaurant or take an assignment of such lease as a result of the options granted it in Article 19 of the Franchise Agreement. Alternatively, if Franchisor determines that the third-party purchaser is a Direct Competitor as hereinbefore provided, or does not approve said third-party purchaser as a new franchisee, the provisions of Article 19 shall apply, unaffected by the terms of this Second Addendum. In all other respects, except as set forth in the other Addenda to this Development Agreement, the Development Agreement and form Franchise Agreement shall remain unaffected by the terms hereof.

        3. Franchisor acknowledges that the Marcus Corporation, the principal shareholder of the Developer, is not a party to the Development Agreement, nor any Franchise Agreement to be entered pursuant to the terms of said Development Agreement. Accordingly, any reference to obligations, responsibilities, guarantees or liabilities of the Marcus Corporation referred to in the Development Agreement, Franchise Agreement or Addenda thereto is hereby eliminated.

        4. This Second Addendum shall amend each and every Franchise Agreement entered between the parties pursuant to the Development Agreement now and in the future without the necessity of referring hereto in those agreements. This Second Addendum may be amended by the parties hereto only by a written instrument specifically referring to this Second Addendum.

        IN WITNESS WHEREOF, the parties hereto have executed this Second Addendum to Development Agreement the day and year first above written.


                                      FRANCHISOR:

   ATTEST:                            APPLEBEE'S INTERNATIONAL, INC.


                                      By:
   Name:   Robert T. Steinkamp        Name:   Abe J. Gustin, Jr.
   Title:  Secretary                  Title:  President


                                      FRANCHISEE:

   ATTEST:                            MARCUS RESTAURANTS, INC.


                                      By:
   Name:   Thomas F. Kissinger        Name:   Stephen Marcus
   Title:  Secretary                  Title:  President


   The Marcus Corporation, the principal shareholder of Developer, hereby executes this Second Addendum to Development Agreement for the sole purpose of signifying its agreement with the terms contained in Paragraph 2 of this Second Addendum.

   ATTEST:                            THE MARCUS CORPORATION


                                      By:
   Name:                              Name:
   Title:                             Title:

                     THIRD ADDENDUM TO DEVELOPMENT AGREEMENT


        THIS THIRD ADDENDUM is made and entered into this ________ day of ________________, 19_____, by and between APPLEBEE'S INTERNATIONAL, INC., a Delaware corporation, hereinafter referred to as "Franchisor", MARCUS RESTAURANTS, INC., a Wisconsin corporation, hereinafter referred to as "Franchisee".

   WITNESSETH:

        WHEREAS, Franchisor franchises nationally the Applebee's Neighborhood Grill & Bar restaurant system (the "System"), and

        WHEREAS, on or about November 22, 1991, Franchisor and Franchisee entered into a franchise agreement (the "8680 Franchise Agreement"), pursuant to the terms of which Franchisee was granted the right to operate an Applebee's Restaurant located at 601 Martingale Road, Schaumburg, Illinois, upon the terms and conditions specified in the Franchise Agreement, and

        WHEREAS, on or about September 9, 1992, Franchisor and Franchisee entered into a franchise agreement (the "8719 Franchise Agreement"), pursuant to the terms of which Franchisee was granted the right to operate an Applebee's Restaurant located at 354 West Army Trail Road, Bloomingdale, Illinois, upon the terms and conditions specified in the Franchise Agreement, and

        WHEREAS, on or about February 16, 1993, Franchisor and Franchisee entered into a franchise agreement (the "8750 Franchise Agreement"), pursuant to the terms of which Franchisee was granted the right to operate an Applebee's Restaurant located at 100 South Waukegan Road, Deerfield, Illinois, upon the terms and conditions specified in the Franchise Agreement, and

        WHEREAS, on or about March 23, 1993, Franchisor and Franchisee entered into a franchise agreement (the "8753 Franchise Agreement"),

   pursuant to the terms of which Franchisee was granted the right to operate an Applebee's Restaurant located at Randhurst Shopping Center, 999 Elmhurst Road, Mt. Prospect, Illinois, upon the terms and conditions specified in the Franchise Agreement, and

        WHEREAS, on or about __________________, _______, Franchisor and Franchisee entered into a franchise agreement (the "Streamwood Franchise Agreement"), pursuant to the terms of which Franchisee was granted the right to operate an Applebee's Restaurant located in Streamwood, Illinois, upon the terms and conditions specified in the Franchise Agreement, and

        WHEREAS, on or about __________________, _______, Franchisor and Franchisee entered into a franchise agreement (the "Hodgkins Franchise Agreement"), pursuant to the terms of which Franchisee was granted the right to operate an Applebee's Restaurant located in Hodgkins, Illinois, upon the terms and conditions specified in the Franchise Agreement, and

        WHEREAS, on or about __________________, _______, Franchisor and Franchisee entered into a franchise agreement (the "Naperville Franchise Agreement"), pursuant to the terms of which Franchisee was granted the right to operate an Applebee's Restaurant located in Naperville, Illinois, upon the terms and conditions specified in the Franchise Agreement, and

        WHEREAS, on or about __________________, _______, Franchisor and Franchisee entered into a franchise agreement (the "Crystal Lake Franchise Agreement"), pursuant to the terms of which Franchisee was granted the right to operate an Applebee's Restaurant located in Crystal Lake, Illinois, upon the terms and conditions specified in the Franchise Agreement (the 8680 Franchise Agreement, the 8719 Franchise Agreement, the 8750 Franchise Agreement, the 8753 Franchise Agreement, the Streamwood Franchise Agreement, the Hodgkins Franchise Agreement, the Naperville Franchise Agreement and the Crystal Lake Franchise Agreement shall be collectively referred to herein as the "Franchise Agreements"), and

        WHEREAS, contemporaneous with the execution of this Third Addendum to Development Agreement, Franchisor and Franchisee have entered into an Applebee's Neighborhood Grill & Bar Development Agreement and addenda thereto (collectively, the "Development Agreement") whereby Franchisor will grant to Franchisee the right to develop Applebee's Neighborhood Grill & Bar Restaurants, as such term is defined in the Development Agreement, in a market generally described as a portion of the Chicago, Illinois A.D.I. and more specifically defined in the Development Agreement (the "Territory"), and

        WHEREAS, the Restaurants operated pursuant to the terms of the Franchise Agreements are located in the Territory, and

        WHEREAS, the parties desire to amend said Development Agreement as hereinafter set forth,

        NOW THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. The Development Agreement to which this Third Addendum is attached shall be, and the same hereby is, amended and supplemented by this Third Addendum. Any conflict between this Third Addendum and the Development Agreement shall be governed and controlled by the terms of this Third Addendum.

        2. Notwithstanding the fact that the Franchise Agreements were issued prior to the execution of the Development Agreement, the parties hereto agree that the Franchise Agreements will be deemed to be franchise agreements issued under the Development Agreement, and accordingly, any violation of the terms and conditions of the Franchise Agreements shall be deemed to be, and shall be, a breach of and a default under the Development Agreement and may result in a termination of such Development Agreement the same as if said Franchise Agreements were issued pursuant thereto.

        3. Franchisee hereby covenants and agrees that the Restaurants operated pursuant to the terms of the Franchise Agreements shall be operated by the Franchisee in accordance and compliance with the terms of the Franchise Agreements. Franchisee hereby acknowledges its continuing obligations under the Franchise Agreements and hereby agrees to be bound by all provisions of such Franchise Agreements.

        4. In all other respects, said Development Agreement shall remain in full force and effect as originally written.

        5. This Third Addendum to Development Agreement and the Development Agreement contain the entire agreement between the parties, and except as otherwise provided herein, no other agreements, representations or commitments made or discussed prior to the date hereof shall survive the execution of the Development Agreement and this Third Addendum.

        IN WITNESS WHEREOF, the parties hereto have executed this Third Addendum the day and year first above written.

                                      FRANCHISOR:

   ATTEST:                            APPLEBEE'S INTERNATIONAL, INC.



                                      By:
   Name:   Robert T. Steinkamp        Name:   Abe J. Gustin, Jr.
   Title:  Secretary                  Title:  President


                                      FRANCHISEE:

   ATTEST:                            MARCUS RESTAURANTS, INC.



                                      By:
   Name:   Thomas F. Kissinger        Name:   Stephen Marcus
   Title:  Secretary                  Title:  President

                               FOURTH ADDENDUM TO
                       APPLEBEE'S NEIGHBORHOOD GRILL & BAR
                              DEVELOPMENT AGREEMENT


        THIS FOURTH ADDENDUM made and entered this _______ day of _______________, 19_____ by and between APPLEBEE'S INTERNATIONAL, INC., a Delaware corporation, hereinafter referred to as "FRANCHISOR", and MARCUS RESTAURANTS, INC., a Wisconsin corporation, hereinafter referred to as "DEVELOPER".

        WHEREAS, Franchisor and Developer have this ________ day of _________________, 19_____ entered into a development agreement and addenda thereto (collectively, the "Development Agreement") relating to the right to develop Applebee's Neighborhood Grill & Bar restaurants ("Restaurants") in certain areas in the states of Illinois and Wisconsin and will enter into separate franchise agreements which will be in the form of the franchise agreement ("Franchise Agreement") attached as Appendix B to the Development Agreement. In exchange for the mutual obligations of the parties set forth in this Fourth Addendum and for other good a valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties now wish to amend and supplement the Development Agreement as follows:

        1. Attached hereto and incorporated herein by reference are documents noted as Attachment DA-1-1 which contain certain provisions required by the state of Illinois. The parties agree that said Attachment DA-1-1 (Illinois) shall only apply to that portion of the Territory granted to Developer which is located within the state of Illinois to which said Attachment refers and shall not otherwise govern the agreement between the parties except as expressly required and mandated by laws of the state of Illinois for that portion of the Territory which is located therein.

        2. Attached hereto and incorporated herein by reference are documents noted as Attachment DA-1-2 which contain certain provisions required by the state of Wisconsin. The parties agree that said Attachment DA-1-2 (Wisconsin) shall only apply to that portion of the Territory granted to Developer which is located within the state of Wisconsin to which said Attachment refers and shall not otherwise govern the agreement between the parties except as expressly required and mandated by laws of the state of Wisconsin for that portion of the Territory which is located therein.

        3. This Fourth Addendum shall amend each and every Franchise Agreement entered between the parties pursuant to the Development Agreement now and in the future without the necessity of referring hereto in those agreements. This Fourth Addendum may be amended by the parties hereto only by a written instrument specifically referring to this Fourth Addendum.

        IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first above written.

                                   FRANCHISOR:

   ATTEST:                         APPLEBEE'S INTERNATIONAL, INC.


   ______________________________  By: ________________________________
   Name:  Robert T. Steinkamp      Name:  Abe J. Gustin, Jr.
   Title:   Secretary              Title:   President


                                   DEVELOPER:

   ATTEST:                         MARCUS RESTAURANTS, INC.

   ______________________________  By: ________________________________
   Name:  Thomas F. Kissinger      Name:  Stephen Marcus
   Title:   Secretary              Title:   President

                                   ADDENDUM TO
                       APPLEBEE'S NEIGHBORHOOD GRILL & BAR
                               FRANCHISE AGREEMENT


        THIS ADDENDUM made and entered this _______ day of _______________, 19_____ by and between APPLEBEE'S INTERNATIONAL, INC., a Delaware corporation, hereinafter referred to as "FRANCHISOR", and MARCUS RESTAURANTS, INC., a Wisconsin corporation, hereinafter referred to as "DEVELOPER".


        WHEREAS, Franchisor and Developer have this ________ day of _________________, 19_____ entered into a development agreement ("Development Agreement") relating to the right to develop Applebee's Neighborhood Grill & Bar restaurants ("Restaurants") in certain areas in the states of Illinois and Wisconsin and will enter into separate franchise agreements which will be in the form of the franchise agreement ("Franchise Agreement") attached as Appendix B to the Development Agreement. In exchange for the mutual obligations of the parties set forth in this Addendum and for other good a valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties now wish to amend and supplement the Franchise Agreement as follows:

        1. Attached hereto and incorporated herein by reference are documents noted as Attachment FA-1-1 which contain certain provisions required by the state of Illinois. The parties agree that said Attachment FA-1-1 (Illinois) shall apply only as to those franchise agreements issued by Franchisor to Developer regarding Restaurants to be located in the state of Illinois except as otherwise expressly required or mandated by the laws of said state.

        2. Attached hereto and incorporated herein by reference are documents noted as Attachment FA-1-2 which contain certain provisions required by the state of Wisconsin. The parties agree that said Attachment FA-1-2 (Wisconsin) shall apply only as to those franchise agreements issued by Franchisor to Developer regarding Restaurants to be located in the state of Wisconsin except as otherwise expressly required or mandated by the laws of said state.

        3. This Addendum shall be considered an integral part of the Franchise Agreement and the terms of this Addendum shall govern with respect to the subject matter hereof. Except as modified or supplemented by this Addendum, the terms of the Franchise Agreement are hereby ratified and confirmed.

        IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first above written.

                                   FRANCHISOR:

   ATTEST:                         APPLEBEE'S INTERNATIONAL, INC.


   ______________________________  By: ________________________________
   Name:  Robert T. Steinkamp      Name:  Abe J. Gustin, Jr.
   Title:   Secretary              Title:   President



                                   DEVELOPER:

   ATTEST:                         MARCUS RESTAURANTS, INC.


   ______________________________  By: ________________________________
   Name:  Thomas F. Kissinger      Name:  Stephen Marcus
   Title:   Secretary              Title:   President

                                                            ATTACHMENT DA-1-1


                AMENDMENT TO APPLEBEE'S NEIGHBORHOOD GRILL & BAR
                              DEVELOPMENT AGREEMENT
                        REQUIRED BY THE STATE OF ILLINOIS


        In recognition of the requirement of the Illinois Franchise Disclosure Act of 1987 (the "Act"), the parties to the attached APPLEBEE'S NEIGHBORHOOD GRILL & BAR DEVELOPMENT AGREEMENT (the "Development Agreement") agree as follows:


        1. Section 9, "Termination," of the Development Agreement shall be supplemented by the following subsection, which shall be inserted following Subsection 9.4 and shall be considered an integral part of the Development Agreement:

             9.5 Notwithstanding anything to the contrary contained in this Agreement, if any provisions of this Section 9, governing termination, are inconsistent with Section 19 of the Illinois Franchise Disclosure Act of 1987, if applicable, the provisions of the Act shall apply rather than the contrary provisions of this Section 9. As provided in Subsection 15.1 hereof, however, each provision of this Agreement shall be considered severable, and if, for any reason, any provision of this Section 9 is determined to be invalid and contrary to, or in conflict with,
        Section 19 of the Act, such shall not impair the operation of, or have any other effect upon, such other provisions of this
        Section 9 as may remain otherwise enforceable, and the latter shall continue to be given full force and effect and bind the parties hereto.


        2. Subsection 15.3 of Section 15 of the Development Agreement, "Construction, Severability, Governing Law and Jurisdiction," shall be deleted in its entirety and shall be of no force or effect.

        IN WITNESS WHEREOF, the parties hereto have fully executed, sealed and delivered this Amendment to the Development Agreement (Attachment DA-1) on the day and year first above written in the Development Agreement.

                                      FRANCHISOR:

   ATTEST:                            APPLEBEE'S INTERNATIONAL, INC.


                                      By:
   Name:  Robert T. Steinkamp         Name:  Abe J. Gustin, Jr.
   Title:   Secretary                 Title:   President



                                      DEVELOPER:

   ATTEST:                            MARCUS RESTAURANTS, INC.


                                      By:
   Name:  Thomas F. Kissinger         Name:  Stephen Marcus
   Title:   Secretary                 Title:   President

                                                            ATTACHMENT FA-1-1

                AMENDMENT TO APPLEBEE'S NEIGHBORHOOD GRILL & BAR
                               FRANCHISE AGREEMENT
                        REQUIRED BY THE STATE OF ILLINOIS


        In recognition of the requirements of the Illinois Franchise Disclosure Act of 1987 (the "Act"), the parties to the attached APPLEBEE'S NEIGHBORHOOD GRILL & BAR FRANCHISE AGREEMENT (the "Franchise Agreement") agree as follows:


        1.   The following language shall be added to Subsection 1.3 of
   Section 1 of the Franchise Agreement, "Franchise Grant and Term":

        Notwithstanding anything to the contrary contained in this Agreement, if any of the provisions of this Subsection 1.3, concerning non-renewal, are inconsistent with Section 20 of the Illinois Franchise Disclosure Act of 1987, the provisions of the Act shall apply rather than the contrary provisions of this Subsection 1.3. As provided under Subsection 21.1 hereof, however, each provision of this Agreement shall be considered severable, and if, for any reason, any provision of this Subsection 1.3 is determined to be invalid and contrary to, or in conflict with, Section 20 of the Act, such shall not impair the operation of, or have any other effect upon, such other provisions of this Subsection 1.3 as may remain otherwise enforceable, and the latter shall continue to be given full force and effect and bind the parties hereto.


        2. Section 19, "Expiration and Termination; Option to Purchase Restaurant; Attorneys' Fees," of the Franchise Agreement shall be supplemented by the following subsection, which shall be inserted following Subsection 19.4 and shall be considered an integral part of the Franchise Agreement:

             19.5 Notwithstanding anything to the contrary contained in this Agreement, if any provisions of this Section 19, governing termination, are inconsistent with Section 19 of the Illinois Franchise Disclosure Act of 1987, the provisions of the Act shall apply rather than the contrary provisions of this
        Section 19. As provided under Subsection 21.1 hereof, however, each provision of this Agreement shall be considered severable, and if, for any reason, any provision of this Section 19 is determined to be invalid and contrary to, or in conflict with,
        Section 19 of the Act, such shall not impair the operation of, or have any other effect upon such other provisions of this
        Section 19 as may remain otherwise enforceable, and the latter shall continue to be given full force and effect and bind the parties hereto.


        3. Subsection 21.3 of Section 21 of the Franchise Agreement, "Construction, Severability, Governing Law and Jurisdiction," shall be deleted in its entirety and shall be of no force or effect.

        4. The second sentence of Subsection 25.5 of Section 25 of the Franchise Agreement, "Miscellaneous," shall be deleted in its entirety and shall be of no force or effect.

        5. Subsections 26(a) and 26(b) of Section 26 of the Franchise Agreement, "Acknowledgements," shall be deleted in their entirety and shall be of no force or effect.

        IN WITNESS WHEREOF, the parties have duly executed, sealed and delivered this Amendment to the Franchise Agreement (Attachment FA-1) on the day and year first above written in the Franchise Agreement.


                                      FRANCHISOR:

   ATTEST:                            APPLEBEE'S INTERNATIONAL, INC.


                                      By:
   Name:                              Name:
   Title:                             Title:



   ATTEST:                            FRANCHISEE:


                                      By:
   Name:                              Name:
   Title:                             Title:

                                      PRINCIPAL SHAREHOLDER(S):



   Witness                            Name:




   Witness                            Name:




   Witness                            Name:

                                                            ATTACHMENT DA-1-2


                AMENDMENT TO APPLEBEE'S NEIGHBORHOOD GRILL & BAR
                              DEVELOPMENT AGREEMENT
                       REQUIRED BY THE STATE OF WISCONSIN


        In recognition of the requirements of the Wisconsin Fair Dealership Law, Wisconsin Statutes, Chapter 135, the parties to the attached APPLEBEE'S NEIGHBORHOOD GRILL & BAR DEVELOPMENT AGREEMENT (the
   "Development Agreement") agree as follows:

        1. Section 9 of the Development Agreement, "Termination," shall be supplemented by the following Subsection 9.5, which shall be considered an integral part of the Development Agreement:

             9.5 To the extent that the above provisions regarding termination are inconsistent with the requirements of the Wisconsin Fair Dealership Law, Wisconsin Statutes, Chapter 135 (which, among other things, grants the right, in most circumstances, to ninety (90) days prior written notice of termination and sixty (60) days within which to remedy any claimed deficiencies), if applicable to this Agreement, the above-mentioned termination provisions shall be superseded by the Law's requirements and shall have no force or effect.

        2. Section 15 of the Development Agreement, "Construction, Severability, Governing Law and Jurisdiction," shall be supplemented by the following Subsection 15.4, which shall be considered an integral part of the Development Agreement:

             15.4 TO THE EXTENT THAT ANY PROVISIONS OF THIS AGREEMENT CONFLICTS WITH THE WISCONSIN FAIR DEALERSHIP LAW, IF APPLICABLE TO THIS AGREEMENT, SUCH PROVISION SHALL BE SUPERSEDED BY THE LAW'S REQUIREMENTS.

        IN WITNESS WHEREOF, the parties hereto have duly executed, sealed and delivered this Amendment to the Development Agreement (Attachment DA-1) on the _______ day of ________________, 19_____.


                                    FRANCHISOR:

   ATTEST:                          APPLEBEE'S INTERNATIONAL, INC.


                                    By:
   Name:  Robert T. Steinkamp       Name:  Abe J. Gustin, Jr.
   Title:   Secretary               Title:   President



                                    DEVELOPER:

   ATTEST:                          MARCUS RESTAURANTS, INC.


                                    By:
   Name:  Thomas F. Kissinger       Name:  Stephen Marcus
   Title:   Secretary               Title:   President

                                                            ATTACHMENT FA-1-2

                AMENDMENT TO APPLEBEE'S NEIGHBORHOOD GRILL & BAR
                               FRANCHISE AGREEMENT
                       REQUIRED BY THE STATE OF WISCONSIN

        In recognition of the requirements of the Wisconsin Fair Dealership Law, Wisconsin Statutes, Chapter 135, the parties to the attached APPLEBEE'S NEIGHBORHOOD GRILL & BAR FRANCHISE AGREEMENT (the "Franchise Agreement") agree as follows:

        1. Section 1 of the Franchise Agreement, "Franchise Grant and Term," shall be supplemented by the following Subsection 1.7, which shall be considered an integral part of the Agreement:

             1.7 To the extent that the provisions in this Section 1 regarding renewal are inconsistent with the requirements of the Wisconsin Fair Dealership Law, Wisconsin Statutes, Chapter 135 (which, among other things, grants a Franchisee the right, in most circumstances, to ninety (90) days prior written notice of non-renewal and sixty (60) days within which to remedy any claimed deficiencies), the renewal provisions shall be superseded by the Law's requirements and shall have no force or effect.

        2. Section 19 of the Franchise Agreement, "Expiration and Termination; Option to Purchase Restaurant; Attorneys' Fees," shall be supplemented by the following Subsections 19.4(g) and 19.5, which shall be considered an integral part of the Franchise Agreement:

             (g) To the extent that the provisions herein regarding the repurchase of inventory are inconsistent with the requirements of the Wisconsin Fair Dealership Law, Wisconsin Statutes, Chapter 135.045, those provisions shall be superseded, where applicable, by the Law's requirements, which state that if Franchisor, at the option of Franchisee, repurchases inventory which was sold by Franchisor to Franchisee for resale, fair wholesale market value must be paid for all merchandise bearing a name, trade name, label or other mark which identifies Franchisor. All other provisions related to the purchase of property described in Section 19 shall be applicable to such items.

             19.5 To the extent that provisions in this Section 19 regarding termination are inconsistent with the requirements of the Wisconsin Fair Dealership Law, Wisconsin Statutes,
        Chapter 135 (which, among other things, grants a Franchisee the right, in most circumstances, to ninety (90) days prior written notice of non-renewal and sixty (60) days within which to remedy any claimed deficiencies), the renewal provisions shall be superseded by the Law's requirements and shall have no force or effect.


        3. Section 21 of the Franchise Agreement, "Construction, Severability, Governing Law and Jurisdiction," shall be supplemented by the following Subsection 21.4, which shall be considered an integral part of the Franchise Agreement:

             21.4 TO THE EXTENT THAT ANY PROVISIONS OF THIS AGREEMENT CONFLICTS WITH THE WISCONSIN FAIR DEALERSHIP LAW SUCH PROVISION SHALL BE SUPERSEDED BY THE LAW'S REQUIREMENTS.

             IN WITNESS WHEREOF, the parties hereto have duly executed, sealed and delivered this Amendment to the Franchise Agreement (Attachment FA-1) on the _______ day of ________________, 19_____.


                                    FRANCHISOR:

   ATTEST:                          APPLEBEE'S INTERNATIONAL, INC.


                                    By:
   Name:                            Name:
   Title:                           Title:



   ATTEST:                          FRANCHISEE:


                                    By:
   Name:                            Name:
   Title:                           Title:

                                    PRINCIPAL SHAREHOLDER(S):



   Witness                          Name:




   Witness                          Name:




   Witness                          Name: